UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
 _____________________________________

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ENSTAR GROUP LIMITED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENSTAR

# NOTICE OF THE 2022 ANNUAL GENERAL MEETING AND PROXY STATEMENT

Realising Value

Dear Fellow Shareholders:
On behalf of Enstar Group Limited's Board of Directors, I am pleased to invite you to attend our 2022 Annual General Meeting of Shareholders, which will be held virtually on Wednesday, June 1, 2022 at 9:00 a.m. Atlantic time, when we will vote on the matters described in the notice of the Annual General Meeting and the proxy statement. In the interim, I encourage you to read our 2021 Annual Report on Form 10-K to learn more about our successes during the year and to view our first-ever year-end results video.
2021 was a busy and productive year for Enstar. As a global run-off market leader and provider of capital release solutions, we assumed $3.8 billion of new legacy business through seven completed transactions. Our net loss reserves increased by 35% from the prior year as a result of these transactions. We continue to be the partner of choice for the world’s leading insurance groups seeking the transfer of large portfolios of risk.
We also moved forward several strategic initiatives, including the re-alignment of our investment portfolio and crystallizing much of our 2020 investment gains in the InRe Fund, extending our Environmental, Social, and Governance (“ESG”) work, completing a $500 million senior notes transaction qualifying as Tier 3 eligible capital, and returning capital to shareholders. The latter included the repurchase of the Hillhouse Group’s entire 26.3% holding in Enstar at a discount to book value.
Meanwhile, our book value per share increased by 10.6% over the year, resulting in a three-year average increase in book value per share of 27%. While Return on Equity ("ROE") for the year of 7.1% was lower than our expectations, our three-year average ROE was 24%. Although most financial hurdles in our executive compensation plan were missed, our Annual Incentive Program also rewards individual strategic and operational successes, many of which were achieved in 2021 and further strengthened our business. These objectives were designed to drive progress across our key pillars of innovation, discipline, financial optimization and operational excellence.
The Board’s priorities for 2021 included the development of an ESG strategy for Enstar. Notably, we have selected three core focus areas of Climate Change, Investments, and Human Capital, and published our inaugural Corporate Sustainability Report in March 2022. Our Compensation Committee adopted a new charter as the Human Resources and Compensation Committee and now actively oversees human capital initiatives. While there is still more to do, we are pushing forward in the right direction and committed to demonstrating continued progress.
On executive compensation, we were not satisfied with the shareholder voting results on our executive compensation proposal last year, and Rick Becker and I met with shareholders this winter to solicit feedback. We understand the views expressed and are incorporating them into our program design and committee discussions.
Since our 2021 Annual General Meeting, we added two new female directors. I am very pleased to welcome Sharon Beesley, CEO of a prominent Bermuda law firm and formerly a Board member at the Bermuda Monetary Authority, and Orla Gregory, who will be familiar to you as our Acting Chief Financial Officer and Chief Operating Officer. Our proxy statement includes Board diversity details, which show that already a third of our directors self-identify as female or as an underrepresented minority. We will also continue to work towards our stated target for gender diversity of 30%.
I encourage you to have your say by voting as soon as possible. You can do so over the internet, by telephone, or, if you received a proxy/voting instruction card, by marking, dating, and signing it, and returning it by mail. I hope you virtually attend the Annual General Meeting, and I thank you for your continued support of Enstar.

Sincerely,

Robert J. Campbell
Chairman of the Board

NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

¿	WHEN Wednesday, June 1, 2022 at 9:00 a.m. Atlantic time (8:00 a.m. Eastern time)	:	WHERE The Annual General Meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/ESGR2022

ITEMS OF BUSINESS
1.To vote on a proposal to amend the Company's Amended and Restated 2016 Equity Incentive Plan to increase the number of shares reserved for issuance pursuant to awards granted under the plan.
2.To vote on a proposal to elect four Class I directors and four Class III directors nominated by our Board to hold office until 2023.
3.To hold an advisory vote to approve executive compensation.
4.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 and to authorize the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm.

ANNUAL MEETING DETAILS
Only holders of record of our voting ordinary shares at the close of business on April 4, 2022 are entitled to notice of and to vote at the meeting.
You are cordially invited to attend the virtual Annual General Meeting. This year’s Annual General Meeting will be held solely by means of a virtual-only meeting over live webcast. So long as you were a holder of record of our voting ordinary shares as of the close of business on April 4, 2022, you or your proxy holder can attend, submit your questions, and vote your shares electronically at the virtual Annual General Meeting by visiting www.virtualshareholdermeeting.com/ESGR2022 and using your control number included in the proxy materials. During the meeting, you will be able to ask questions and will have the opportunity to vote to the same extent as you would at an in-person meeting of shareholders.
To ensure that your vote is counted at the meeting, please vote as promptly as possible. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option in the manner described in the proxy statement.
By Order of the Board of Directors,

Audrey B. Taranto
General Counsel and Corporate Secretary
Hamilton, Bermuda
April 21, 2022
Important notice regarding the availability of proxy materials for the Annual General meeting of Shareholders to be held on June 1, 2022. This notice of meeting, the proxy statement, the proxy card and the annual report to shareholders for the year ended December 31, 2021 are available at https://investor.enstargroup.com/annual-reports.

Proxy Statement
Summary
To assist you in reviewing our proxy statement, we have summarized several key topics below. The following description is only a summary and does not contain all of the information that you should consider before voting. For more complete information, you should carefully review the rest of our proxy statement, as well as our Annual Report to Shareholders for the year ended December 31, 2021.

ANNUAL GENERAL MEETING OF SHAREHOLDERS INFORMATION

¿	WHEN Wednesday, June 1, 2022 at 9:00 a.m. Atlantic time (8:00 a.m. Eastern time)	:	WHERE The Annual General Meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/ESGR2022

!	RECORD DATE April 4, 2022	✓	VOTING Your vote is very important and we urge you to vote as soon as possible. See Question and Answer No. 9 for voting instructions

VOTING MATTERS

Proposal		Board of Directors’ Vote Recommendation	Page References

1	Approval of an amendment to the Company's Amended and Restated 2016 Equity Incentive Plan to increase the number of shares reserved for issuance pursuant to awards granted under the plan.	FOR	Page 80 (Proposal No. 1)

2	Election of Directors: To vote on a proposal to elect four Class I directors and four Class III directors nominated by our Board to hold office until 2023	FOR the Director Nominees	Page 7 (Nominee Biographies) Page 89 (Proposal No. 2)

3	Advisory Approval of Enstar’s Executive Compensation	FOR	Page 48 (Compensation Discussion and Analysis) Page 65 (Summary Compensation Table) Page 90 (Proposal No. 3)

4	Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2022	FOR	Page 91 (Proposal No. 4) Page 92 (Audit and Non-Audit Fees Table)

Enstar Group Limited / i / 2022 Proxy Statement	Table of Contents

PROXY STATEMENT SUMMARY
BOARD COMPOSITION

The following describes our current Board composition and current committee assignments of each of our directors with ages and tenures calculated as of April 21, 2022.

		Director Since		Other Public Board		Committee Membership
Name	Primary Occupation		Age		Independent	AC	HC	NC	RC	IC	EC

Non-Management Directors
B. Frederick Becker	Non-Executive Director	2015	75	0	Yes	● E	C	C
Sharon A. Beesley	CEO, BeesMont Law Limited and BeesMont Consultancy Limited	2021	65	0	Yes			●
Robert Campbell (Chair)	Partner, Beck Mack & Oliver	2007	73	1	Yes	C E	●	●		C	C
James Carey	Managing Director, Stone Point Capital	2013	55	1	No					●
Susan L. Cross	Former Global Chief Actuary, XL Group (now AXA XL)	2020	62	1	Yes	● E			●
Hans-Peter Gerhardt	Former CEO of Asia Capital Re, PARIS RE and AXA Re	2015	66	0	Yes		●		●		●
W. Myron Hendry	Former Executive Vice President and Chief Platform Officer, XL Group (now AXA XL)	2019	73	0	Yes			●	●
Hitesh Patel	Non-Executive Director	2015	61	0	Yes	● E		●	C
Poul Winslow	Senior Managing Director, Canada Pension Plan Investment Board	2015	56	0	Yes		●			●	●
Management Directors
Orla Gregory	Acting CFO and COO, Enstar Group Limited	2022	48	0	No
Paul O’Shea	President, Enstar Group Limited	2001	64	0	No
Dominic Silvester	CEO, Enstar Group Limited	2001	61	0	No					●	●

C = Committee Chair AC = Audit Committee RC = Risk Committee
E = Audit Committee Financial Expert HC = Human Resources and Compensation Committee IC = Investment Committee
● = Committee Member NC = Nominating and Governance Committee EC = Executive Committee

Range of Tenures		Mix of Ages		Independent Oversight

<5	● ● ● ●	45-59	● ● ●	● ● ● ● ● ● ● ● ● ● ● ●
5-10	● ● ● ● ●	60-65	● ● ● ● ●	8 of 12 independent directors
>10	● ● ●	66+	● ● ● ●	● ● ● ● ● ●

Average Tenure:		Average Age:		4 of 6 independent committees
8.3 Years		63.3 Years

Enstar Group Limited / ii / 2022 Proxy Statement	Table of Contents

PROXY STATEMENT SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS

Our Corporate Governance Policies Reflect Feedback From Stakeholders
In early 2022, we sought feedback from our large shareholders, speaking to the holders of approximately 31% of our outstanding voting ordinary shares, as described on page 50. We also spoke to one major proxy advisory firm and invited conversations with another major proxy advisory firm and with several additional significant shareholders who advised that they did not feel a need to meet with us this year. Directors whose firms represent an additional 14% of our outstanding voting ordinary shares are actively involved in our Board's oversight of compensation and governance matters, and were not included in the engagement program.
Many of our corporate governance practices are a result of valuable feedback and collaboration with our shareholders and other stakeholders who have provided important external viewpoints that help inform our decisions and our strategy. Highlights of these practices are listed below:

Board Diversity

The Board amended its diversity policy in 2021 in response to shareholder feedback to strengthen its commitment to improving diversity amongst its members by imposing aspirational diversity targets. Following the recent appointments of Sharon A. Beesley in September 2021 and Orla Gregory in February 2022, 33% of our Board is comprised of persons who self-identify as female or as an underrepresented minority.

Board Declassification

In 2021, the Board asked shareholders to approve an amendment to our bye-laws to declassify the Board, following feedback received during previous shareholder engagement programs expressing a preference to elect directors annually.

ESG Initiatives

We are placing increasing emphasis on the importance of ESG to deliver the Company’s strategy for the benefit of our shareholders while recognizing our role in the wider community, and providing stakeholders with regular and transparent reporting regarding the Company's ESG impacts. In March 2022, we released our inaugural Corporate Sustainability Report, as well as a SASB Report and our TCFD Report, each for the year ended December 31, 2021.

Independent Oversight
■8 of 12 of our directors are independent (approximately 67% of our Board)
■Our Board and each of its committees are led by independent directors
■Our Audit Committee, Human Resources and Compensation Committee, Nominating and Governance Committee, and Risk Committee are entirely independent
■We hold regular executive sessions of independent directors

Board Composition
■We have an ongoing Board succession planning process with a focus on diversity (3 diverse directors were elected in the last two years)
■We have a distribution of director tenures and ages
■We conduct annual Board and committee assessments
■We have established director orientation and ongoing director education programs
■Our directors are not “over-boarded" - none of our current directors serve on the Board of more than one other publicly traded company

Shareholder Rights
■We removed our classified Board structure in 2021 with all directors to be elected annually beginning in 2023
■We have a majority voting standard in uncontested elections of directors
■We do not have a shareholder rights plan (“poison pill”)
■We have no super-majority voting requirements other than as required by Bermuda law
■Our equity incentive plan prohibits re-pricing of underwater stock options and SARs without shareholder approval

Good Governance Practices
■We have rigorous Share Ownership Guidelines for executives and non-employee directors
■We prohibit hedging Company shares
■Our stringent Clawback Policy is applicable to directors and executives
■Our global Code of Conduct that requires all employees and directors to adhere to high ethical standards
■We conduct an annual risk assessment of our compensation programs
■Our Human Resources and Compensation Committee periodically engages an independent compensation consultant
■Our shareholder engagement program solicits feedback on governance and compensation programs
■Our shareholder advisory vote on executive compensation is held annually

Enstar Group Limited / iii / 2022 Proxy Statement	Table of Contents

PROXY STATEMENT SUMMARY

2021 BUSINESS HIGHLIGHTS

Enstar is a multi-faceted insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Select highlights of 2021 included:

$437m
Net earnings of $437m in 2021 driven by investment returns and $283 million of favorable prior period development from our claims management strategies

10.4%	Growth in book value per share grew over 10.4% to $316.34 as of December 31, 2021

7.1%	Return on opening equity for the year

$3.8b	2.5%
Assumed $3.8b of liabilities assumed in 2021 through the execution of 7 transactions	Total investment return in 2021

$6.3b	Total shareholders' equity as of December 31, 2021	14%	Since 2010 Enstar's compounded annual growth rate in diluted book value per share has been 14%

$21.7b	Total investable assets were $21.7bn as of December 31, 2021	$34.8b	From inception, Enstar Group has completed or announced transactions to acquire $34.8bn in gross loss reserves and defendant
and asbestos and environmental
liabilities and has successfully
run-off $17.5bn of those liabilities
2021 PERFORMANCE VERSUS PEERS

Growth in Basic Book Value per Share*

26.0%
8.4%
10.4%
6.1%
3 Year CAGR
1 Year
Enstar
Peer Median

GAAP Return on
Opening Equity*
24.5%
9.8%
7.1%
12.1%
3 Year Avg.
1 Year
Enstar
Peer Median

Source: S&P Global Market Intelligence for peer company data. Peer group includes the companies selected as our peers by our Human Resources and Compensation Committee, as described in "Compensation Discussion and Analysis - Peer Group."

Enstar Group Limited / iv / 2022 Proxy Statement	Table of Contents

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION

Philosophy: We are a rapidly growing company operating in an extremely competitive and changing industry. Our compensation program is based on these core principles:

1	Incentivize performance consistent with clearly defined corporate objectives	3	Competitively compensate our executives

2	Align our executives’ long-term interests with those of our shareholders	4	Retain and attract qualified executives who are able to contribute to our long-term success
Key Compensation Decisions for 2021 Performance Year
Our Human Resources and Compensation Committee made the following key compensation decisions:
Annual Incentive Awards:

Corporate Financial Objectives (50% Weighting)	Operational Performance Objectives (50% Weighting)

•"Threshold" level of achievement was met on one Company Financial Objective, growth in fully diluted book value per share.
•Financial Objectives for return on equity and Non-GAAP Operating Income were not achieved.
•This drove substantially lower awards in 2021, with the Company Financial portion of the plan paying out at less than 30% of each executive's target opportunity.

•Strategic initiatives were progressed and many operational goals were met.
•Individual Operational Performance Objectives were achieved largely between "partial" and "target" levels of opportunity.
•The Acting CFO & COO exceeded several objectives and received payment above "target," as she assumed Acting CFO duties during the year.

Long-term Incentive Awards:

CEO / President / Acting CFO & COO	•No new long-term equity incentive awards were granted to these executive officers following grants made to them in 2020.

CCO / CIO
•Granted long term equity incentive awards to the CCO and CIO consisting of 70% performance share units ("PSUs") and 30% restricted share units ("RSUs").
•The ultimate value of the PSUs is subject to the achievement by the Company of certain levels of growth in three-year fully diluted book value per share and three-year average annual operating ROE.
•These executives also received retention RSU awards during 2021 that cliff vest after three years during 2021.

Results of Say-on-Pay Vote
At last year's annual general meeting held on June 9, 2021, our shareholders approved the compensation of our executive officers with 63% of the total votes cast in favor of the proposal. This was a significant decrease from the 99% approval that we received at the prior annual general meeting. The Board and the Human Resources and Compensation Committee find the results disappointing and are in the process of revising elements of the Company's compensation programs, considering shareholder feedback.

Enstar Group Limited / v / 2022 Proxy Statement	Table of Contents

PROXY STATEMENT SUMMARY
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to our financial condition, results of operations, business strategies, ESG objectives, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe," "would," "should," "could," "seek," "may" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. Forward-looking statements may appear throughout this proxy statement, including in the Chairman's letter and Annual Incentive Program section of Compensation Discussion & Analysis. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Enstar Group Limited / vi / 2022 Proxy Statement	Table of Contents

Questions
and Answers

1. WHY AM I RECEIVING THESE PROXY MATERIALS?
We have made these proxy materials available to you on the internet or, in some cases, have delivered printed copies of these proxy materials to you by mail in connection with the solicitation of proxies by the Board of Directors (the "Board") of Enstar Group Limited (the "Company") for use at the 2022 Annual General Meeting of Shareholders of the Company to be held on Wednesday, June 1, 2022 at 9:00 a.m. Atlantic time. This year’s Annual General Meeting will again be held via the internet and will be a completely virtual meeting hosted by members of our management team in Bermuda. These proxy materials are first being sent or given to shareholders on April 21, 2022. You are invited to attend the virtual Annual General Meeting and are requested to vote on the proposals described in this proxy statement.

2. WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy are included in the Notice. In addition, shareholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.
We believe that providing access to our proxy materials via the internet will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual General Meeting because we will print and mail fewer full sets of materials.

3. WHAT IS INCLUDED IN THESE PROXY MATERIALS?
These "proxy materials" include this proxy statement, our Annual Report to Shareholders for the year ended December 31, 2021 and, if you received printed copies of the proxy materials by mail, the proxy card. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

Enstar Group Limited / 1 / 2022 Proxy Statement	Table of Contents

QUESTIONS AND ANSWERS

4. WHAT MATTERS ARE BEING VOTED ON AT THE ANNUAL GENERAL MEETING AND WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?
Shareholders will vote on the following proposals at the Annual General Meeting:

Proposal		Board of Directors’ Vote Recommendation	Page References

1	Approval of an amendment to the Company's Amended and Restated 2016 Equity Incentive Plan to increase the number of shares reserved for issuance pursuant to awards granted under the plan.	FOR	Page 80 (Proposal No. 1)

2	Election of Directors: To vote on a proposal to elect four Class I directors and four Class III directors nominated by our Board to hold office until 2023	FOR the Director Nominees	Page 7 (Nominee Biographies) Page 89 (Proposal No. 2)

3	Advisory Approval of Enstar’s Executive Compensation	FOR	Page 48 (Compensation Discussion and Analysis) Page 65 (Summary Compensation Table) Page 90 (Proposal No. 3)

4	Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2022	FOR	Page 91 (Proposal No. 4) Page 92 (Audit and Non-Audit Fees Table)

5. HOW CAN I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?
The Notice includes instructions regarding how to (i) view on the internet our proxy materials for the Annual General Meeting and (ii) instruct us to send future proxy materials to you by email. Our proxy materials are also available on our website under "Annual General Meeting Materials" at https://investor.enstargroup.com/annual-reports.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

6. WHO MAY VOTE AT THE ANNUAL GENERAL MEETING?
Only holders of record of our voting ordinary shares as of the close of business on April 4, 2022 (the "record date") are entitled to notice of and to attend and vote at the Annual General Meeting. As used in this proxy statement, the term "ordinary shares" does not include our non-voting convertible common shares. As of the record date, there were 16,506,173 ordinary shares issued and outstanding and entitled to vote at the Annual General Meeting, which number includes 1,424 unvested restricted shares. Except as set forth in our bye-laws, each ordinary share entitles the holder thereof to one vote.

7. WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN THE STREET NAME?
Shareholder of Record. If your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of American Stock Transfer & Trust Company, our stock transfer agent, you are considered the shareholder of record with respect to those shares, and the Notice or, in some cases, the proxy materials, were sent directly to you. If you request printed copies of the proxy materials, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar institution, then you are the beneficial owner of shares held in street name and the Notice was forwarded to you by that institution. The institution holding your account is considered the shareholder of record

Enstar Group Limited / 2 / 2022 Proxy Statement	Table of Contents

QUESTIONS AND ANSWERS
for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to instruct that institution on how to vote the shares held in your account.

8. WHAT DO I DO IF I RECEIVED MORE THAN ONE NOTICE OR PROXY CARD?
If you receive more than one Notice or proxy card because you have multiple accounts, you should provide voting instructions for all accounts referenced to be sure all of your shares are voted.

9. HOW DO I VOTE?
We hope that you will be able to attend the virtual Annual General Meeting. Whether or not you expect to attend the Annual General Meeting, we urge you to vote your shares at your earliest convenience by one of the methods described below, so that your shares will be represented.
Shareholders of record can vote any one of these ways:

VIA THE INTERNET :
Before the Annual General Meeting: You may vote by proxy via the internet by following the instructions provided in the Notice.
At the Annual General Meeting: You may vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/ESGR2022. To enter the meeting, holders will need the control number that is printed in the box marked by the arrow on the Notice. We recommend logging in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

BY MAIL +	If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.
BY TELEPHONE )	You may vote by proxy by calling the telephone number found on the internet voting site or on the proxy card, if you received a printed copy of the proxy materials.
If you own shares in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to shareholders owning shares through most banks and brokers. If you own shares in street name and you wish to attend and/or vote your shares at the virtual Annual General Meeting, you must (i) obtain a legal proxy from the institution that holds your shares, (ii) obtain your control number so that you may access the webcast and (iii) attend the Annual General Meeting, or permit a personal representative with the legal proxy, to vote at the virtual Annual General Meeting. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy.

10. WHAT IS THE VOTING DEADLINE IF VOTING BY INTERNET OR TELEPHONE?
If you vote by internet (before the Annual General Meeting) or by telephone, you must transmit your vote by 11:59 p.m. Eastern time on May 31, 2022.

11. WHY IS THE ANNUAL GENERAL MEETING BEING WEBCAST ONLINE?
Due to the ongoing impact of the COVID-19 pandemic and to support the health and safety of our shareholders and other participants at the Annual General Meeting, this year’s meeting will be a virtual meeting of shareholders held via a live audio webcast. The virtual meeting will provide shareholders with the same rights as a physical meeting.

Enstar Group Limited / 3 / 2022 Proxy Statement	Table of Contents

QUESTIONS AND ANSWERS

12. HOW CAN I ATTEND AND PARTICIPATE IN THE VIRTUAL ANNUAL GENERAL MEETING?
You may attend the virtual Annual General Meeting if you were an Enstar shareholder of record as of the close of business on April 4, 2022 or you hold a valid proxy for the Annual General Meeting. You may attend the meeting by accessing the webcast of the Annual General Meeting, where you will be able to listen to the meeting live, submit questions, and vote online. To do so, you will need to visit www.virtualshareholdermeeting.com/ESGR2022 and use your control number provided in the proxy materials to gain access to the website. If your shares are held in street name, you should follow the directions set forth above in the “How do I vote?” section. If you do not have your control number, you will not be able to join the Annual General Meeting, vote at the Annual General Meeting, or ask questions or access the list of shareholders as of the record date at the Annual General Meeting. If you attend the virtual Annual General Meeting by participating in the webcast, you will also be able to cast your vote, or revoke a previous vote, during the Annual General Meeting. The meeting webcast will begin promptly at 9:00 a.m. Atlantic time (8:00 a.m. Eastern time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Atlantic time (7:45 a.m. Eastern time), and you should allow ample time for the check-in procedures.

13. CAN I ASK QUESTIONS AT THE ANNUAL GENERAL MEETING?
Yes, shareholders of record as of the record date will be able to ask questions by joining the virtual Annual General Meeting and typing their question in the box in the Annual General Meeting portal. To help ensure that we have a productive and efficient meeting, and in fairness to all those in attendance, shareholders will also find posted our rules of conduct for the Annual General Meeting when logging in prior to the start of the meeting. In accordance with the rules of conduct, we ask that shareholders limit their remarks to one brief question or comment that is relevant to the Annual General Meeting or our business and that such remarks are respectful of fellow shareholders and meeting participants. Questions may be grouped by topic by management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to our business, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual General Meeting.

14. WHAT IF I NEED TECHNICAL ASSISTANCE ACCESSING OR PARTICIPATING IN THE ANNUAL GENERAL MEETING?
If you encounter any difficulties accessing the Annual General Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual General Meeting login page.

15. WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL GENERAL MEETING?
Two or more shareholders present in person or by proxy and entitled to vote at least a majority of the shares entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. A broker non-vote occurs when a broker, bank or other nominee does not have discretionary voting power for a particular proposal and has not received voting instructions from the beneficial owner for that proposal and, as a result, the institution that holds the shares is prohibited from voting those shares. Shares that are properly voted on the internet or by telephone or for which proxy cards are properly executed and returned, but lacking voting directions, will be counted toward the presence of a quorum. Virtual attendance at the Annual General Meeting also constitutes presence in person for purposes of a quorum.

16. HOW ARE PROXIES VOTED?
Shares that are properly voted on the internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual General Meeting in accordance with the directions given or, in the absence of directions, in accordance with the Board’s recommendations as set forth in "What are the Board’s voting

Enstar Group Limited / 4 / 2022 Proxy Statement	Table of Contents

QUESTIONS AND ANSWERS
recommendations?" above. If any other business is brought before the meeting, proxies will be voted, to the extent permitted by applicable law, in accordance with the judgment of the persons voting the proxies.
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, you may vote by proxy, meaning you authorize individuals named on the proxy to vote your shares. If you do not vote by proxy or in person at the Annual General Meeting, your shares will not be voted. If you own shares in street name, you may instruct the institution holding your shares on how to vote your shares. If you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022, but not on any other matters being considered at the meeting.

17. WHAT ARE THE VOTING REQUIREMENTS TO APPROVE EACH OF THE PROPOSALS?

Proposal		Voting Requirements	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

1	Approval of an amendment to the Company's Amended and Restated 2016 Equity Incentive Plan to increase the number of shares reserved for issuance pursuant to awards granted under the plan.	Affirmative Vote of Majority of Votes Cast	No effect on outcome	No	No effect on outcome

2	Election of Directors: To vote on a proposal to elect four Class I directors and four Class III directors nominated by our Board to hold office until 2023	Affirmative Vote of Majority of Votes Cast	No effect on outcome	No	No effect on outcome

3	Advisory Approval of Enstar’s Executive Compensation	Affirmative Vote of Majority of Votes Cast (to be approved on an advisory basis)	No effect on outcome	No	Not applicable

4	Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2022	Affirmative Vote of Majority of Votes Cast	No effect on outcome	Yes	Not applicable
Each of the proposals to be voted on at the meeting is adopted by a majority of votes cast (as indicated in the table above), which means that a proposal must receive more votes "for" than votes "against" to be adopted. For the director election in Proposal 2, each nominee must receive more votes "for" than votes "against" to have a seat on the Board. Abstentions and broker non-votes are not considered votes for the purposes of any of the above listed proposals, and therefore have no effect on the election of the director nominees or the adoption of any of the other proposals.

18. CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may revoke your proxy and change your vote at any time before the final vote at the Annual General Meeting. You may vote again on a later date (before the Annual General Meeting) via the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to 11:59 p.m. Eastern time on May 31, 2022 will be counted), by filling out and returning a new proxy card bearing a later date, or by attending the Annual General Meeting and voting during the webcast. However, your attendance at the Annual General Meeting will not automatically revoke your proxy unless you vote again at the Annual General Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual General Meeting to our Corporate Secretary at the mailing address of our principal executive office: Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX Bermuda.

Enstar Group Limited / 5 / 2022 Proxy Statement	Table of Contents

QUESTIONS AND ANSWERS

19. WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?
We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to the beneficial owners of our ordinary shares. In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, other than reimbursement for actual expenses incurred in connection with the solicitation.

Enstar Group Limited / 6 / 2022 Proxy Statement	Table of Contents

Corporate
Governance
BOARD OF DIRECTORS

We are in the process of declassifying our Board after our shareholders approved management's proposal to transition to one-year terms for our directors at the 2021 annual general meeting. Our Board is currently divided into three classes designated Class I, Class II and Class III. The term of office for each of our Class I and Class III directors expires at this year’s Annual General Meeting. The term of office for each of our Class II directors expires at our annual general meeting in 2023.
Historically, at each annual general meeting, the successors of the class of directors whose term expires at that meeting were elected to hold office for a term expiring at the annual general meeting to be held in the third year following the year of their election. However, going forward all of our directors will be elected to one-year terms. This means that the Class I and Class III directors will stand for reelection this year at the 2022 Annual General Meeting and, if elected, will hold office until the 2023 annual general meeting. The Class II directors will stand for reelection next year at the 2023 annual general meeting along with the prior Class I and Class III directors, but such directors will no longer belong to a specific class, as we will have fully transitioned to one-year terms for all of our directors.
The Board believes that all of its directors have demonstrated professional integrity, ability and judgment, as well as leadership and strategic management abilities, and have each performed well in their respective time served as directors and contributed to the overall effectiveness of our Board.

Enstar Group Limited / 7 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Particular attributes that are significant to each individual director’s selection to serve on the Board are described below.
Nominees

Dominic Silvester

Biographical Information
Dominic Silvester has served as a director and the Chief Executive Officer of the Company since its formation in 2001. In 1993, Mr. Silvester began a business venture in Bermuda to provide run-off services to the insurance and reinsurance industry. In 1995, the business was assumed by Enstar Limited, which is now a subsidiary of the Company, and for which Mr. Silvester has since then served as Chief Executive Officer. Prior to co-founding the Company, Mr. Silvester served as the Chief Financial Officer of Anchor Underwriting Managers Limited from 1988 until 1993.
Skills and Qualifications
Company leader; industry expertise; corporate strategy
As a co-founder and CEO of the Company, Mr. Silvester contributes to the Board his intimate knowledge of the Company and the run-off industry. He is well known in the industry and is primarily responsible for identifying and developing our business strategies and acquisition opportunities on a worldwide basis. Mr. Silvester has served as our CEO since the Company’s inception, demonstrating his proven ability to manage and grow the business.

Director Since: 2001 Age: 61 Class: III Enstar Committees: Investment, Executive Enstar Officer Title: Chief Executive Officer Bermuda resident; UK citizen

Robert Campbell

Biographical Information
Robert Campbell was appointed as the independent Chairman of the Board in November 2011. Mr. Campbell has been a Partner with the investment advisory firm of Beck, Mack & Oliver, LLC since 1990.
Certain Other Directorships
Mr. Campbell is a director and chairman of the audit committee of AgroFresh Solutions, Inc. (formerly Boulevard Acquisition Corp.), a publicly traded global agricultural technologies company. From 2015 through 2017, he was also a director of Boulevard Acquisition Corp. II, a blank check company that completed its initial public offering in September 2015. He previously served as a director of Camden National Corporation, a publicly traded company, from 1999 to 2014.
Skills and Qualifications
Financial, accounting, and investment expertise; leadership skills
Mr. Campbell brings to the Board his extensive understanding of finance and accounting, which he obtained through over 40 years of analyzing financial services companies and which is very valuable in his role as chairman of our Audit Committee. In addition, Mr. Campbell’s investment management expertise makes him a key member of our Investment Committee, of which he serves as chairman. Mr. Campbell continues to spend considerable time and energy in his role, which is significant to the leadership and function of our Board.

Director Since: 2007 Age: 73 Class: I Enstar Committees: Audit (Chair), Human Resources and Compensation, Investment (Chair), Nominating and Governance, Executive (Chair) US resident; US citizen

Enstar Group Limited / 8 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

Sharon A. Beesley

Biographical Information
Ms. Beesley currently serves as the Chief Executive Officer and senior partner of BeesMont Law Limited, a Bermuda-based commercial law firm, which she established in 2008. She also serves as Chief Executive Officer of BeesMont Consultancy Limited, a Bermuda-based consultancy business, a position she has held since 2000. Ms. Beesley previously served as a Director on the Board of the Bermuda Monetary Authority from 2016 to 2021. Prior to 2000, Ms. Beesley was engaged in private legal practice in Bermuda and other international jurisdictions.
Skills and Qualifications
Legal expertise; regulatory and government experience; corporate governance
Ms. Beesley brings to our Board her multi-jurisdictional legal expertise, strategic and risk management perspectives, gained from over 40 years of experience in the legal and financial services industry advising on all areas of corporate law, investment funds, structured finance, joint venture structures, and mergers and acquisitions as a Solicitor in England and Wales, Hong Kong, and as a practicing Barrister and Attorney of the Bermuda Bar. In addition, Ms. Beesley's experience as a former director of our insurance group supervisor, the Bermuda Monetary Authority, is particularly valuable to our Board as we manage increasingly complex compliance, regulatory and governance matters.

Director Since: 2021 Age: 65 Class: I Enstar Committees: Nominating and Governance Bermuda resident; British, Canadian and Irish citizen

Susan L. Cross

Biographical Information
Susan L. Cross has served as a director since October 2020. She served as Executive Vice President and Global Chief Actuary at XL Group (now AXA XL), from 2008 to 2018, and prior to that served as Senior Vice President and Chief Actuary of various operating segments of XL Group since 1999.
Certain Other Directorships
Ms. Cross currently serves as a non-executive director at Unum Group, a Fortune 500 publicly held insurance company and leading provider of financial protection benefits, where she sits on the Audit Committee and Risk and Finance Committee. Previously, she has served on the boards of IFG Companies, American Strategic Insurance and several XL subsidiaries, including Mid Ocean Limited and XL Life Ltd.
Skills and Qualifications
Actuarial expertise; risk management, regulatory and governance skills; industry experience
Ms. Cross brings significant actuarial expertise to our Board, obtained from over 20 years of senior management experience as an actuary with XL Group. Her industry experience is particularly valuable to our Audit Committee and our Risk Committee given the complex nature of our run-off business. As a director of a Fortune 500 company, Ms. Cross also has knowledge of corporate governance matters and practices, which is valuable to our Board.

Director Since: 2020 Age: 62 Class: III Enstar Committees: Audit, Risk US resident; US citizen

Enstar Group Limited / 9 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

Hans-Peter Gerhardt

Biographical Information
Hans-Peter Gerhardt served as the Chief Executive Officer of Asia Capital Reinsurance Group from October 2015 through June 2017. He has served continuously in the reinsurance industry since 1981. He is the former Chief Executive Officer of PARIS RE Holdings Limited, serving in that position from the company’s initial formation in 2006 through the completion of its merger into Partner Re Ltd. in June 2010. He previously served as the Chief Executive Officer of AXA Re from 2003 to 2006, also serving as Chairman of AXA Liabilities Managers, the AXA Group’s run-off operation, during that time.
Certain Other Directorships
Mr. Gerhardt served as a non-executive director of our subsidiary StarStone Specialty Holdings Ltd. until January 1, 2021. He previously served as a non-executive director of African Risk Capacity, Tokio Millenium Re and Tokio Marine Kiln as well as Asia Capital Reinsurance Group (until May 2017) and as an independent director of Brit Insurance Holdings PLC until the company’s acquisition by Fairfax Financial Holdings in 2015.
Skills and Qualifications
Underwriting expertise; proven industry veteran
Mr. Gerhardt brings decades of insurance industry management expertise to our Board. He is a proven industry veteran, with significant leadership experience, including several successful tenures in CEO roles.

Director Since: 2015 Age: 66 Class: III Enstar Committees: Risk, Human Resources and Compensation, Executive Swiss resident; German citizen

Orla Gregory

Biographical Information
Ms. Gregory is our Acting Chief Financial Officer and Chief Operating Officer. She was appointed to the role of Acting Chief Financial Officer in September 2021 and has served as our Chief Operating Officer since 2016. Since joining us in 2003, Ms. Gregory has held increasingly senior roles, including Chief Integration Officer from 2015 to 2016, Executive Vice President of Mergers and Acquisitions of our subsidiary, Enstar Limited, from 2014 to 2015, Senior Vice President of Mergers and Acquisitions from 2009 to 2014, and Financial Controller from 2003 to 2009. Ms. Gregory previously served as a Financial Controller of Irish European Reinsurance Company Ltd. in Ireland, an Investment Accountant with Ernst & Young Bermuda, and as a Financial Accountant for QBE Insurance & Reinsurance (Europe) Limited.
Skills and Qualifications
Company leader; finance & accounting; operations and technology; human capital management; industry expertise
Ms. Gregory is a qualified chartered accountant and experienced company executive who has spent more than 27 years in the insurance and reinsurance industry, including 18 years with our Company. As Acting Chief Financial Officer & Chief Operating Officer of the Company, Ms. Gregory brings to our Board intimate knowledge and expertise regarding the Company and our industry. Her experience developing and managing the Company's operations and global workforce is particularly valuable to our Board in light of the Company's strategic focus on human capital management.

Director Since: 2022 Age: 47 Class: I Enstar Officer Title: Acting CFO / COO Bermuda resident; Irish citizen

Enstar Group Limited / 10 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

Paul O'Shea

Biographical Information
Paul O’Shea was appointed as President of the Company in December 2016. He previously served as Executive Vice President and Joint Chief Operating Officer of the Company since our formation in 2001 and has also been a director throughout this time. He has led our mergers and acquisitions operations, including overseeing our transaction sourcing, due diligence, and negotiations processes. In 1994, Mr. O’Shea joined Dominic Silvester in his run-off business venture in Bermuda, and he served as a director and Executive Vice President of Enstar Limited, which is now a subsidiary of the Company, from 1995 until 2001. Prior to co-founding the Company, he served as the Executive Vice President, Chief Operating Officer and a director of Belvedere Group/Caliban Group from 1985 until 1994.
Skills and Qualifications
Company leader; long track record of successful acquisitions; industry expertise
Mr. O’Shea is a qualified chartered accountant who has spent more than 30 years in the insurance and reinsurance industry, including many years in senior management roles. As a co-founder of the Company, Mr. O’Shea has intimate knowledge and expertise regarding the Company and our industry. He has been instrumental in sourcing, negotiating and completing numerous significant transactions since our formation.

Director Since: 2001 Age: 64 Class: I Enstar Officer Title: President Bermuda resident; Irish citizen

Poul Winslow

Biographical Information
Poul Winslow is a Senior Managing Director & Global Head of Capital Markets and Factor Investing of the Canada Pension Plan Investment Board ("CPP Investments"), a role he has held since 2018. Previously Mr. Winslow served as Head of External Portfolio Management and Head of Thematic Investing for CPP Investments. Prior to joining CPP Investments in 2009, Mr. Winslow had several senior management and investment roles at Nordea Investment Management in Denmark, Sweden and the United States. He also served as the Chief Investment Officer of Andra AP-Fonden (AP2) in Sweden. Mr. Winslow recently announced his planned retirement from CPP Investments at the end of May 2022. He will remain CPP Investments' designated director representative.
Certain Other Directorships
Mr. Winslow is a director for the Standards Board for Alternative Investments, an international standard-setting body for the alternative investment industry. He previously served as a director of Viking Cruises Ltd., a private company, from 2016 to 2018.
Skills and Qualifications
Investment expertise; compensation and governance experience
Mr. Winslow brings significant investment expertise to our Board gained from his years in senior investment roles, which is highly valuable to our Investment Committee as it oversees our investment strategies and portfolios. His experiences at CPP Investments, including exposure to compensation and governance policies, are valuable in his role on our Compensation Committee.

Director Since: 2015 Age: 56 Class: III Enstar Committees: Human Resources and Compensation, Investment, Executive Canadian resident; Danish citizen

Enstar Group Limited / 11 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Continuing Directors

B. Frederick (Rick) Becker

Biographical Information
Rick Becker has 40 years of experience in the insurance and healthcare industries. He served as Chairman of Clarity Group, Inc., a company he co-founded more than 18 years ago that specialized as a healthcare professional liability and risk management service provider until it was sold in early 2020. Prior to co-founding Clarity Group, Inc., he served as Chairman and Chief Executive Officer of MMI Companies, Inc. from 1985 until its sale to The St. Paul Companies in 2000. Mr. Becker has previously served as President and CEO of Ideal Mutual and McDonough Caperton Employee Benefits, Inc., and also served as State Compensation Commissioner for the State of West Virginia. He began his career as a practicing attorney.
Skills and Qualifications
Compensation, governance, and risk management experience; industry knowledge.
Mr. Becker has over 40 years of experience within the insurance and healthcare industries. The Board also values Mr. Becker’s corporate governance experience, which he has gained from serving on many other boards over the years. In addition, his previous work on compensation matters makes him well-suited to serve as Chairman of our Human Resources and Compensation Committee. He has an extensive background in risk management, which enhances our risk oversight and monitoring capabilities.

Director Since: 2015 Age: 75 Class: II Enstar Committees: Audit, Human Resources and Compensation (Chair), Nominating and Governance (Chair) US resident; US citizen

James Carey

Biographical Information
James Carey is a Managing Director of Stone Point Capital LLC, a private equity firm based in Greenwich, Connecticut. Stone Point Capital serves as the manager of the Trident Funds, which invest exclusively in the global financial services industry. Mr. Carey has been with Stone Point Capital and its predecessor entities since 1997. He previously served as a director of the Company from its formation in 2001 until the Company became publicly traded in 2007. Mr. Carey rejoined the Board in 2013.
Certain Other Directorships
From July 2018, Mr. Carey has served as a director of Focus Financial Partners, a publicly traded company that invests in independent fiduciary wealth management firms. Mr. Carey also currently serves on the boards of certain privately held portfolio companies of the Trident Funds. He previously served as non-executive chairman of PARIS RE Holdings Limited and as a director of Alterra Capital Holdings Limited, Cunningham Lindsay Group Limited, Lockton International Holdings Limited, and Privilege Underwriters, Inc.
Skills and Qualifications
Investment expertise; industry knowledge; significant acquisition experience
Having worked in the private equity business for over 20 years, Mr. Carey brings an extensive background and expertise in the insurance and financial services industries. His in-depth knowledge of investments and investment strategies is significant in his role on our Investment Committee. We also value his contributions as an experienced director in the insurance industry, as well as his extensive knowledge of the Company.

Director Since: 2013 Age: 55 Class: II Enstar Committees: Investment US resident; US citizen

Enstar Group Limited / 12 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

Willard Myron Hendry, Jr

Biographical Information
Myron Hendry most recently served as an executive advisor to AXA on integration matters. He previously served as the Executive Vice President and Chief Platform Officer for XL Group from 2009-2018, where he was responsible, on a Global basis, for Technology, Operations, Real Estate, Procurement, Continuous Improvement Programs and XL Group’s Service Centers in India and Poland. He also served as Director on the XL India Business Services Private Limited Board, and he was the Chairman of the XL Group Corporate Crisis Committee responsible for Disaster Recovery and Business Continuity. Mr. Hendry was the founder of the XL Group’s Leadership Listening Program. Throughout his career, he also held technology, operational and claims leadership roles at Bank of America’s Balboa Insurance Group, Safeco Insurance and CNA Insurance.
Skills and Qualifications
Operations and Technology
Mr. Hendry brings to our Board expertise in insurance industry-specific information technology and operations management. His extensive experience as an executive engaging on technology matters at the board level is valuable to our Board and Risk Committee.

Director Since: 2019 Age: 73 Class: II Enstar Committees: Nominating and Governance, Risk US resident; US citizen

Hitesh Patel

Biographical Information
Hitesh Patel served as Chief Executive Officer of Lucida, plc, a UK life insurance company, from 2012 to 2013, and prior to that as its Finance Director and Chief Investment Officer since 2007. Mr. Patel has over 30 years of experience working in the insurance industry, having served in the United Kingdom as KPMG LLP's Lead Partner on Insurance Accounting and Regulatory Services from 2000 to 2007. He originally joined KPMG in 1982 and trained as an auditor.
Certain Other Directorships
Mr. Patel is the Independent Non-Executive Chairman of Capital Home Loans Limited, a privately held buy-to-let mortgage provider and also a non-executive director of Landmark Mortgages Limited. Mr. Patel chairs the Audit Committee and is a member of the Risk Committee and Nomination and Remuneration Committee for Capital Home Loans and Landmark Mortgages Limited. Mr. Patel is a member of the Council of the London School of Hygiene and Tropical Medicine. He is also the Non-Executive Chairman of Augusta Ventures Holdings Limited which provides litigation finance. He is also the Chair of the Insurance Committee of the Institute of Chartered Accountants of England and Wales since 2012. Until December 2019, Mr. Patel served as a non-executive director at Aviva Life Holdings UK Ltd and Aviva Insurance Limited (subsidiaries of Aviva plc) and as Chairman of its Audit Committee and member of the Risk and Investment Committees.
Skills and Qualifications
Accounting expertise; regulatory and governance skills; industry experience
Mr. Patel brings significant accounting expertise to our Board, obtained from over two decades of auditing and advising insurance companies on accounting and regulatory issues, which is highly valuable to our Audit Committee. His experience with insurance regulations and the regulatory environment is also a key attribute because our company is regulated in many jurisdictions around the world. As a former industry CEO, he also has significant knowledge of corporate governance matters and practices, which is valuable to our Board and the Nominating and Governance Committee.

Director Since: 2015 Age: 61 Class: II Enstar Committees: Audit, Nominating and Governance, Risk (Chair) UK resident; UK citizen

Enstar Group Limited / 13 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

BOARD COMPOSITION

As illustrated by the director biographies on the previous pages, our Board is made up of a diverse group of leaders with substantial experience in their respective fields. Our Board believes that the combination of the various skills, qualifications and experiences of its directors contributes to an effective and well-functioning Board and that, individually and as a whole, its directors possess the necessary qualifications to provide effective oversight and insightful strategic guidance.
We continually review our Board’s composition to identify the skills needed for our Company both in the near term and into the future. Ongoing strategic board succession planning and annual reviews of Board composition by the Nominating and Governance Committee assure that the Board continues to maintain an appropriate mix of objectivity, skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.
In September 2021, the Company appointed Sharon A. Beesley to the Board. Ms. Beesley brings extensive industry and Bermuda-specific experience to our Board. She filled the vacancy created by the resignation of Jie Liu from the Board on February 7, 2021. The most recent addition to the Board was Orla M. Gregory, who was appointed in February 2022. Ms. Gregory is also our Acting Chief Financial Officer and Chief Operating Officer, and she brings extensive industry experience and a deep knowledge of the Company's operations to our Board.
Board Membership Criteria
The Board and the Nominating and Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole but not necessarily by each individual director. Given the complex nature of our business and the insurance and reinsurance industry, we seek directors whose experiences, although varying and diverse, are also complementary to and demonstrate a familiarity with the substantive matters necessary to lead the Company and navigate our business.
Qualifications Required of All Directors
The Board and the Nominating and Governance Committee require that each director possess high personal and professional integrity and character, strong business judgement, the ability to represent the interests of the Company's shareholders, knowledge regarding insurance, reinsurance and investment matters, as well as other factors discussed below.

Enstar Group Limited / 14 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Key Qualifications and Experiences to be Represented on the Board
The Board has identified key qualifications and experiences that are important to be represented on the Board as a whole, in light of the Company's business strategy and expected future business needs. The Board reviews these categories from time to time, alongside its consideration of whether there are new areas that would benefit it in executing its oversight duties. The table below summarizes these key qualifications and how they are linked to our Company's business.

Enstar's Business Characteristics	Desired Skill	What the Skill Represents
The Company’s business is a specialized global enterprise operating within a complex and highly- regulated industry.	Extensive Insurance Industry Experience	Extensive experience within the insurance industry including in executive, director or other leadership roles at major insurance institutions.
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	Risk Management	Experience related to establishing risk appetite levels and risk management processes for operations, acquisitions, underwriting, and investment portfolios.
The Company’s business is multifaceted and involves complex financial and insurance transactions in many countries subject to various regulatory prudential standards. We are committed to disciplined financial management and accurate disclosure.
	Finance and Accounting	Experience related to developing and understanding finance and capital management needs in line with corporate strategies, as well as financial reporting, audit and actuarial-related expertise.
The Company's investment portfolio continues to grow in size and complexity, totaling $21.7 billion as of December 31, 2021.	Investment	Expertise related to assessing large and complex investment portfolios and determining investment strategies in line with delineated risk appetites.
The Company's long-term success is dependent on setting and executing a responsible corporate strategy and the continuous review of strategic transactions.	Strategy	Experience challenging management on setting and/or adjusting business strategies, including acquisitions, divestitures, operations, and investments.
The size, nature and complexity of the Company's business presents both opportunities and challenges to advancing our sustainability initiatives, and requires an appropriately designed corporate governance framework to protect the interests of the Company's stakeholders.
Corporate Governance
A practical understanding of developing and championing governance procedures and protections that drive Board and management accountability and protection of shareholder interests, including ESG knowledge and advocacy.

The Company’s business requires compliance with a variety of regulatory requirements across a number of countries and the ability to maintain relationships with various governmental entities and regulators.
	Regulatory and Government	A deep understanding of the highly regulated environment in which we operate, and the ever-changing regulations and requirements that govern our operations and shape our future strategies.
The Company's scale and complexity requires aligning many areas of our operations, including integration of new businesses, technology, and human resources, while remaining innovative and adaptable in an increasingly digital society.
	Business Operations and Technology	A practical understanding of developing, implementing, and assessing business operations, processes, and associated risks, including information systems and technology used therein.
The Company's global workforce represents one of our key resources.	Human Capital Management	Experience managing a large and/or global workforce and recruiting and retaining talent.

Enstar Group Limited / 15 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Consideration of Board Diversity
We seek to identify candidates who represent a mix of backgrounds and experiences that will improve the Board’s ability, as a whole, to serve our needs and the interests of our shareholders. In February 2019, the Board adopted a formal diversity policy applicable to the selection of directors. The Board considers diversity to include gender, ethnicity, nationality, age, sexual orientation, geographic background, and other personal characteristics. Our Board Diversity Policy requires the Nominating and Governance Committee to actively consider diversity in its regular assessments of board composition and in its efforts to identify potential director candidates, including specifically requiring that diverse individuals based on gender, race and ethnicity be included in formal searches for new directors.
The Board assesses the effectiveness of its diversity policy every year through our Board and committee evaluation process and annual composition review. Where potential improvements are identified, the Nominating and Governance Committee may propose changes to the policy to enhance its effectiveness. Board diversity has also been a key topic in our annual shareholder engagement discussions. In response to shareholder feedback and upon recommendation from the Nominating and Governance Committee, the Board amended its diversity policy in 2021 to strengthen its commitment to improving diversity amongst its members by imposing aspirational diversity targets.
As provided in the revised policy, the Board endeavors to maintain diversity amongst its members such that at least 30% of the Board will be comprised of persons who self-identify as female or as an underrepresented minority or LGBTQ+. On gender diversity specifically, the Board is committed to maintaining at least three female Board members and over time will aim to reach and maintain a minimum of at least 30% female representation on the Board. For purposes of these targets, an underrepresented minority is a person who self-identifies within one or more of the following categories that have been established by the U.S. Equal Employment Opportunity Commission: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Other Pacific Islander or two or more races or ethnicities.
Following the recent appointments of Mmes. Beesley and Gregory, 33% of our Board is comprised of persons who self-identify as female or as an underrepresented minority, and three, or 25%, self-identify as female. The Board intends to continue to improve its overall diversity over time without further increases to its size, unless otherwise determined appropriate by our Board.

Enstar Group Limited / 16 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Our Board's Current Skill, Experience, and Demographic Profile
The matrix below summarizes certain of the key experiences, qualifications, skills, diversity and attributes that our directors bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our directors' qualifications and skills in which they specifically declare expertise or leading experience in, and is not a complete list of each director's strengths or contributions to the Board. Additional details on each director's experiences, qualifications, skills, and attributes are set forth in their biographies. The categories listed under the "Skills and Experience" column in the matrix below are defined under the section heading, "Key Qualifications and Experiences to be Represented on the Board" above. Further details regarding the independence of our directors including determinations of independence for each are set out fully under the section heading, "Independence of Directors" below.

Director
Skills and Experience	RB	SB	RC	JC	SC	HPG	OG	MH	PO'S	HP	DS	PW
Extensive Insurance Industry Experience	●			●	●	●	●	●	●	●	●
Risk Management	●	●			●	●	●	●		●		●
Finance and Accounting	●		●	●	●		●		●	●	●	●
Investment			●	●						●	●	●
Strategy	●		●	●		●	●		●		●
Corporate Governance	●	●	●				●			●		●
Regulatory and Government		●			●	●	●		●	●
Business Operations and Technology					●	●	●	●
Human Capital Management	●						●
Tenure and Independence
Tenure (years)	7	1	15	9	2	7	<1	3	21	7	21	7
Independence	●	●	●		●	●		●		●		●
Demographics
Age (years)	75	65	73	55	62	66	48	73	64	61	61	56
Gender Identity	M	F	M	M	F	M	F	M	M	M	M	M
African American or Black
Alaskan Native or American Indian
Asian										●
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	●	●	●	●	●	●	●	●	●		●	●
Two or More Races or Ethnicities
LGBTQ+

Enstar Group Limited / 17 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Evaluation and Nomination of Director Candidates
Primary responsibility for identifying and evaluating director candidates and for recommending the re-nomination of incumbent directors resides with the Nominating and Governance Committee, which consists entirely of independent directors under applicable SEC rules and Nasdaq listing standards. Our Board Chair also shares some responsibility for new director recruitment, including the responsibility of working with our CEO, Nominating and Governance Committee and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that director candidates must possess. The Nominating and Governance Committee, with input from our Board Chair, then establishes the criteria for director nominees based on these inputs, which are outlined under the section headings, "Qualifications Required of All Directors" and "Key Qualifications and Experiences to be Represented on the Board" of this proxy statement above.
Nomination of New Candidates
Potential director candidates meeting the criteria established by the Nominating and Governance Committee and adopted by the full Board have primarily been identified through the periodic solicitation of recommendations from members of the Board and individuals known to the Board, the use of third-party search firms retained by the Nominating and Governance Committee, and shareholders; however, in certain private placement or acquisition-related transactions, parties have obtained the right to designate a board representative. The Nominating and Governance Committee is authorized, at the Company's expense, to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. Search firms retained by the Nominating and Governance Committee are provided guidance as to the particular experience, skills, or other characteristics that the Board is then seeking. The Nominating and Governance Committee may delegate responsibility for day-to-day management and oversight of a search firm engagement to its Chair, any one or more of its members, the Board's Chair, and/or appropriate members of management with the Nominating and Governance Committee's oversight.
The evaluation of new director candidates involves several steps performed on a rolling basis and not always taken in the following order. The Nominating and Governance Committee reviews and verifies the candidate's qualifications and background information and evaluates the candidate's attributes relative to the identified needs of the Board. If the Nominating and Governance Committee wishes to pursue a candidate further, it arranges candidate interviews with committee members and other members of the Board and certain executive officers to ensure that candidates not only possess the requisite skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board. After assessing the feedback, the Nominating and Governance Committee presents each selected candidate to the Board for consideration. The Board then nominates successful candidates for election to the Board at the Annual General Meeting. Director candidates are principally identified and evaluated in anticipation of upcoming director elections and other potential or expected Board vacancies. From time to time, the Board may create and fill vacancies in its membership which arise between annual meetings of shareholders using the process described above.
Re-nomination of Incumbents
To ensure that the Board continues to evolve in a manner that serves the changing business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating and Governance Committee also evaluates each incumbent director’s overall service to the Company during the director’s term including the director’s level of participation and quality of performance, and whether the incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the annual review it performs with the Board of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole and the results of the Board’s annual self-evaluation. The Nominating and Governance Committee considered and nominated the candidates proposed for election as directors at the Annual General Meeting, with the Board unanimously agreeing on the nominees.

Enstar Group Limited / 18 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Shareholder Recommendations
In accordance with its charter, the Nominating and Governance Committee will consider director candidates submitted by shareholders. Shareholders may recommend candidates to serve as directors by submitting a written notice to the Nominating and Governance Committee at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda. Shareholder recommendations must be accompanied by sufficient information to assess the candidate’s qualifications and contain the candidate’s consent to serve as a director if elected. Shareholder nominees will be evaluated by the Nominating and Governance Committee in the same manner as nominees it selects itself.

DIRECTORSHIP ARRANGEMENTS

On June 3, 2015, CPP Investments purchased 1,501,211 shares of Enstar from fund partnerships that had acquired shares as consideration in one of our acquisitions. In connection with the 2015 transaction: (i) the selling shareholders' rights terminated; and (ii) we and CPP Investments entered into a new Shareholder Rights Agreement granting CPP Investments contractual shareholder rights that were substantially similar to those rights previously held by the selling shareholders, including the right to designate one representative to our Board. CPP Investments designated Poul Winslow as a director of the Company, and he was appointed in September 2015. On April 14, 2021, CPP Investments notified the Company of Mr. Winslow's planned retirement from CPP Investments at the end of May 2022. CPP Investments has informed the Company that Mr. Winslow will continue to serve as the designated director representative of CPP Investments following his retirement. The designation right terminates if CPP Investments ceases to beneficially own at least 75% of the total number of voting and non-voting shares acquired by it in the original transaction. CPP Investments has subsequently acquired additional shares, including through CPPIB Epsilon Ontario Limited Partnership, and its current direct and indirect holdings, together with the shares held by CPPIB Epsilon Ontario Trust Limited Partnership, constitute an aggregate economic interest of approximately 21.2%. Mr. Winslow serves as a trustee of the trust that serves as the general partners of CPPIB Epsilon Ontario Limited Partnership.

INDEPENDENCE OF DIRECTORS

Our Board currently consists of twelve directors, of which nine are non-management directors, and eight are independent. The Company's Corporate Governance Guidelines provide, and our Board believes, that a majority of its members should be independent directors who meet the criteria for independence required by the Nasdaq listing standards, as determined by the Board. The Charters of our Audit Committee, Human Resources and Compensation Committee, and Nominating and Governance Committee also require that every member of such committees meet the criteria for independence required by the Nasdaq listing standards, as determined by the Board, and in certain instances, enhanced independence standards within the meaning of SEC rules. These requirements are included in the Corporate Governance Guidelines and the committee charters, which are available at www.enstargroup.com under "Investor Relations" — "Corporate Governance."

Board and Committee Independence Statistics
Independence
Board
Audit
Human Resources and Compensation
Nominating and Governance
Risk
Investment
Executive

Enstar Group Limited / 19 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Affirmative Determination of Independence
To assess independence, the Nominating and Governance Committee and the Board review the independence of each director at the time of their appointment and no less than annually thereafter. For a director to be considered independent, the Board must determine that the director meets the definition of independence included in Nasdaq Marketplace Rule 5605(a)(2). This requires a determination that the director does not have any direct or indirect material relationship with us, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making such determination, the Nominating and Governance Committee and the Board consider all known relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, investment, charitable and familial relationships known or reported to us in connection with the preparation of this proxy statement or otherwise.
In making their independence determination, the Nominating and Governance Committee and the Board specifically considered the following transaction during 2021 and concluded it did not impair any director's independence:
▪Upon the recommendation of an independent broker, one of our subsidiaries entered into a one-year lease for a corporate apartment in a building that is owned by a company in which Ms. Cross and her husband hold a 40% interest, and in which Ms. Cross's husband serves as President. Ms. Cross was not involved in the sourcing or negotiations of the transaction. This transaction involved immaterial dollar amounts below the amounts that would preclude a finding of independence under Nasdaq listing standards or qualify it as a related party transaction.
Consistent with these considerations and based on the report and recommendation of the Nominating and Governance Committee, the Board affirmatively determined that:
▪Messrs. Campbell, Becker, Gerhardt, Hendry, Patel, and Winslow and Mmes. Beesley, and Cross qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2);
▪Messrs. Campbell, Becker, and Patel and Ms. Cross meet the enhanced independence standards defined in Nasdaq Marketplace Rule 5605(c)(2) and Rule 10A-3(b) of the Exchange Act, with respect to members of the Audit Committee;
▪Messrs. Campbell, Becker, Gerhardt, and Winslow meet the enhanced independence standards defined in Nasdaq Marketplace Rule 5605(d)(2)(A) and Rule 10C-1(b)(1)(ii)(A) and (B) of the Exchange Act, with respect to members of the Human Resources and Compensation Committee;
▪Mr. Carey is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, but is not independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) due to matters described under "Certain Relationships and Related Transactions" beginning on page 42 of this proxy statement;
▪Messrs. Silvester and O'Shea and Ms. Gregory are management directors and are not independent due to their service with us as executive officers.
For details about certain relationships and transactions among us and our executive officers and directors, see "Certain Relationships and Related Transactions."

Enstar Group Limited / 20 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

Our Board is supportive of objective, independent leadership for itself and each of its committees. Our Board views the active, objective, independent oversight of management as central to effective Board governance, to serving the best interests of our Company and our shareholders, and to executing our strategic objectives and creating long-term value. This support is exemplified in our Board's track record of: maintaining separate roles of Board Chair and Chief Executive Officer since 2011, appointing an independent director to serve as our Board's Chair for the last decade, and appointing independent directors to serve as chairs of each of the Board's committees for the last five years.
Independent Board Leadership

The Board is currently led by an independent director, Robert Campbell, who has served as its Chair since 2011. Our Bye-laws and Corporate Governance Guidelines permit the roles of Board Chair and Chief Executive Officer to be filled by the same or different individuals, although our Board continues to express a preference for the separation of the two roles. This flexibility allows the Board to determine whether the two roles should be combined or separated based upon our Company's evolving needs, strategy, operating environment, shareholder input, and the Board’s assessment of its leadership from time to time.
The Board believes that our shareholders are best served at this time by having an independent director serve as Chair. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while the Chair facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as company strategy and performance, leadership team development, succession planning, and executive compensation. Our Chair engages with shareholders, and supports the Board's Nominating and Governance Committee's consideration of key governance matters.
The Board recognizes, however, that no single leadership model is right for all companies at all times and that, depending on the circumstances in the future, other leadership models might be appropriate for us.
Robert Campbell BOARD CHAIR Partner, Beck, Mack & Oliver, LLC

As a result of his experience as a director on other public company boards, his deep understanding of Enstar and its business acquired from his 10+ years of service as Chair of our Board, and his extensive understanding of finance and investments, Mr. Campbell is uniquely positioned to work collaboratively with our CEO, while providing strong independent oversight of management.
In addition to his core responsibilities as Board Chair described further below, Mr. Campbell is an actively engaged director who regularly communicates with the CEO and other members of the senior management on various topics of importance to the Company.
In recognition of Mr. Campbell’s strong leadership stemming from his industry-relevant knowledge, operational and governance experience and communication skills, the Board, upon recommendation from the Nominating and Governance Committee, re-appointed Mr. Campbell as the Board's Chair for another one-year term beginning in 2022.

Enstar Group Limited / 21 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
Duties of our Board Chair

Board Leadership	Board Culture
•Presiding at all meetings of the Board, including executive sessions of the independent directors
•Calling meetings of the Board
•Soliciting views and feedback from all Board members and prompting engagement

•Serving as a liaison between the CEO and executive management team and the Board
•Encouraging rigorous review, debate and challenge
•Providing support, advice, and feedback from our Board to the CEO while respecting executive responsibility

Board Priorities	Board Performance and Development
•Focusing on key issues and tasks facing our Company, and on topics of interest to our Board
•Assisting our Board, Nominating and Governance Committee, and management in complying with our Corporate Governance Guidelines and promoting corporate governance best practices
•Contributing to the annual performance review of the CEO, and participating in succession planning with our Human Resources and Compensation Committee

•Promoting the efficient and effective performance and functioning of our Board
•Consulting with our Nominating and Governance Committee on our Board's annual self-evaluation
•Preparing improvement plans to address areas identified during self-evaluation process and monitor progress
•With our Nominating and Governance Committee, consulting in the identification and evaluation of director candidates' qualifications and consulting on committee membership and committee chairs

Board Meetings	Shareholders and Other Stakeholders
•Planning, reviewing, and approving meeting agendas for our Board
•Approving meeting schedules to provide for sufficient time for discussion of agenda items
•Advising the CEO and management of the information needs of our Board
•Developing topics of discussion for executive sessions of our Board

•Consulting and directly communicating with shareholders and other key constituents, as appropriate
•Leading annual shareholder engagement program to discuss executive compensation and corporate governance matters
•Being available for communication with our primary regulators (with or without management present) to discuss the appropriateness of our Board’s oversight of management and our Company

Enstar Group Limited / 22 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

Our Board has six standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Governance Committee, the Risk Committee, the Investment Committee, and the Executive Committee. Details of the composition and primary responsibilities of each of the Board's standing committees are summarized in the sections titled "Committee Membership" and "Information about our Committees" below.
Committee Membership
The Board appoints members of its committees annually, with the Nominating and Governance Committee reviewing and recommending committee membership. Interim changes to committee membership may be made by the Board, upon recommendation from the Nominating and Governance Committee, following director appointments, resignations, or periodic reviews considering the changing needs of our business or Board. When determining committee composition and leadership, both the Nominating and Governance Committee and the Board may consider a variety of factors including: committee composition requirements set out in each committee's charter, individual director experience and qualifications, director independence, time commitments and constraints, the results of previous Board or committee evaluations, director tenure, succession planning and refreshment needs, diversity, and such other factors as thought appropriate from time to time.
Information About Our Committees
Our committees operate under written charters that have been approved by the Board, and each Committee reviews its charter annually and recommends any proposed changes to the Board. Current copies of the charters for all of our committees are available on our website at http://www.enstargroup.com/corporate-governance. In addition, any shareholder may receive copies of these documents in print, without charge, by contacting the Corporate Secretary at P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda. The primary responsibilities of each of our committees are described below.

Enstar Group Limited / 23 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

AC: Audit Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2021:
8

INDEPENDENCE
Robert Campbell	B. Frederick Becker	Susan L. Cross	Hitesh Patel	4 out of 4

2021 Highlights

The Committee supported the Company's design and presentation of a new suite of financial performance measures that are included in the Company's 2021 Annual Report on Form 10-K. In support of our ESG strategy, the committee provided oversight of the disclosure controls and procedures applicable to our inaugural ESG disclosures.

Primary Responsibilities
▪Overseeing our accounting and financial reporting process, including our internal controls over financial reporting.
▪Overseeing the quality and integrity of our financial statements.
▪Engaging and overseeing the Company's independent registered public accounting firm (taking into account the vote on shareholder ratification) and considering the independence, qualifications and performance of our independent auditors.
▪Pre-approving compensation, fees and services of our independent auditors and reviewing the scope and results of their audit.
▪Reviewing the performance of our internal audit function.
▪Reviewing, and where appropriate approving, our internal audit function's audit plan, staffing, budget, responsibilities and performance.
▪Reviewing and providing oversight of all related party transactions.
▪Periodically reviewing our risk exposures and the adequacy of our controls over such exposures in coordination with our Risk Committee.
▪Periodically reviewing the adequacy and effectiveness of the controls and procedures (including the level of assurance) applicable to our key ESG disclosures.

Additional Information The Audit Committee's Report is set forth beginning on page 79 of this proxy statement.

(1)The Board has determined that all members of the Audit Committee (including its Chair) satisfy the criteria adopted by the SEC to serve as "audit committee financial experts."

HC: Human Resources and Compensation Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2021:
7

INDEPENDENCE
B. Frederick Becker	Robert Campbell	Hans-Peter Gerhardt	Poul Winslow	4 out of 4

2021 Highlights

In support of our ESG strategy, the Board expanded the Committee's remit to include oversight of human capital management matters. The Committee's name was changed to the Human Resources and Compensation Committee to emphasize its expanded role.

Primary Responsibilities
▪Overseeing policies and strategies relating to talent, leadership and culture, including diversity, equity, and inclusion.
▪Overseeing our management development and succession plans and processes.
▪Determining the compensation of our executive officers.
▪Establishing our compensation philosophy.
▪Overseeing the development and implementation of our compensation programs, including our incentive plans and equity plans.
▪Overseeing the risks associated with the design and operation of our compensation programs, policies and practices.
▪Periodically reviewing the compensation of our directors and making recommendations to our Board with respect to the adequacy and structure of compensation.
▪Maintaining sole authority to retain, terminate and approve fees and other terms of engagement of its compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors.

Additional Information

Additional information on the Human Resources and Compensation Committee and the role of management in setting compensation is provided below in "Executive Compensation - Compensation Discussion and Analysis."

Enstar Group Limited / 24 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

NC: Nominating and Governance Committee

CHAIR	MEMBERS(1)				MEETINGS HELD
IN 2021:
6

INDEPENDENCE
B. Frederick Becker	Sharon A. Beesley	Robert Campbell	W. Myron Hendry	Hitesh Patel	5 out of 5

2021 Highlights

In a continuing effort to improve Board diversity, the Committee established diversity targets and led the appointment of two new female directors in 2021 and 2022. The Committee also reviewed and recommended changes to the composition of the Board's committees making four out of six entirely independent and adding a female director to the Committee.

Additional Information

In 2021, the Committee enhanced its oversight of, and communication with, subsidiary boards by continuing its program of encouraging our directors to attend key subsidiary board meetings and reviewing significant subsidiary dashboards.

Primary Responsibilities
▪Establishing and overseeing the group’s organizational, governance and communication structures and confirming the operating effectiveness of each.
▪Establishing director qualification criteria; identifying individuals qualified to become directors; and reviewing any candidates proposed by directors, management or shareholders for appointment or reappointment to the Board.
▪Overseeing our Board succession planning process, and recommending annual director nominees to the Board and the Company's shareholders.
▪Reviewing the composition and function of the Board and its committees; recommending changes thereto; and recommending committee and leadership appointments to the Board.
▪Overseeing the annual evaluation of the performance and effectiveness of the Board and its committees, and making any recommendations for improvement.
▪Reviewing the composition and effectiveness of the group's material subsidiary boards, and overseeing their adherence to the group's established governance and communication frameworks.
▪Advising the Board with respect to corporate governance-related matters.

(1)Ms. Beesley was appointed to the Nominating and Governance Committee on October 1, 2021.

RC: Risk Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2021:
5

INDEPENDENCE
Hitesh Patel	Susan L. Cross	Hans-Peter Gerhardt	W. Myron Hendry	4 out of 4

2021 Highlights

The Committee oversaw the development and implementation of the Company's ESG strategy in 2021. The Committee also formed a temporary subcommittee to monitor InRe Fund redemption matters following changes to the Company's investment strategy.

Primary Responsibilities
▪Assisting the Board in overseeing the integrity and effectiveness of the Company's Enterprise Risk Management framework.
▪Reviewing and evaluating the risks to which we are exposed, as well as monitoring and overseeing the guidelines and policies that govern the processes by which we identify, assess, and manage our exposure to risk.
▪Reviewing and monitoring our overall risk strategy and Board-approved risk appetite and overseeing any significant mitigating actions required.
▪Reviewing the Company’s forward-looking risk and solvency assessment and capital management.
▪Periodically reviewing and approving the level of risk assumed in underwriting, investment and operational activities.
▪Reviewing and monitoring the potential impact of emerging risks.
▪Overseeing the Company’s ESG risks, strategies, policies, programs and practices.

Additional Information Additional information regarding the Risk Committee and the Board's oversight of risk is provided below under the Section titled "Board Oversight of Risk" beginning on page 29.

Enstar Group Limited / 25 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

IC: Investment Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2021:
5

INDEPENDENCE
Robert Campbell	James Carey	Dominic Silvester	Poul Winslow	2 out of 4

2021 Highlights

In support of our ESG strategy, the Committee incorporated ESG considerations into our Investment Policy and external manager monitoring process, determining that more than 90% of our externally managed assets are managed by asset managers who are signatories of the UN Principles of Responsible Investment. The Committee also allocated $30m to impact investments for the year ended December 31, 2021.

Additional Information

In 2021, the Committee oversaw implementation of our Strategic Asset Allocation, and participated in quarterly polling exercises to gather information on market views and other topics of interest.

Primary Responsibilities
▪Determining our investment strategy.
▪Developing and reviewing our investment policies and guidelines and overseeing compliance with these guidelines and various regulatory requirements.
▪Overseeing our investments, including approval of investment transactions.
▪Reviewing and monitoring the Company’s investment performance quarterly and annually against plan and external benchmarks agreed from time to time.
▪Overseeing the selection, retention and evaluation of outside investment managers.
▪Overseeing investment-related risks, including those related to the Company's cash and investment portfolios and investment strategies.
▪Overseeing our internal investment management function.
▪Coordinating with other committees of the Board to assist with the implementation of the Company's ESG strategy.
▪Reviewing and approving the Company's use of derivatives.

EC: Executive Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2021:
0

INDEPENDENCE
Robert Campbell	Hans-Peter Gerhardt	Dominic Silvester	Poul Winslow	3 out of 4

2021 Highlights

Because our full Board was able to meet throughout the year as needed, the Committee was not required to convene any meetings in 2021. Our Board reviewed and updated the Committee's charter in 2021, and determined that the Committee's purpose and composition remain appropriate for the effective functioning of the Board.

Primary Responsibilities
▪To exercise the power and authority of the Board when the entire Board is not available to meet, except that the Executive Committee may not authorize the following:
–the issuance of equity securities of the Company;
–the merger, amalgamation, or other change in control transaction of the company;
–the sale of all or substantially all of the assets of the Company;
–the liquidation or dissolution of the Company;
–any transaction that, in the aggregate, exceeds 10% of the Company's total assets;
–any action that requires approval of the entire Board by the Company's Memorandum of Association or the Company's Bye-laws; or
–any action prescribed by applicable law, rule or regulation, including but not limited to those prescribed by listing rules or SEC regulations (such as those powers granted to the Compensation, Audit, and Nominating and Governance Committees and requiring independent director decisions).

Enstar Group Limited / 26 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

DIRECTOR ATTENDANCE AT MEETINGS

We expect our directors to attend our annual general meeting of shareholders as well as all meetings of the Board and each committee on which they serve, absent extraordinary circumstances. In 2021, our Board held eleven meetings and its committees held 35 meetings in aggregate, for a combined total of 46 Board and committee meetings. No incumbent director attended fewer than 75% of the total number of Board and applicable committee meetings held during the year ended December 31, 2021, in each case during the period that such director served. In addition, all directors serving on our Board at the time of our 2021 annual general meeting of shareholders attended the meeting, which was held virtually on a remote basis due to the ongoing COVID-19 pandemic.
Our independent directors also meet privately in executive session on a regular basis without our CEO or other members of management present. In 2021, our independent directors met in such executive sessions each quarter without management. Our Board Chair leads these executive sessions.

*Our Executive Committee did not convene any meetings in 2021, which is not unexpected as the committee is only used in situations where the full Board cannot reasonably be convened.

Enstar Group Limited / 27 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE
BOARD AND COMMITTEE EVALUATIONS

Determine Format
The process, including evaluation method, is reviewed annually by the Nominating and Governance Committee. Unless otherwise agreed, written questionnaires are used for the Board and each standing committee and are updated and tailored each year to address the significant processes that drive board effectiveness.

Our Board and each of its committees continually seek to improve their performance. Throughout the year, directors are encouraged to provide periodic input to the Board Chair, committee Chairs, senior management and/or the Group General Counsel and Corporate Secretary regarding topical agenda items and proposed enhancements to Board and committee effectiveness. We believe that this continuous feedback cycle along with our formal annual evaluation process helps to ensure the continued effectiveness of our Board and its committees.
Formal Self-Evaluation
The Nominating and Governance Committee, with input from Board and committee Chairs, is responsible for overseeing the formal annual evaluation process, which includes the development and approval of the evaluation, its administration, summarization and collective reviews of the results, and the development and monitoring of any remediation plans. Our annual Board evaluations typically cover the following areas: Board and committee efficiency and overall effectiveness; Board and committee structure; Board and committee composition; satisfaction with the performance of the Chair; director access to Board leadership, the CEO and other members of senior management; quality of Board and committee discussions and balance between presentations and discussion; quality and clarity of materials presented to directors; Board and committee information needs; satisfaction with meeting agendas and the frequency and format of meetings and time allocations; areas where directors want to increase their focus; Board and committee dynamics and culture; Board and committee access to experts and advisors; and satisfaction with the format of the evaluation.
Enhancements Made in Response
Actions taken in response to the evaluation process during recent years include:
▪Streamlined Board committee structure and meeting cadence;
▪Management with varying degrees of seniority present to the Board and its committees;
▪Information and materials regularly provided to directors continue to evolve to alleviate “information overload” and to enable directors to focus on the key data;
▪Format of Board meetings has been altered to enable more time for director discussion in executive sessions;
▪Director education and presentations on emerging risk areas, corporate governance, industry disruptors and competitors;
▪Board members added with expertise in areas critical to the Company’s business strategy and operations; and
▪Enhanced discussion about key areas of Board and committee focus.

Conduct Evaluation
Each director completes a written questionnaire on an unattributed basis for the Board and for each committee on which they serve. The questionnaires include open-ended questions and space for candid commentary.

Collate Results
Reports are produced summarizing the written questionnaires, which include all responses and highlight year-over-year trends. All comments are unattributed, included verbatim and shared with the full Board and each applicable committee.

Review Feedback
The Board Chair leads a discussion of the written Board and committee evaluation results at the Board level. Separately, each committee Chair leads a discussion of the applicable written committee evaluation at each committee meeting and reports on their discussions to the full Board.

Respond to Director Input
In response to feedback from the evaluation process, our Board and committees work with management to take concrete steps to improve policies, processes, and procedures to further Board and committee effectiveness.

Enstar Group Limited / 28 / 2022 Proxy Statement	Table of Contents

CORPORATE GOVERNANCE

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

We have a comprehensive orientation program for all new directors. This orientation program includes one-on-one meetings with senior management, visits to our headquarters when possible, and extensive written materials to familiarize new directors with our business, financial performance, strategic plans, director and executive compensation programs, and corporate governance policies and practices.
We also offer continuing education to assist directors in enhancing their skills and knowledge to better perform their duties and to recognize, and deal appropriately with, issues that may arise. These programs may be part of regular Board and committee meetings or provided by qualified third parties on various topics. In addition, the Company pays for all reasonable expenses for any director who wishes to attend an external director continuing education program approved by the Board's Chair.

BOARD OVERSIGHT OF RISK MANAGEMENT

Inherent in the Board’s responsibilities is an understanding of and effective oversight over the various risks facing the Company. The Board does not view risk in isolation. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive on a global basis and to achieve the Company’s long-term strategic objectives. Ensuring appropriate governance structures, processes and procedures are in place to provide for effective risk management that is aligned with strategy and embedded throughout our operations is fundamental to the Board. This facilitates:
▪understanding critical risks in the Company’s business and strategy;
▪allocating responsibilities for risk oversight among the full Board and its committees;
▪evaluating the Company’s risk management processes and whether they are functioning adequately;
▪facilitating open communication between management and Directors; and
▪fostering an appropriate culture of integrity and risk awareness.
Our Risk Governance Documents
We are committed to responsible and rigorous risk management and through a comprehensive approach with a defined Enterprise Risk Management Framework ("ERM Framework") and Risk Appetite Framework (collectively, our "ERM Program"). Management and the Board regularly review the ERM Framework and Risk Appetite Framework to promote continuous enhancement and improvement. The ERM Framework sets forth roles, responsibilities, and accountability for the management of risk and describes how our Board oversees the establishment of our risk appetite, including both quantitative limits and qualitative statements and objectives for our activities. This framework of objective, independent Board oversight and management’s robust risk management better enables us to serve our clients, deliver long-term value for our shareholders, and achieve our strategic objectives.
Our ERM Framework serves as the foundation for consistent and effective risk management. It outlines the key risks that our Company faces: strategic risk, capital adequacy risk, acquisition/transaction risk, reserving risk, investment risk, liquidity risk, foreign exchange risk, credit/counterparty risk, operational risk, regulatory risk, tax risk, and ESG risk. It describes components of our risk management approach, including our culture of effectively managing risk, risk appetite, risk management processes, and risk management governance structure.
Our Risk Appetite Framework defines the aggregate levels and types of risk our Board and management believe appropriate to achieve our Company’s strategic objectives and business plans.

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Our Risk Governance Structure
The Board, with the assistance of its committees, reviews and oversees our ERM Program, including management's implementation of the same. Our risk governance structure is designed to complement our Board’s commitment to maintaining an objective, independent Board and committee leadership structure, and to fostering integrity over risk management throughout our Company.
A summary of our risk governance structure is set out below. Further details of our Company’s risk management policies, practices and framework are described in "Item. 1 Business - Enterprise Risk Management" of our Annual Report on Form 10-K for the year ended December 31, 2021.

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í
Board of Directors

Our Board provides objective, independent oversight of risk and:

▪Receives regular updates from our Risk Committee and other Board committees, providing our Board with integrated, thorough insight about how our company manages risk.

▪Receives regular risk reporting from management including a report that provides updates on how key and emerging risks are being identified, assessed and mitigated. This includes comprehensive independent risk reviews of strategic initiatives (e.g. acquisitions).

▪Periodically holds stand-alone sessions at (and between) Board meetings to discuss the risks that are considered prevailing or urgent, including those identified in management’s report on key risks. Examples of key risk stand-alone discussion topics include risks related to COVID-19, information security, cybersecurity, sustainability, and human capital management (including diversity, equity and inclusion).

▪Oversees senior management’s development and implementation of our ERM Framework, our Risk Appetite Framework, and our capital, strategic, and financial operating plans.

▪Oversees directly and through committees our financial performance, execution against capital, strategic, and financial operating plans, compliance with risk appetite parameters, and the adequacy of internal controls, each of which our management monitors.

▪Directly oversees legal and compliance risk, and regularly receives updates from management on legal and compliance risk-related matters such as those arising from litigation.

▪Considers risk when reviewing material transactions and in connection with strategic planning and other matters.

▪Reviews and approves our ERM Framework and Risk Appetite Framework annually or more frequently in connection with material changes in the Company's risk profile.

Risk Committee

Our Risk Committee has primary committee responsibility for overseeing the ERM Framework, our overall risk appetite, and material risks facing our company. The Committee regularly receives updates from management on risk-related matters and risk reporting from management and management risk committees, including a report that addresses and provides updates on key and emerging risks. The Committee also oversees senior management’s development of our ERM Framework and Risk Appetite Framework, and management’s alignment of our risk profile to our capital, strategic and operating plans. In addition, our Risk Committee approves our ERM Framework and Risk Appetite Framework on an annual basis and recommends them to the Board for approval.

í
Audit Committee

Our Audit Committee oversees the Company's internal controls over financial reporting. The Committee receives direct reports on internal controls from the Company’s Internal Audit leadership, who meets with the Committee on a quarterly basis and maintains an open dialogue with the Committee's Chair.

í
Human Resources and Compensation Committee

Our Human Resources and Compensation Committee oversees the development of our compensation policies and practices, which are designed to balance risk and reward in a way that does not encourage unnecessary or excessive risk-taking by our employees. The Committee also oversees and supports the Board in management succession planning.

í

Nominating and Governance Committee

Our Nominating and Governance Committee provides additional risk management oversight for corporate governance matters, including with respect to reviewing Board and Committee composition, and the Company’s relations with shareholders.

í

Investment Committee

Our Investment Committee provides additional risk management oversight for investment risk. The Committee regularly evaluates and tests the Company's investment portfolio and investment strategies under various stress scenarios, oversees compliance with investment guidelines (which assists the Company in monitoring its investment-related risks), and it monitors and evaluates the Company's internal investment management department and external investment managers.

2
Role of Management

While the Board and its committees oversee the ERM Program, the Company's management team is charged with its implementation and ongoing maintenance. The Company has robust internal processes and an effective internal control environment that facilitates the identification and management of risks and regular communication with the Board. This includes an enterprise risk management system utilizing a 'Three Lines Model' with the first line comprising management designed and owned processes and controls, the second line comprising various risk controls and compliance oversight functions established by management, and the third line comprising independent assurance from our Internal Audit function and other outside agencies as required. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Additionally, our Chief Risk Officer, the Company’s senior-most risk manager, reports jointly to the CEO and the Risk Committee, and participates in Board, Risk Committee, Audit Committee, and Investment Committee meetings. Our Head of Internal Audit also reports directly to the Audit Committee.

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Oversight of Certain Key Risks

Oversight of COVID-19 Related Risks
During 2021, in addition to COVID-19 discussions as part of risk updates to the Board and the relevant committees, the Board continued to be provided with updates on COVID-19’s impact to our business, financial condition and operations through memos, teleconferences or other appropriate means of communication. We have COVID-19 risk protocols and responses embedded across our operations and will continue to evaluate our approach in addressing COVID-19-related risks as circumstances evolve.

Oversight of Information Security Related Risks œ
The Board, directly and through the Risk Committee, also maintains oversight over information security and cybersecurity risk. The Board and Risk Committee receive and provide feedback on regular updates from management regarding information security and cybersecurity governance processes, the status of projects to strengthen internal information security and cybersecurity and also discuss any significant information or cyber incidents, including recent incidents throughout the industry and the emerging threat landscape.

Oversight of Climate Change Related Risks ¸
The Risk Committee assists the Board in overseeing the management of long-term risks posed by climate change, including specific actions performed or to be performed in order to address the risks that climate changes poses to the Company. In addition, the Risk Committee reviews our sustainability programs and goals related to determining and reducing our climate impact in our operations and monitors our progress toward achieving such goals.

Oversight of Human Capital Management Related Risks
The Board is actively engaged in overseeing senior management development and succession as well as the Company’s key human capital management strategies. The Human Resources and Compensation Committee oversees succession planning, talent optimization initiatives, HR strategy, incentive compensation, and progress related to diversity, equity and inclusion. The Nominating and Governance Committee oversees director succession planning. Both committees provide reports and feedback to the full Board for its collective review and discussion.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Enstar has long emphasized corporate responsibility. Engagement with our shareholders in 2021 demonstrated that, although interest in ESG issues has existed for quite some time, there is a growing trend towards greater oversight, integration and reporting by companies on these issues. Many of the shareholders we spoke to during our annual engagement discussions held in early 2022 expressed an interest in learning more about our ESG initiatives. We have placed increased emphasis on the importance of ESG to deliver the Company’s strategy for the benefit of its shareholders while recognizing our role in the wider community, and providing stakeholders with regular and transparent reporting regarding the Company's ESG impacts. In March 2022, we released our inaugural Corporate Sustainability Report, as well as a SASB Report and a TCFD Report, each for the year ended December 31, 2021. These disclosure reflect recent feedback we heard from shareholders on ESG during our engagement discussions, and we plan to continue to incorporate feedback from shareholders into our ESG strategy and programs as they evolve. For more information regarding our ESG initiatives and related matters or to obtain copies our annual ESG reports, please visit the “Sustainability” section of our corporate website.

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ESG Governance Structure
Over the past year and a half, we formalized the oversight, executive leadership, and operationalization of the Company's ESG efforts, designing a structure to ensure these topics are integrated into the foundation of Enstar's governance framework. Sustainability is a key Board focus, with responsibility for ESG development and oversight primarily assigned to the Risk Committee, in coordination with other committees of the Board as appropriate. In September 2021, management established an ESG Oversight Group that includes senior executives from key functional areas and is led by our Group Chief Risk Officer. The ESG Oversight Group, by and through various ESG working groups it may establish from time to time, is responsible for implementing and reporting on the Company's ESG program to the Board and its committees.
ESG Strategy
Enstar's ESG strategy is informed by a materiality assessment, and focused on three primary areas:

¸ Addressing Climate Change Understand and mitigate the three major types of climate risk which may affect the sustainability of our business including insurance contracts we may assume.
è
Sustainable
Investing

Explore and improve the sustainable impact of our investment activities while maintaining our objective of obtaining the highest possible level of risk-adjusted investment returns consistent with the preservation of capital, liquidity, and prudent diversification.

Developing our Human Capital
f
Support a diverse, equitable and inclusive workforce to become an employer of choice that draws strength, opportunities, and financial growth from the diversity of our workforce.

ESG Highlights
Select achievements from our 2021 ESG program are highlighted below:

ù

Published our inaugural Corporate Sustainability Report, SASB Report, and TCFD Report

¸	Embedded consideration of climate-related physical, transition and liability risks across our business

è	$30m in impact investments made for the year ended December 31, 2021

¬	§

Introduced new flexible working arrangements and a group-wide Wellbeing Platform to provide our employees with emotional, physical, and financial wellbeing support	Formalized a Vendor Code of Conduct setting out our expectations for vendors who provide goods and services to us in line with our ESG standards

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CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of our directors and employees, including all senior executives and financial officers. A copy of our Code of Conduct is available on our website at http://www.enstargroup.com/corporate-governance by clicking on "Code of Conduct."
In addition, any shareholder may receive a copy of the Code of Conduct or any of our committee charters in print, without charge, by contacting Investor Relations at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda. We intend to post any amendments to our Code of Conduct on our website. In addition, we intend to disclose any waiver of a provision of the Code of Conduct that applies to our senior executives and financial officers by posting such information on our website or by filing a Form 8-K with the SEC within the prescribed time period. No such waivers currently exist.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may send written communications directed to the Board, a committee of the Board, the Board's Chair, a committee Chair, independent directors as a group or an individual director, by mail to the address specified in this section. The notice may specify whether the communication is directed to the entire Board, to the independent directors, or to a particular Board committee or individual director.	+	Enstar Group Limited Attention: Corporate Secretary P.O. Box HM 2267 Windsor Place, 3rd Floor 22 Queen Street Hamilton HM JX Bermuda

Our Corporate Secretary's office will review any communications sent to the Board and provide the Board with a summary and copies of communications that relate to the functions of the Board or a Board committee or that otherwise warrant Board attention. In addition, the Office of the Corporate Secretary may forward certain communications only to the Board's Chair, the Chair of the relevant Board committee or the individual Board member to whom a communication is directed. Concerns relating to the Company’s accounting, internal accounting controls or auditing matters will be referred directly to members of the Audit Committee. Those items that are unrelated to the duties and responsibilities of the Board or its committees may not be provided to the Board by the Office of the Corporate Secretary, including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

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DIRECTOR COMPENSATION

Director Compensation Program
Our Human Resources and Compensation Committee is responsible for periodically reviewing non-employee director compensation and making recommendations to our Board with respect to any changes. The Human Resources and Compensation Committee conducts a comprehensive review no less than biennially, which may include working with our independent compensation consultant.
In 2021, our director compensation program included:
▪a retainer payable quarterly for non-employee directors, and additional retainers payable quarterly for the Chairman of the Board and committee chairs;
▪an equity retainer payable annually in the form of restricted ordinary shares with a one-year vesting period for non-employee directors and the Chairman of the Board; and
▪meeting fees for all Board and committee meetings attended.
Directors who are employees of the Company receive no fees for their services as directors. Pursuant to the terms of his employment with Canada Pension Plan Investment Board ("CPP Investments"), cash fees earned by Mr. Winslow are paid directly to CPP Investments, and he has waived his equity retainer fee. Mr. Carey holds fees accrued for his service as a director solely for the benefit of Stone Point Capital, of which he is a Managing Director.
Our director retainer and meeting fees in place as of December 31, 2021 are set forth below. Committee fees differ due to workload and composition of each committee and are periodically evaluated by the Human Resources and Compensation Committee.

2021 Retainer Fees(1)	Annual Amounts Payable	2021 Meeting Fees	Amounts Payable for Attendance

Non-Employee Directors(2)	$175,000	Board Meetings (in Person)	$3,500
Chairman of the Board(3)	$175,000	Board Meetings (by teleconference)	$1,000
Audit Committee Chairman	$10,000	Audit Committee Meetings	$1,500
Human Resources and Compensation Committee Chairman	$20,000	Human Resources and Compensation Committee Meetings	$1,250
Nominating and Governance Committee Chairman	$5,000	Nominating and Governance Committee Meetings	$1,000
Investment Committee Chairman	$5,000	Investment Committee Meetings	$1,250
Risk Committee Chairman	$10,000	Risk Committee Meetings	$1,250
(1)Effective January 1, 2022, we revised the structure and amounts of our director retainer fees and removed meeting fees following a comprehensive review completed by the Human Resources and Compensation Committee during the year.
(2)$100,000 of the non-employee director retainer fee is payable restricted ordinary shares subject to a one-year vesting period and $75,000 is payable in cash.
(3)The Chairman of the Board retainer fee is in addition to the Non-Employee Director retainer fee. The Chairman's total retainer fees are payable half in cash and half in restricted ordinary shares subject to a one-year vesting period.

Deferred Compensation Plan
The Amended and Restated Enstar Group Limited Deferred Compensation and Ordinary Share Plan for Non-Employee Directors (the "Deferred Compensation Plan") provides each non-employee director with the opportunity to elect (i) to defer receipt of all or a portion of his or her cash or equity compensation until retirement or termination

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and (ii) to receive all or a portion of his or her cash compensation for services as a director in the form of our ordinary shares instead of cash.
Non-employee directors electing to defer compensation have such compensation converted into share units payable as a lump sum distribution after the director leaves the Board. The lump sum share unit distribution is made in the form of ordinary shares, with fractional shares paid in cash. Non-employee directors electing to receive compensation in the form of ordinary shares receive whole ordinary shares (with any fractional shares payable in cash) as of the date compensation would otherwise have been payable. A director's participation in the Deferred Compensation Plan does not affect the vesting schedule of the equity portion of the retainer fees described above.

Director Compensation Table
The following table summarizes the 2021 compensation of our non-employee directors who served during the year.

Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)	Total

Robert Campbell	$210,250	$175,000	$385,250
B. Frederick Becker	$140,250	$100,000	$240,250
Sharon A. Beesley(4)	$78,000	$50,000	$128,000
James Carey(5)	$91,000	$100,000	$191,000
Susan L. Cross	$104,500	$100,000	$204,500
Hans-Peter Gerhardt	$98,500	$100,000	$198,500
W. Myron Hendry	$92,750	$100,000	$192,750
Jie Liu(6)	$21,000	$—	$21,000
Hitesh Patel	$135,500	$100,000	$235,500
Poul Winslow(7)	$99,250	$—	$99,250
(1)Director fees listed in this column may be deferred by directors under the Deferred Compensation Plan.
(2)Share units (rounded to the nearest whole share) acquired in lieu of the cash compensation portion of director retainer fees for 2021 under the Deferred Compensation Plan were as follows: (a) Mr. Campbell — 910 units; (b) Mr. Carey — 394 units; and (c) Mr. Patel — 253 units. Total share units under the Deferred Compensation Plan held by directors as of the record date are described in the footnotes to the Principal Shareholders and Management Ownership table. Mr. Patel received 133 ordinary shares in lieu of fees earned in cash for 2021.
(3)This column lists the aggregate grant date fair value of Enstar restricted ordinary shares awarded to directors as part of their Board retainer and Chairman of the Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The value of the restricted ordinary shares is determined based on the closing price of our ordinary shares on the grant date. For information on the valuation assumptions with respect to awards made, refer to Note 20 to our consolidated financial statements for the year ended December 31, 2021, as included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts above reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future forfeitures, and do not necessarily correspond to the actual value that might be recognized by the directors. Restricted ordinary shares are subject to a one-year vesting period and are forfeited in their entirety if a director leaves the Board prior to the vesting date. Restricted ordinary share awards listed in this column may be deferred by directors under the Deferred Compensation Plan in the form of restricted share units, subject to the same one-year vesting period ("RSUs"). The number of restricted ordinary shares or RSUs (rounded to nearest whole share) acquired by our directors during 2021 was as follows: (a) Mr. Campbell — 710 RSUs; (b) Mr. Becker — 405 restricted ordinary shares; (c) Ms. Beesley – 210 restricted ordinary shares; (d) Mr. Carey – 405 RSUs; (e) Ms. Cross – 405 restricted ordinary shares; (f) Mr. Gerhardt — 405 restricted ordinary shares; (g) Mr. Hendry — 405 RSUs; (h) Mr. Patel — 405 RSUs. Fractional amounts are payable in cash at the time of vesting. Total restricted ordinary shares and RSUs held by directors as of the record date are described in the footnotes to the Principal Shareholders and Management Ownership table.
(4)Ms. Beesley was appointed to the Board effective October 1, 2021.
(5)Mr. Carey holds fees accrued for his service as a director solely for the benefit of Stone Point Capital, of which he is a Managing Director.
(6)Fees earned by Mr. Liu in cash were payable directly to Hillhouse Group pursuant to the terms of his employment. Mr. Liu resigned from our Board effective February 7, 2021.
(7)Mr. Winslow has waived his annual equity retainer. Fees earned by him in cash are payable directly to CPP Investments pursuant to the terms of his employment.

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EXECUTIVE OFFICERS

Dominic Silvester	Chief Executive Officer

Biographical Information
Dominic Silvester has served as a director and the Chief Executive Officer of the Company since its formation in 2001. In 1993, Mr. Silvester began a business venture in Bermuda to provide run-off services to the insurance and reinsurance industry. In 1995, the business was assumed by Enstar Limited, which is now a subsidiary of the Company, and for which Mr. Silvester has since then served as Chief Executive Officer. Prior to co-founding the Company, Mr. Silvester served as the Chief Financial Officer of Anchor Underwriting Managers Limited from 1988 until 1993.

	Officer Since: 2001	Age: 61

Paul O'Shea	President

Biographical Information
Paul O’Shea was appointed as President of the Company in December 2016. He previously served as Executive Vice President and Joint Chief Operating Officer of the Company since our formation in 2001, and has also been a director throughout this time. He has led our mergers and acquisitions operations, including overseeing our transaction sourcing, due diligence, and negotiations processes. In 1994, Mr. O’Shea joined Dominic Silvester in his run-off business venture in Bermuda, and he served as a director and Executive Vice President of Enstar Limited, which is now a subsidiary of the Company, from 1995 until 2001. Prior to co-founding the Company, he served as the Executive Vice President, Chief Operating Officer and a director of Belvedere Group/Caliban Group from 1985 until 1994.

	Officer Since: 2001	Age: 64

Orla Gregory	Acting Chief Financial Officer and Chief Operating Officer

Biographical Information
Orla Gregory was appointed to the role of Acting Chief Financial Officer in September 2021 and has served as the Company's Chief Operating Officer since 2016. She has also served as a director since February 2022. Since joining the Company in 2003, Ms. Gregory has held increasingly senior roles, including Chief Integration Officer from 2015 to 2016; Executive Vice President of Mergers and Acquisitions of our subsidiary, Enstar Limited, from 2014 to 2015; Senior Vice President of Mergers and Acquisitions from 2009 to 2014, and Financial Controller from 2003 to 2009. Ms. Gregory served as Financial Controller of Irish European Reinsurance Company Ltd. in Ireland from 2001 to 2003, and she was an Investment Accountant with Ernst & Young Bermuda 1999 to 2001. Prior to that, Ms. Gregory worked for QBE Insurance & Reinsurance (Europe) Limited in Ireland from 1993 to 1998 as a Financial Accountant.

	Officer Since: 2015	Age: 47

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Nazar Alobaidat	Chief Investment Officer

Biographical Information
Nazar Alobaidat joined Enstar as Chief Investment Officer in 2016. He formerly served as Managing Director and CIO of AIG Property Casualty’s U.S., Canada and Bermuda regions and was with AIG from 2009-2016. Prior to that, he served as Vice President within the investment banking division of Lehman Brothers and Barclays Capital, specializing in derivatives and financing transactions for corporate clients of the investment bank. He previously served in the capital markets group of Deloitte from 2001-2006. Mr. Alobaidat is also a Certified Public Accountant.

	Officer Since: 2019	Age: 44

Paul Brockman	Chief Claims Officer

Biographical Information
Paul Brockman was appointed Chief Claims Officer in September 2020. He previously served as the President and Chief Executive Officer of Enstar (US) Inc. ("Enstar US") from July 2016 to September 2020. He served as President and Chief Operating Officer of Enstar US from November 2014 to July 2016. From October 2012 to November 2014, he served as Senior Vice President, Head of Commutations for Enstar US. Before joining Enstar US, he worked as Head of Reinsurance for Resolute Management Services UK Ltd. in its London office from April 2007 to October 2012 and, from April 2001 to April 2007, he worked as Manager of Reinsurance Cash Collection and Debt Litigation within the reinsurance asset division of Equitas Management Services Ltd in London.

	Officer Since: 2016	Age: 49

Audrey Taranto	General Counsel

Biographical Information
Audrey Taranto has served as General Counsel since February 2019. From June 2017 to February 2019, she served as Group Head of Legal and from to April 2012 to June 2017 as SVP, Securities Counsel. She continues to serve as the Company’s Corporate Secretary, a position she has held since 2012. Prior to 2012, she was Senior Counsel and Assistant Corporate Secretary at Cigna Corporation and an Associate in the corporate department of Drinker Biddle & Reath LLP.

	Officer Since: 2020	Age: 42

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PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The table below sets forth information as of April 4, 2022 (unless otherwise indicated) regarding beneficial ownership of our voting ordinary shares by each of the following, in each case based on information provided to us by these individuals:
▪each person or group known to us to be the beneficial owner of more than 5% of our ordinary shares;
▪each of our current directors and director nominees;
▪each of the individuals named in the Summary Compensation Table; and
▪all of our current directors and executive officers as a group.
The table describes the ownership of our voting ordinary shares (including restricted voting ordinary shares), which are the only shares entitled to vote at the Annual General Meeting. Percentages are based on 16,506,173 ordinary shares outstanding as of April 4, 2022. Certain shareholders listed in the table also hold non-voting ordinary shares, as described in "-Non-Voting Ordinary Shares."
Voting Ordinary Shares
Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares	Percent of Class
Stone Point Capital LLC(1)	1,635,986	9.9%
Canada Pension Plan Investment Board(2)	1,501,211	9.1%
The Vanguard Group(3)	1,066,503	6.5%
Wellington Management Group LLP(4)	1,038,942	6.3%
BlackRock, Inc.(5)	880,637	5.3%
Poul Winslow (as a Trustee of CPPIB Epsilon Ontario Trust)(6)	741,735	4.5%
Dominic Silvester(7)	585,022	3.5%
Paul O’Shea(8)	242,287	1.5%
Robert Campbell(9)	185,212	1.1%
Orla Gregory(10)	47,790	*
Hans-Peter Gerhardt(11)	13,578	*
Paul Brockman(12)	8,433	*
James Carey(13)	7,706	*
B. Frederick Becker(14)	5,241	*
Hitesh Patel(15)	5,327	*
Nazar Alobaidat(16)	3,974	*
W. Myron Hendry(17)	1,381	*
Susan L. Cross(18)	1,092	*
Sharon A. Beesley(19)	591	*
Guy Bowker(20)	—	*
Zachary Wolf(21)	3,222	*
All Current Executive Officers and Directors as a group (15 persons)(22)	1,854,270	11.2%
* Less than 1%
(1)Based on information provided in a Schedule 13D/A filed jointly on June 22, 2020 by Trident V, L.P. (“Trident V”), Trident Capital V, L.P. (“Trident V GP”), Trident V Parallel Fund, L.P. (“Trident V Parallel”), Trident Capital V-PF, L.P. (“Trident V Parallel GP”), Trident V Professionals Fund, L.P. (“Trident V Professionals” and, together with Trident V and Trident V Parallel, the “Trident V Funds”), Stone Point GP Ltd. (“Trident V Professionals GP” and, together with Trident V GP and Trident V Parallel GP, the “Trident V GPs”) (collectively, the “Stone Point Partnerships”), Stone Point Capital LLC (“Stone Point”), Trident Public Equity LP (“TPE LP”) and Trident Public Equity GP LLC

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("TPE GP"). Each of the following persons may be deemed to beneficially own an aggregate of the 1,635,986 Ordinary Shares held by or held for TPE LP: (i) each of the Trident V Funds, which has shared voting and dispositive power with respect to such shares; (ii) Trident V GP, in its capacity as sole general partner of Trident V; (iii) Trident V Parallel GP, in its capacity as sole general partner of Trident V Parallel; (iv) Trident V Professionals GP, in its capacity as sole general partner of Trident V Professionals; (v) Stone Point, in its capacity as the manager of each of the Trident V Funds; and (vi) TPE GP, in its capacity as sole general partner of TPE LP. James Carey, a member of our Board, is a member and Managing Director of Stone Point, an owner of one of four general partners of each of Trident V GP and Trident V Parallel GP, and a shareholder and director of Trident V Professionals GP. See footnote 13 with respect to 7,706 ordinary shares issuable to Mr. Carey pursuant to the Deferred Compensation Plan and not included in Stone Point’s total reported holdings of 1,635,986 shares. Although these share units accrue to Mr. Carey personally, he holds these share units solely for the benefit of Stone Point, which may be deemed an indirect beneficial owner. The principal address for each Stone Point entity is c/o Stone Point at its principal address, which is 20 Horseneck Lane, Greenwich, CT 06830.
(2)Based on information provided in a Schedule 13D/A filed jointly on June 15, 2018 by (a) CPP Investments, (b) CPPIB Epsilon Ontario Limited Partnership ("CPPIB LP"), (c) CPPIB Epsilon Ontario Trust ("CPPIB Trust"), (d) Poul A. Winslow and (e) R. Scott Lawrence. CPP Investments' reported holding of 1,501,211 ordinary shares excludes 741,735 ordinary shares held indirectly through CPPIB LP. CPPIB Trust is the general partner of CPPIB LP, and Messrs. Winslow and Lawrence are trustees of CPPIB Trust. By virtue of their roles as a trustee of CPPIB Trust, Messrs. Winslow and Lawrence have shared voting and shared dispositive power over the shares. CPP Investments also owns 1,192,941 Series C non-voting ordinary shares and 404,771 Series E non-voting ordinary shares. The principal address of the above persons and entities is One Queen Street East, Suite 2500 Toronto, ON M5C 2W5 Canada.
(3)Based on information provided in a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group ("Vanguard"). Vanguard has shared voting power over 11,031 shares, sole dispositive power over 1,045,184 shares and shared dispositive power over 21,319 shares. The principal address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based on information provided in a Schedule 13G/A filed on February 4, 2022 by Wellington Management Group LLP ("Wellington"), Wellington Group Holdings LLP ("Wellington Holdings") and Wellington Investment Advisors Holdings LLP ("Wellington Advisors"). Wellington, Wellington Holdings and Wellington Advisors have shared voting power over 848,697 shares and shared dispositive power over 1,038,942 shares. The principal address for Wellington, Wellington Holdings and Wellington Advisors is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(5)Based on information provided in a Schedule 13G filed on February 4, 2022 by BlackRock, Inc. ("BlackRock"). BlackRock has sole voting power over 853,427 shares and sole dispositive power over 880,637 shares. The principal address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(6)Consists of 741,735 shares held by CPPIB LP. Mr. Winslow is one of two trustees of the CPPIB Trust, which is the general partner of CPPIB LP, but he has no pecuniary interest in the shares held by CPPIB LP. Mr. Winslow disclaims any beneficial ownership of the shares owned by CPP Investments. See footnote 2.
(7)Consists of (a) 101,854 ordinary shares held directly by Mr. Silvester and (b) 483,168 shares held indirectly by Rock Pigeon Limited, a Guernsey company, of which Mr. Silvester and his spouse own 58.66% and 41.34%, respectively. Does not include Mr. Silvester's Joint Share Ownership Interest in 565,630 ordinary shares relating to an award granted to Mr. Silvester under our Joint Share Ownership Plan, a sub-plan of our Amended and Restated 2016 Equity Incentive Plan. Under the terms of a joint share ownership agreement between Enstar, Mr. Silvester and the trustee of the Enstar Group Limited Employee Benefit Trust, Mr. Silvester holds a shared ownership interest with the Trustee in the ordinary shares underlying the award, subject to certain vesting and other conditions. The Trustee holds the legal title of all the ordinary shares underlying the award, and all voting rights in respect of the shares underlying the award have been waived.
(8)Consists of (a) 90,813 ordinary shares held directly by Mr. O’Shea and (b) 147,831 ordinary shares held by the Elbow Trust (of which Mr. O'Shea and his immediate family are the sole beneficiaries). The trustee of the Elbow Trust is R&H Trust Co. (BVI) Ltd. 12,500 ordinary shares held directly by Mr. O'Shea and all ordinary shares held by the Elbow Trust are held in margin accounts. As of April 4, 2022, the aggregate margin balance on such accounts was $1.3 million.
(9)Consists of 43,556 ordinary shares held directly by Mr. Campbell, (b) 42,500 ordinary shares held by a self-directed pension plan, (c) 32,300 ordinary shares owned by Mr. Campbell’s spouse, (d) 25,050 ordinary shares owned by Osprey Partners, (e) 12,400 ordinary shares owned by Mr. Campbell’s children, (f) 3,000 ordinary shares owned by the Robert J. Campbell Family Trust, (g) 2,500 ordinary shares owned by the F.W. Spellissy Trust, (h) 500 ordinary shares owned by the Amy S. Campbell Family Trust, and (i) 22,706 ordinary shares issuable pursuant to the Enstar Group Limited Deferred Compensation and Ordinary Share Plan for Non-Employee Directors.
(10)Consists of 47,790 ordinary shares held directly by Ms. Gregory.
(11)Consists of 13,197 ordinary shares held directly by Mr. Gerhardt and 381 restricted ordinary shares held directly by Mr. Gerhardt scheduled to vest on April 1, 2023.
(12)Consists of 8,433 ordinary shares held directly by Mr. Brockman.
(13)Consists of 7,706 ordinary shares issuable pursuant to the Deferred Compensation Plan held by Mr. Carey solely for the benefit of Stone Point, of which Mr. Carey is a Managing Director. Mr. Carey disclaims beneficial ownership of these share units, except to the extent of his pecuniary interest therein, if any. Stone Point may be deemed an indirect beneficial owner of these ordinary shares. Does not include the ordinary shares held by the Trident V Funds described in footnote 1. Mr. Carey is a member of the investment committee and owner of one of the four general partners of both of Trident V GP (the general partner of Trident V) and Trident V Parallel GP (the general partner of Trident V Parallel). Mr. Carey is also a member and Managing Director of Stone Point and a shareholder and director of Trident V Professionals GP, which is the general partner of Trident V Professionals. Mr. Carey disclaims beneficial ownership of the shares held of record or beneficially by Stone Point, except to the extent of any pecuniary interest therein.
(14)Consists of (a) 1,060 ordinary shares held directly by Mr. Becker, (b) 381 restricted ordinary shares held directly by Mr. Becker scheduled to vest on April 1, 2023 and (c) 3,800 ordinary shares issuable to Mr. Becker pursuant the Deferred Compensation Plan. Mr. Becker also holds 1,000 Depositary Shares, each representing a 1/1000th interest in a 7% Perpetual Non-Cumulative Series E Preferred Share issued by the Company not reflected in the table above.
(15)Consists of 484 ordinary shares held directly by Mr. Patel and 4,843 ordinary shares issuable to Mr. Patel pursuant to the Deferred Compensation Plan.
(16)Consists of 3,974 ordinary shares held directly by Mr. Alobaidat.
(17)Consists of 1,381 ordinary shares issuable to Mr. Hendry pursuant the Deferred Compensation Plan.

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(18)Consists of 711 ordinary shares held directly by Ms. Cross and 381 restricted ordinary shares held directly by Ms. Cross scheduled to vest on April 1, 2023.
(19)Consists of 209 restricted ordinary shares scheduled to vest to Ms. Beesley on October 1, 2022 and 381 restricted ordinary shares scheduled to on April 1, 2023.
(20)Mr. Bowker resigned as Enstar's Chief Financial Officer on March 1, 2021.
(21)Consists of 3,222 ordinary shares held directly by Mr. Wolf. Mr. Wolf resigned as Enstar's Chief Financial Officer on August 10, 2021.
(22)See footnotes 5 through 18.

Non-Voting Ordinary Shares
In addition to voting ordinary shares, we had a total of 1,597,712 issued and outstanding non-voting ordinary shares as of April 4, 2022. These shares are held by CPP Investments as set forth in the table below.

Name of Beneficial Owner	Ordinary Voting Shares	Series C Non-Voting Ordinary Shares	Series E Non-Voting Ordinary Shares	Economic Interest
CPP Investments and CPPIB Trust	2,242,946	1,192,941	404,771	21.2%
For additional information on our non-voting ordinary shares, refer to Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Procedures
From time to time, we have participated in transactions in which one or more of our directors, executive officers or large shareholders has an interest. These transactions, called related-party transactions, are described below. All related-party transactions require the approval of our Audit Committee (comprised entirely of independent directors), which reviews each transaction for fairness, business purpose, and reasonableness. Each transaction involving the Company and an affiliate entered into during 2021 was approved by our Audit Committee. Investment transactions with related parties are also subject to the review and approval of our Investment Committee.
In addition, our Board has adopted a Code of Conduct, which states that our directors, officers and employees must avoid engaging in any activity that might create a conflict of interest or a perception of a conflict of interest. The Code of Conduct requires these individuals to raise any proposed or actual transaction that they believe may create a conflict of interest for Audit Committee consideration and review. In any situation where an Audit Committee member could be perceived as having a potential conflict of interest, that member is expected to recuse himself or herself from the matter, and the non-interested members of the Audit Committee review the transaction. In addition, our directors and executive officers are required to declare any interests or potential conflicts of interest annually, and update these declarations on an ongoing basis. Certain of our directors and executive officers have made personal commitments and investments in entities that are affiliates of, or otherwise related to, funds managed by or companies affiliated with Stone Point Capital LLC ("Stone Point") and Hillhouse Group, including some of the those reflected in the disclosure below. A summary of all declared interests is provided to the Board regularly.
On an annual basis, each director and executive officer completes a Directors’ and Officers’ Questionnaire that requires disclosure of any transactions with the Company in which he or she, or any member of his or her immediate family, has a direct or indirect material interest. A summary of responses from the questionnaires is reported to the Audit Committee.
Transactions Involving Related Persons
Stone Point and its Affiliates
Investment funds managed by Stone Point own an aggregate of 1,635,986 of our Voting Ordinary Shares (which constitutes approximately 9.9% of our outstanding voting ordinary shares), which were acquired through several private transactions occurring from May 2012 to July 2012 and an additional private transaction that closed in May 2018. James D. Carey, one of our directors, is the sole member of an entity that is one of four general partners of the entities serving as general partners for the Trident funds, is a member of the investment committees of such general partners, and is a member and Managing Director of Stone Point.
Investments
We have made various investments in funds and separate accounts managed by Stone Point or affiliates of Stone Point, and we have also made direct investments in entities affiliated with Stone Point. The table below summarizes our investments related to Stone Point and the fees we have paid to Stone Point and its affiliates in connection with such investments. Regarding these investments:
•Where we have made an investment in a fund, the manager of such fund generally charges certain fees to the fund, which are deducted from the net asset value.
•The aggregate fee amounts in respect of fund investments included in the table below are estimated using the fee provisions applicable to each fund pursuant to the relevant subscription documents. No cash payments were made in respect of these fee amounts.
•We are treated no less favorably than similarly situated investors in these funds, and fees charged pursuant to investments affiliated with Stone Point were on an arm's-length basis.

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Investment	Carrying Value as of December 31, 2021	2021 Aggregate Fees	Outstanding Commitments as of December 31, 2021
	(in millions of U.S. dollars)
Investments in Funds and Separate Accounts managed by Stone Point and its affiliates(1)	$1,105	$18	$239
Direct Investment in Stone Point Credit Corporation(2)	$25	$0.5	$25
Direct Investment in Mitchell TopCo Holdings(3)	$25	N/A	$—
Direct Investment in T-VIII Celestial Co-Invest LP(4)	$14	N/A	$0.5
Direct Investment in Evergreen Parent L.P.(5)	$224	N/A	$—
(1)Includes investments managed by Stone Point or one of the following entities in which funds managed by Stone Point have ownership interests: Eagle Point Credit Management LLC, SKY Harbor Capital Management, LLC, PRIMA Capital Advisors, LLC, Henderson Park Capital, and Marble Point Investments LP. Mr. Carey is a member of the board of managers of Eagle Point Credit Management LLC. Also includes investments managed by Sound Point Capital Management, L.P., in which Mr. Carey has an indirect minority ownership and for which he serves as a member of its board of managers.
(2)Investment in Stone Point Credit Corporation, a business development company and affiliate of Stone Point.
(3)Co-investment alongside an affiliate of Stone Point in Mitchell TopCo Holdings, the parent company of Mitchell International ("Mitchell"), and Genex Services.
(4)On March 19, 2021, we entered into a commitment letter to invest $12 million in T-VIII Celestial Co-Invest LP, an entity formed by Stone Point to participate in a private equity transaction to acquire CoreLogic, Inc. (NYSE: CLGX). The transaction closed on April 20, 2021.
(5)We have an 8.5% interest in Evergreen Parent L.P. ("Evergreen"), the parent company of AmTrust Financial Services, Inc., and an affiliate of Stone Point owns 21.8% of the equity interests of Evergreen.
During 2021 and the first quarter of 2022, we entered into the following transactions in which Stone Point and/or its affiliates had an interest:
•On August 31 2021, Mitchell agreed to provide third-party outsourcing managed care services to one of our subsidiaries in the ordinary course of business. During 2021 we incurred $8 million of fees associated with these services.
•On January 1, 2022, we invested $53 million in Eagle Point Credit Partners, a fund that is managed by an entity in which Stone Point has an interest.
•On February 22, 2022, we invested $125 million into Sky Harbor Short Duration High Yield Fund, an entity that is managed by Sky Harbor Capital Management, which is an entity owned in part by funds managed by Stone Point.
•On February 28, 2022, we invested $50 million into a separate account managed by Eagle Point Credit Management LLC, an entity which is owned in part by funds managed by Stone Point.

StarStone and Atrium
On November 30, 2020, we and Stone Point completed the sale and recapitalization of StarStone U.S.'s U.S. business ("StarStone U.S.") to Core Specialty Insurance Holdings, Inc. ("Core Specialty") in a transaction described in Note 5 - "Divestitures, Held-for-Sale Businesses and Discontinued Operations" to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2020, we owned an indirect 59.0% interest in North Bay Holdings Limited ("North Bay"), and the Trident V Funds and the Dowling Funds owned 39.3% and 1.7%, respectively. As of December 31, 2020, North Bay owned 100.0% of StarStone Specialty Holdings Limited (“SSHL”), the holding company for the StarStone Group, which previously included StarStone U.S. North Bay also owned 92.1% of Northshore Holdings Limited ("Northshore"), the holding company that owned Atrium Underwriting Group Limited and its subsidiaries (collectively, "Atrium") and Arden Reinsurance Company Ltd. ("Arden") as of December 31, 2020, with the remaining share ownership of Northshore being held on behalf of certain Atrium employees.
On January 1, 2021, following the sale of StarStone U.S., pursuant to the terms of a Recapitalization Agreement entered into on August 13, 2020 among us, the Trident V Funds and the Dowling Funds, we exchanged a portion of

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our indirect interest in Northshore for all of the Trident V Funds’ indirect interest in StarStone U.S., which was owned through an interest in Core Specialty (the “Exchange Transaction”). Following the Exchange Transaction, we own 24.7% of Core Specialty on a fully diluted basis, which in turn owns StarStone U.S., and 13.8% of Northshore, which continues to own Atrium and Arden. Furthermore, the Trident V Funds no longer own any interest in Core Specialty but own 76.3% of Northshore, while the Dowling Funds own 0.4% of Core Specialty and 1.6% of Northshore. The Exchange Transaction had no impact on the ultimate ownership of SSHL, which continues to own StarStone's international business ("StarStone International"), with us, the Trident V Funds and the Dowling Funds retaining our and their current ownership interests in SSHL of 59.0%, 39.3% and 1.7%, respectively. The Trident V Funds have an obligation with respect to their proportionate share of an intercompany receivable from North Bay to our wholly owned subsidiary in the amount of $12.6 million (plus accrued interest), which is required to be offset by its share of any future distributions from StarStone International. StarStone International was placed into an orderly run-off on June 10, 2020. Effective January 1, 2021, Northshore was deconsolidated and our remaining investment with a carrying value of $37 million as of December 31, 2021 is accounted for as a privately held equity investment and carried at its fair value. During the first quarter of 2021, we recognized a loss of $8 million on completion of the Exchange Transaction. Following the Exchange Transaction, North Bay no longer held any direct or indirect interest in Northshore, SSHL or Core Specialty and on October 26, 2021, North Bay was liquidated.
On March 15, 2021, we and Stone Point sold StarStone Underwriting Limited ("SUL"), a Lloyd's managing agency, together with the right to operate Lloyd's Syndicate 1301, to Inigo Limited ("Inigo"). We, the Trident V Funds and the Dowling Funds received $30.0 million of consideration from the sale of SUL in the form of Inigo shares and $1 million in cash. Following the completion of the sale of SUL to Inigo on March 15, 2021, we recognized a gain on the sale of $23 million in the first quarter of 2021. In addition, we and the Trident V Funds have committed to invest up to $27.0 million and $18.0 million, respectively, in Inigo. In connection with our investment in Inigo, on November 17, 2020, we committed to lend Trident V up to $18 million. No amount was drawn on the commitment, and on February 12, 2021, the commitment was terminated. As of December 31, 2021, Enstar had funded $17 million of its capital commitment to Inigo, with $10 million yet to be called by Inigo. As of December 31, 2021, our investment in Inigo was carried at $43 million (December 31, 2020: $17 million) representing 5.4% of the total outstanding ordinary shares of Inigo and was accounted for as a privately held equity investment and carried at fair value. In conjunction with the transaction, Enstar, the Trident V Funds and the Dowling Funds will retain the economics of Syndicate 1301’s 2020 and prior years’ underwriting years of account as this business runs off.
In connection with the closing of the Exchange Transaction, we entered into amended and restated shareholders’ agreements with the Trident V Funds and the Dowling Funds with respect to our investment in SSHL and Northshore. Pursuant to the terms of the SSHL shareholders agreement, at any time after December 31, 2022, the Trident V Funds have the right to cause us to purchase their shares in SSHL at their fair market value, and the Dowling Funds have the right to participate in any such sale transaction initiated by the Trident V Funds. We would be entitled to pay the purchase price for such SSHL shares in cash or in unrestricted ordinary shares of Enstar that are then listed or admitted to trading on a national securities exchange. At any time after March 31, 2023, we will have the right to cause the Trident V Funds and the Dowling Funds to sell their shares in SSHL to us at their fair market value. We would be obligated to pay the purchase price for such SSHL shares in cash.
Pursuant to the terms of the Northshore shareholders agreement, our shares in Northshore are subject to an 18-month restriction on transfer following the Exchange Transaction, after which the Trident V Funds have a right of first offer to acquire our shares in Northshore if we wish to sell them. We have certain rights to participate in sales of Northshore shares by the Trident V Funds, and the Trident V Funds have certain rights to cause us to sell our Northshore shares if the Trident V Funds wish to sell control of Northshore or the Atrium business.
Our subsidiary Cavello Bay Reinsurance Limited entered into a $5 million xs $130 million excess of loss reinsurance agreement, effective December 31, 2021, with StarStone Insurance SE, which is part of StarStone International, to a Construction All Risk policy for a premium of $9 thousand.

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Monument Re
On July 27, 2021, we entered into a subscription agreement with Monument Insurance Group Limited ("Monument Re") and its other common shareholders to subscribe to a newly issued class of Monument Re preferred stock. As part of this agreement, our existing classes of preferred shares in Monument Re (including any accrued unpaid dividends thereon) was exchanged for the new class of preferred shares. Following the transaction we continue to own 20.0% of the common shares of Monument Re and 24.4% of the new class of preferred shares as of December 31, 2021, which is reduced to 13.7% on a committed capital basis. A fund managed by Stone Point has acquired 6.7% of the new class of preferred shares as of December 31, 2021, which increases to 11.2% on a committed capital basis. This transaction closed on December 14, 2021.
Hillhouse Group (Former Related Party)
On July 22, 2021, we repurchased the Hillhouse Funds’ (as defined below) entire equity interest in Enstar, and as a result the Hillhouse Group (as defined below) ceased to be a related party on the same date. Certain of our directors and executive officers have made personal commitments and investments in entities managed by Hillhouse Group, including some of the entities listed herein.
We have historically made significant direct investments in funds (the "Hillhouse Funds") managed by Hillhouse Capital Management, Ltd. and Hillhouse Capital Advisors, Ltd. (together, "Hillhouse Group") and AnglePoint Asset Management Ltd., an affiliate of Hillhouse Group ("AnglePoint Cayman"). From February 2017 to February 2021, Jie Liu, a partner of AnglePoint HK (as defined below), served on our Board.
On February 21, 2021, we entered into a Termination and Release Agreement (the "TRA") with the InRe Fund, Hillhouse Group, AnglePoint Cayman, AnglePoint Asset Management Limited (“AnglePoint HK”), and InRe Fund GP, Ltd. (“InRe GP”) pursuant to which we agreed to terminate certain relationships with Hillhouse and its affiliates, primarily with respect to the InRe Fund. In connection with AnglePoint Cayman ceasing to serve as investment manager of the InRe Fund, affiliates of Hillhouse Group agreed to a deduction of $100 million from amounts due to them from the InRe Fund and to waive their right to receive any performance fees that could have been earned for 2021. Enstar also redeemed its other investments in Hillhouse Funds at their carrying value plus an implied interim return and received $381 million in the form of additional interest in the InRe Fund.
AnglePoint Cayman previously received sub-advisory services with respect to InRe Fund from its affiliate, AnglePoint HK, an investment advisory company licensed by the Securities and Futures Commission in Hong Kong. Pursuant to the TRA, Enstar acquired an option to buy AnglePoint HK, which it also had the right to assign to a third-party. On April 1, 2021, Enstar entered into a Designation Agreement with Jie Liu, a former director of Enstar, (the "Designation Agreement"), pursuant to which Enstar designated Mr. Liu, an AnglePoint HK partner, as the purchaser of AnglePoint HK, and he acquired the company from an affiliate of Hillhouse Group on the same day. AnglePoint Cayman simultaneously assigned its investment management agreement with InRe Fund to AnglePoint HK. The Designation Agreement required Enstar and AnglePoint HK to amend the InRe Fund investment management agreement and limited partnership agreement to incorporate a revised fee structure for AnglePoint HK and certain other agreed changes. The revised fee structure consisted of a reimbursement of AnglePoint HK's reasonable operating expenses, plus a performance fee equal to 10% of our return on investment in the InRe Fund. For the calendar year 2021, there was also a minimum performance fee payable to AnglePoint HK of $10 million. As a result of the terms of the Designation Agreement, the InRe Fund qualified as a variable interest entity and was consolidated effective April 1, 2021. During the fourth quarter of 2021, we completed the liquidation of our investment in the InRe Fund.
On September 1, 2021, we completed the purchase of the Hillhouse Group's entire 27.7% interest in Enhanzed Reinsurance Limited ("Enhanzed Re") for a purchase price of $217 million and assumed its remaining outstanding capital commitment to Enhanzed Re of $40 million. Following the completion of the transaction, our equity interests in Enhanzed Re increased from 47.4% to 75.1% with Allianz SE ("Allianz") continuing to own the remaining 24.9%. Upon closing, we consolidated Enhanzed Re.

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AnglePoint HK (Former Related Party)
As described above, on April 1, 2021, AnglePoint Cayman assigned its investment management agreement with the InRe Fund to AnglePoint HK. On October 15, 2021, we notified AnglePoint HK of our decision to terminate the investment management agreement among the InRe Fund, the general partner of the InRe Fund, and AnglePoint HK. Prior to terminating the InRe Fund investment management agreement, we incurred $10 million of performance fees and $5 million of operating expenses with respect to management by AnglePoint HK of the InRe Fund, which were deducted from the net asset value.
Enhanzed Re
Enhanzed Re was a joint venture between Enstar, Allianz and Hillhouse Group that was capitalized in December 2018. Enhanzed Re is a Bermuda-based Class 4 and Class E reinsurer and reinsures life, non-life run-off, and property and casualty insurance business, initially sourced from Allianz and Enstar. We, Allianz and Hillhouse Group affiliates have made initial equity investment commitments in aggregate of $470 million to Enhanzed Re. As described above, on September 1, 2021, we completed the purchase of the Hillhouse Group's entire 27.7% interest in Enhanzed Re. Upon closing, we consolidated Enhanzed Re (previously accounted for as an equity method investment) and as a result, it ceased to be a related party on the same date.
Enstar acts as the (re)insurance manager for Enhanzed Re, and an affiliate of Allianz provides investment management services to Enhanzed Re. During 2021, we ceded 10% of certain run-off transactions to Enhanzed Re on the same terms and conditions as those received by Enstar.
Citco
In June 2018, our subsidiary made a $50 million indirect investment in the shares of Citco III Limited ("Citco"), a fund administrator with global operations. Pursuant to an investment agreement and in consideration for participation therein, a related party of Hillhouse Group provided investment support to such subsidiary. As of December 31, 2021, we owned 31.9% of the common shares in HH CTCO Holdings Limited, which in turn owns 15.4% of the convertible preferred shares, amounting to a 6.2% interest in the total equity of Citco. As of December 31, 2021, Trident owned a 3.4% interest in Citco. James D. Carey, our director, currently serves as an observer to the board of directors of Citco in connection with Trident's investment therein.
Wellington
Wellington and certain of its affiliates collectively owned 6.3% of our voting ordinary shares as of December 31, 2021. We have made investments in funds managed by Wellington or affiliates of Wellington. As of December 31, 2021, the market value of our investments in funds managed by Wellington or affiliates of Wellington was $33 million, and we incurred no fees during the year ended December 31, 2021. As of December 31, 2021, the market value of our investments in a separate account managed by Wellington was $3.3 billion, and we incurred fees of $1.8 million in respect of such investments during the year ended December 31, 2021. Where we have made investments in funds (i) the manager generally charges certain fees to the fund, which are deducted from the net asset value, (ii) the aggregate fee amount reported is estimated using the fee provisions applicable to each fund pursuant to the relevant subscription documents and no cash payments were made in respect of these fee amounts, and (iii) we are treated no less favorably than similarly situated investors in these funds, and fees charged pursuant to investments affiliated with Wellington were on an arm's-length basis.
Saracens Group
An entity controlled by Dominic Silvester owns a controlling stake in Saracens Limited, a U.K. professional sports organization for rugby and netball ("Saracens"). Paul O’Shea is a minority shareholder in the entity, and both serve as non-employee directors of Saracens. In March 2022, we entered into a three-year sponsorship agreement with Saracens Women's (rugby) and Saracens Mavericks (woman's netball), to sponsor and promote women's sports, gender equality and community outreach as a part of our ESG program. We committed to pay Saracens up to £115,000 per year (approximately $156,400) plus VAT, and in return we receive certain marketing and other rights and will support them in their community outreach efforts. We have the option to exit the sponsorship following the first year. The sponsorship opportunity was entered into on an arms-length basis.

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Family Relationships
Alex O'Shea, the son of Paul O'Shea, commenced employment with Enstar as VP, Mergers & Acquisitions in August 2021. Alex O'Shea's aggregate compensation in 2021 (including salary, bonus, and long term incentive awards at grant date fair value) was $111,252 and was established in accordance with Enstar's employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. He is also eligible to participate in Enstar's employee benefit programs on the same basis as other eligible employees. Paul O'Shea is recused from all related compensation decisions and is not the line manager.

Indemnification of Directors and Officers; Director Indemnity Agreements
We have Indemnification Agreements with each of our directors. Each Indemnification Agreement provides, among other things, that we will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as a director or officer of the Company, such indemnitee was, is or is threatened to be made a party or participant in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative, regulatory or investigative nature, against all judgments, fines, penalties, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding. In addition, each of the Indemnification Agreements provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the Indemnification Agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under our governing documents, or any other agreement, any vote of our shareholders or any applicable law.
Our executive officers’ employment agreements provide them with indemnification protection to the fullest extent permitted by applicable law in the jurisdictions in which they are employed.

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Executive
Compensation
COMPENSATION DISCUSSION AND ANALYSIS

Company Performance
We delivered net earnings of $437 million for 2021, which resulted in a 10.4% increase in our book value per share and return on equity of 7.1%. As of December 31, 2021, our book value per share was $316.34. In addition, we delivered significant operational achievements, including the assumption of $3.8 billion of liabilities in seven run-off transactions.
The graphs below show our performance versus the peer median in growth in book value per common share (compounded annually) during the three- and one-year periods ended December 31, 2021 and return on equity for the same time periods. Although relative performance metrics are not built into our incentive programs because of the unique nature of our business (as described in "- Peer Group" below), our Human Resources and Compensation Committee (the "Compensation Committee") monitors our performance versus our peers for background information purposes.
•Source: S&P Market Intelligence for peer company data. Peer group includes the companies selected as our peers by our Human Resources and Compensation Committee, as described in "- Peer Group."

Management Team
During 2021, our principal executive officer, principal financial officer, and three most highly compensated executive officers were:
•Dominic Silvester - Chief Executive Officer ("CEO") and co-founder;
•Paul O'Shea - President and co-founder;
•Orla Gregory - Acting Chief Financial Officer and Chief Operating Officer ("Acting CFO and COO");
•Paul Brockman - Chief Claims Officer ("CCO"); and
•Nazar Alobaidat - Chief Investment Officer ("CIO").
Also required to be included in this proxy statement are two former employees that served as our principal financial officer during a portion of 2021:
•Zachary Wolf - Former Chief Financial Officer (employment ended August 10, 2021); and
•Guy Bowker - Former Chief Financial Officer (employment ended March 1, 2021).

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EXECUTIVE COMPENSATION
Contributions of each of the executive officers in 2021 are described more fully in this Compensation Discussion and Analysis.

Objectives of our Executive Compensation Program
Our Compensation Committee is responsible for establishing the philosophy and objectives of our compensation program, designing and administering the various elements of our compensation program, and assessing the performance of our executive officers and the effectiveness of our compensation program in achieving their objectives.
We operate in an extremely competitive and rapidly evolving industry, and we believe that the skill, talent, judgment, and dedication of our executive officers are critical to increasing the long-term value of our company. In recent years, we have seen new entrants into the run-off business as well as increased competition in the broader market for talent. Retaining our key executives and employees is a priority for the Compensation Committee.
We therefore strive to maintain an executive compensation program that will:
▪incentivize performance consistent with clearly defined corporate objectives;
▪align our executives’ long-term interests with those of our shareholders;
▪competitively compensate our executives; and
▪retain and attract qualified executives to drive our long-term success.
We have long identified growing our book value per share as our primary corporate objectives, and we believe that long-term growth in fully diluted book value per share is an important measure of our financial performance. Growth in our book value is driven primarily by growth in our net earnings, which is in turn driven in large part by: (i) successfully pricing and completing new run-off transactions; (ii) effectively managing claims; (iii) effectively managing our investments to deliver superior risk-adjusted total investment return; and (iv) prudently managing our capital.
2021 Financial Metrics
For 2021, we used several financial metrics in our annual and long-term incentive compensation programs, which include one and three-year growth in fully diluted book value per share, return on equity, Non-GAAP Operating Income, and Non-GAAP Operating Income return on equity. Non-GAAP Operating Income is a non-GAAP financial measure that we formerly disclosed in our quarterly and annual reports for investors to use in evaluating the performance of our core business in a way aligned with how our management team analyzes our results. We also incorporated operational performance objectives into our 2021 Annual Incentive Program, which are designed to drive success across our business and to support long-term growth.
Changes to 2022 Financial Metrics Applicable to Go-Forward Compensation Programs
In connection with the preparation of our 2021 Annual Report on Form 10-K, we developed and presented a new suite of refined financial performance measures, certain of which are incorporated into our compensation programs beginning in 2022. These measures include adjusted book value per share and adjusted return on equity, which are relatively consistent with the fully diluted book value per share and Non-GAAP Operating Income measures used in our compensation programs in 2021. Other new measures include Run-off liability earnings, which measures our claims management performance, and total investment return, which measures our investment management performance. For a complete description of our new financial measures and the differences between those measures and our previously reported measures, refer to pages 63-65 of our 2021 Annual Report on Form 10-K.

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EXECUTIVE COMPENSATION
Roles of Executive Officers
The Compensation Committee makes compensation determinations for all of our executive officers. As part of the determination process, Mr. Silvester, our CEO, assesses our overall performance and the individual contribution of each member of the executive leadership team. On an annual basis, he reviews the prior year’s compensation and presents recommendations to the Compensation Committee for salary adjustments and annual incentive awards for each executive officer, taking into consideration each executive's achievement of his or her operational performance objectives.
The Compensation Committee discusses all recommendations with Mr. Silvester and then meets in executive session without Mr. Silvester present to evaluate his recommendations, review the performance of all of the executive officers, discuss CEO compensation, and make final compensation decisions.
Ms. Gregory, our Acting CFO and COO, attends portions of the meetings of our Compensation Committee from time to time to provide information relating to our financial results and plans, performance assessments of our executive officers, human resources strategies and other personnel-related data, and she supports Mr. Silvester in preparing recommendations to the Compensation Committee.

Shareholder Engagement and Results of Shareholder Vote on Compensation
The Board continues to believe that meaningful shareholder engagement is a valuable tool for understanding our shareholders' views and preferences regarding our compensation and governance practices, and asked the Chairman of the Board (Mr. Campbell) and Chairman of the Compensation Committee and the Nominating and Governance Committee (Mr. Becker) to engage with shareholders as they have for many years to better understand these results.
Led by Messrs. Campbell and Becker, we spoke with several shareholders representing approximately 31% of our outstanding voting ordinary shares. We also spoke to one major proxy advisory firm, and invited conversations with another major proxy advisory firm and with additional significant shareholders representing approximately 13% of our outstanding shares, who advised that they did not feel a need to meet with us this year. Directors whose firms represent an additional 14% of our outstanding voting ordinary shares are actively involved in our Board's oversight of compensation and governance matters, and were not included in the engagement program.
At last year's annual general meeting held on June 9, 2021, our shareholders approved the compensation of our executive officers with 63% of the total votes cast in favor of the proposal. This was a significant decrease from the 99% approval that we received at the 2020 annual general meeting. The Board and the Compensation Committee find the results disappointing and are in the process of revising elements of the Company's compensation programs in conjunction with considering shareholder feedback.
We have taken, and continue to take, the feedback we receive from our shareholders and advisory firms into account in making compensation decisions and designing future compensation programs. The shareholders we spoke to this year identified the compensation for our executive officers as a key area of focus. In particular, we reviewed the weightings of financial versus non-financial measures of performance used in our Annual Incentive Program, the award cycles used in our long-term incentive program for certain of our executives, and executive employment agreement terms.
Shareholders also noted that clear and detailed disclosure was important to their evaluation of our executive compensation, and we aim to provide appropriately detailed and useful disclosure in our proxy statement accordingly. See "Corporate Governance" for more information regarding our efforts to engage with shareholders on corporate governance matters such as diversity and ESG.

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EXECUTIVE COMPENSATION
Principal Elements of Executive Compensation
Our executive compensation program currently consists of three principal elements: base salaries, annual incentive compensation and long-term incentive compensation. Executives also receive certain other benefits, including those pursuant to their employment agreements. The table below describes the principal elements of our executive compensation as well as the other components of our program, each of which is described in more detail later in this proxy statement.

Element	Description	Key Features

Base Salary	Provides the fixed portion of an executive’s compensation that reflects scope of skills, experience and performance	▪Provides a base component of total compensation ▪Established largely based on scope of responsibilities, market conditions, and individual and Company factors
Annual Incentive Compensation	Provides "at risk" pay that reflects annual Company performance and individual performance
▪Aligns executive and shareholder interests
▪Rewards performance consistent with financial and individual operational performance objectives that are designed to drive the Company's annual business plan and key business priorities

Long-Term Incentive ("LTI") Compensation	Includes (a) PSUs that "cliff vest" following a three-year performance period subject to the Company's achievement of financial performance metrics, (b) RSUs that are subject to time- and service-based vesting conditions, and (c) for our CEO, a Joint Share Ownership Plan ("JSOP") award that "cliff vests" following a three-year performance period subject to the Company's share price growth with a payout level determined by appreciation and the achievement of a financial performance metric
▪Aligns executive and shareholder interests
▪Drives long-term performance and promotes retention
▪Heavily weighted towards performance-based awards
▪PSUs do not vest unless performance measurements are met
▪PSU vesting occurs within a range of 50-60% to 150-200% depending on the level of achievement
▪JSOP vesting requires share price hurdle to be met on the vesting date. Additionally, the value of the award will be reduced by 20% if a performance condition tied to fully diluted book value per share is not also achieved

Other Benefits and Perquisites	Reflects the local market and competitive practices such as retirement benefits, and, in the case of our Bermuda headquarters, payroll and social insurance tax contributions. Our CEO's employment agreement also provides benefits related to residing in Bermuda including allowances for housing and certain travel.	▪Provides benefits consistent with certain local market practices in order to remain competitive in the marketplace for industry talent ▪Promotes retention of executive leadership team
Employment Agreements	Provides certain protections for executives and their families in the event of death or long-term disability, termination, or change in control, as well as certain other benefits
▪Provides Enstar with protections such as restrictive covenants (non-competition, non-solicitation, confidentiality, etc.)
▪Promotes retention over a multi-year term and a sense of continuity among the leadership team
▪Consistent with competitive conditions and legal requirements in Bermuda

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Compensation Allocations among Elements
For 2021, consistent with past practice, we did not have a pre-established policy or target for the allocation of the components of our program, and the Compensation Committee considered all compensation components in total when evaluating and making decisions with respect to each individual component. Although it does not mandate a specific allocation among the components of pay, the Compensation Committee believes that a meaningful portion of each executive’s total compensation should be "at risk" and performance-based.
Performance-based compensation (excluding other benefits and perquisites) during 2021 reported in the Summary Compensation Table constituted 55% of our CEO's total compensation, which reflects the fact that no new long-term equity incentive awards were made to the CEO in 2021 following the grant in 2020 of a multi-year JSOP long-term incentive award, and the CEO's annual incentive award being earned below the target award opportunity level for 2021.
The percentage of performance-based compensation (excluding other benefits and perquisites) for 2021 for our other executive officers serving as of December 31, 2021 was as follows: (i) Paul O'Shea - 46%; (ii) Orla Gregory - 52%; (iii) Paul Brockman - 24%; and (iv) Nazar Alobaidat - 33%. The percentages of performance-based compensation during 2021 reported in the Summary Compensation Table reflect the fact that no new long-term equity incentive awards were granted to Mr. O'Shea and Ms. Gregory in 2021 following awards made to them during 2020 that were intended to cover three-year periods, which are 75% performance-based. The percentages for all executives reflect 2021 annual incentive awards earned below the target award opportunity.

Role of Compensation Consultants
The Compensation Committee has the authority under its charter to retain compensation consultants and outside legal counsel or other advisors and, before selecting a consultant or advisor, must consider its independence. In 2021, the Compensation Committee engaged McLagan, an Aon Hewitt Company ("McLagan") for executive compensation advice, which included a review and benchmarking of our executive compensation for each of our executive officers, an analysis of our annual and long-term incentive programs, and advice regarding our peer group. McLagan also advised the Compensation Committee and management with respect to steps that could be taken to address our most recent say-on-pay vote and compensation practices. McLagan's fees for its services during 2021 were $42,577. McLagan is a division of Aon plc ("Aon"), the parent company of subsidiaries that provide insurance brokerage-related services to our subsidiaries and affiliates unrelated to the compensation consulting services. Fees for these Aon services were $45,174 for 2021, and constituted a de minimis portion of Aon's 2021 revenue (less than 1%). The Compensation Committee assessed the independence of McLagan in light of applicable SEC and Nasdaq rules and reviewed responses from the consultant addressing factors related to its independence. Following this review, the Compensation Committee concluded that the firm was independent and that their advisory services did not raise any conflicts of interest.

Peer Group
In making compensatory decisions with respect to the 2021 performance year, including assessing whether we were meeting our goal of providing competitive compensation, the Compensation Committee reviewed publicly available executive officer compensation information described in the periodic filings of a group of other publicly traded companies in our industry. The Compensation Committee reviews our peer group annually, and following the most recent review, we added Markel Corporation to our peer group.
The Compensation Committee generally seeks to include in our peer group companies that fall approximately within our size guidelines and include comparable aspects of our business. However, establishing a reliable peer group presents challenges for Enstar because our primary business is acquiring and operating (re)insurance companies and portfolios in run-off, whereas most in our industry focus primarily on writing new (re)insurance business. Run-off is a niche within the insurance industry, fragmented with several privately-held specialist managers, and divisions within significantly larger insurance franchises.

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While pay at our peer companies is generally relevant to provide a frame of reference to the Compensation Committee in determining executive compensation, the Compensation Committee reviewed the compensation paid by these companies for informational and overall comparison purposes only. We did not compensate our executives to align with a specific benchmark or target percentile or precise position within our peer group. Instead, we sought only to be generally competitive relative to our peers with the compensation we offer our executives. Given the significant differences between us and our most similar peers relating to business, operations, and executive team structure, we believe that formulaic benchmarking against our peer group or other companies to set 2021 compensation would not have provided meaningful guidance, although we will continue to evaluate our methodologies and views in future years.
The following companies were reviewed to provide an overall backdrop to the Compensation Committee’s decisions:

Alleghany Corporation	Everest Re Group Ltd.	Selective Insurance Group
Arch Capital Group Ltd.	Hanover Insurance Group	SiriusPoint Ltd.
Argo Group International Holdings	Hiscox Ltd.	White Mountains Insurance Group
Assured Guaranty Ltd.	Markel Corporation	W.R. Berkley
AXIS Capital Holdings	RenaissanceRe Holdings Ltd.
The peer group selection process focused on three criteria, which was consistent with prior years: (i) industry; (ii) geography (with a significant preference for the use of Bermuda companies); and (iii) size, with reference to: (A) total shareholders’ equity within approximately 0.5 to 2.5 times of our total shareholders’ equity and (B) total assets within approximately 0.5 to 2.5 times of our total assets.
Industry. Given the lack of companies directly comparable to Enstar, we have designed our peer group around companies primarily focused on property and casualty (re)insurance, which are the companies against which we compete for talent. Where possible, we look for aspects of other companies that reflect elements similar to operations or strategies we have.
Geography. Publicly traded Bermuda companies (or publicly traded companies domiciled elsewhere with prominent Bermuda operations) are most relevant because these are the companies against which we generally compete for talent, and the Compensation Committee believes market conditions across other Bermuda-based companies are largely what drives executives’ views as to whether they are compensated competitively. We also include several companies domiciled in the United States and one in the United Kingdom in our peer group for diversification given our subsidiaries' presence in these locations.
Size. Run-off profits are derived primarily from reserve releases and investment income rather than revenue, making peer comparison on the basis of revenue a much less relevant metric for us. The Compensation Committee designed our peer group targeting companies with approximately 0.5 to 2.5 times our shareholder equity or total assets (measured using financial data available at the time of consideration), which are metrics we find most relevant for purposes of comparison. The Compensation Committee also considers market capitalization in selecting our peer group.

Base Salaries
We set the base salaries of our executive officers based on the scope of the executives’ responsibilities and roles at Enstar, taking into account the Compensation Committee's view of the appropriate level of salary for each individual as compared to the executive's other compensation elements. The Compensation Committee considers a variety of factors in adjusting base salaries, including Company and individual performance, retention, cost of living estimates and competitive market total compensation figures for similar executive officer positions based on publicly available information. Our goal is to provide base salary amounts at levels necessary to achieve our compensation objectives of competitively compensating our executives and retaining and attracting qualified executives who are able to

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contribute to our long-term success. The market in which we operate is very competitive for highly qualified employees.
Pursuant to the employment agreements we have with Messrs. Silvester and O'Shea and Ms. Gregory, once increased, such executive officer’s annual salary cannot be decreased without his or her written consent.
On March 31, 2021, Mr. Silvester's employment agreement was amended and restated as part of a negotiated extension to secure his services into 2025 and incentivize his relocation to our head office in Bermuda. The amended and restated employment agreement provided for, among other things, an increased annual base salary of $2.5 million, effective April 1, 2021. Base salaries for Mr. O'Shea and Ms. Gregory, which were initially set in January 2020 in connection with the extension of their employment terms, were unchanged in 2021 from $1.5 million and $1.2 million, respectively.
In connection with the Company's annual compensation review process, the Compensation Committee increased Mr. Brockman's and Mr. Wolf's annual base salaries by 2.25% to $531,700 and $766,875, respectively, effective April 1, 2021. Mr. Brockman's base salary was subsequently increased to $700,000, effective July 1, 2021 following a reassessment of his role and market conditions, recognizing his previous promotion to Chief Claims Officer and increased responsibilities. Also during the annual compensation review process, the Compensation Committee increased Mr. Alobaidat's base salary by 5.5% to $580,250.

Annual Incentive Compensation
The 2019-2021 Annual Incentive Compensation Program (the "Annual Incentive Program") provides for the grant of annual bonus compensation (a "bonus award") to our eligible employees, including our executive officers.
Executive Officer 2021 Annual Incentive Plan Targets
We use Company financial and operational performance objectives under our Annual Incentive Program pursuant to a threshold, target, and maximum annual incentive award payment structure. For 2021, Company financial objectives and individual operational performance objectives each comprise 50% of our executives' bonus potential. Our financial results can be subject to volatility over the short term for reasons such as investment portfolio volatility and other factors that may not be within the Company's control. Consequently, the Compensation Committee believes that incorporating a mix of qualitative and quantitative objectives into the Annual Incentive Program encourages executives to focus on Board-approved strategy, operational and other important initiatives that create long-term value and further our acquisitive and opportunistic business model.
Annual Incentive Award Opportunity
The Compensation Committee establishes threshold, target, and maximum annual incentive award opportunity levels for each executive officer, each of which is expressed as a percentage of base salary. For Messrs. Silvester and O'Shea and Ms. Gregory, the award opportunity levels were initially established in light of historic compensation levels prior to the change to the current program from the discretionary bonus program previously in effect. For our other executive officers, the award opportunity levels were established consistent with the Compensation Committee's view of market practice and competitive conditions for similar roles. For 2021, the Compensation Committee adjusted Mr. Silvester's target and maximum award opportunity levels from 125% to 150% and 150% to 180%, respectively to place greater emphasis on incentivizing performance.

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EXECUTIVE COMPENSATION
The table below sets forth each executive's award opportunity, expressed as a percentage of base salary. Actual payouts for performance between threshold, target and maximum are determined by straight-line interpolation.

Executive	Reference Base Salary	Threshold (% of Base Salary)	Target (% of Base Salary)	Maximum (% of Base Salary)

Dominic Silvester	$2,500,000	100%	150%	180%
Paul O’Shea	$1,500,000	75%	150%	180%
Orla Gregory	$1,200,000	75%	145%	175%
Paul Brockman	$700,000	75%	125%	150%
Nazar Alobaidat	$580,250	60%	125%	150%

Company Financial Objectives
Setting Financial Objectives for 2021
The Compensation Committee reviewed the Company's 2021 business plan with the full Board and implemented what it considered to be a challenging set of financial objectives consistent with the business plan. In determining the financial objectives, the Compensation Committee established threshold levels that it believed would be attainable if business plan objectives were met, target levels that were rigorous and achievable only through strong execution, and maximum levels that were "stretch" and would reflect outperformance beyond business plans.
The Compensation Committee used three financial metrics in 2021, which are set forth in the table below alongside the threshold, target, and maximum objective for each metric, each with an applied weighting. For 2021, the committee removed net earnings as a measure in the Annual Incentive Program in favor of a greater weighting to Non-GAAP Operating Income, which the Compensation Committee determined was more aligned with the Company's financial planning and analysis methods.

Financial Metric	Relative Weighting	2021 Threshold	2021 Target	2021 Maximum
Growth in Fully Diluted Book Value Per Share	35%	9.4%	11.8%	14.1%
Return on Equity	35%	9.4%	11.8%	14.1%
Non-GAAP Operating Income(1)	30%	$579.5	$724.3	$869.2
(1)Non-GAAP Operating Income is net earnings attributable to Enstar ordinary shareholders excluding: (i) net realized and unrealized (gains) losses on fixed maturity investments and funds held - directly managed included in net earnings (losses), (ii) change in fair value of insurance contracts for which we have elected the fair value option, (iii) gain (loss) on sale of subsidiaries, if any, (iv) net earnings (loss) from discontinued operations, if any, (v) tax effect of these adjustments where applicable, and (vi) attribution of share of adjustments to noncontrolling interest, where applicable.
Achievement of Financial Objectives for 2021
The Company's financial results for 2021 resulted in only the Growth in Fully Diluted Book Value Per Share financial metric achieving a level above "threshold." Both the Return on Equity and Non-GAAP Operating Income metrics were achieved below "threshold," resulting in no payout for those measures. As a result, the overall Corporate Financial Performance multiplier for each executive was well below his or her target award opportunity as set forth under "2021 Annual Inventive Award Building Blocks" below. The Company's actual financial performance in 2021 is set forth in the table below.

Financial Metric	Relative Weighting	2021 Actual Results	Achievement Level
Growth in Fully Diluted Book Value Per Share	35%	10.5%	Above Threshold / Below Target
Return on Equity	35%	7.1%	Below Threshold
Non-GAAP Operating Income(1)	30%	$484.0	Below Threshold
(1)Non-GAAP Operating Income is calculated as described in Footnote 1 to the table above.

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Operational Performance Objectives
To determine each executive officer's operational performance objectives in 2021, the Compensation Committee reviewed proposals from the CEO, which were developed with each executive. The proposed objectives took into consideration the Company's goals and operational priorities for the year and fit within categories established by the Compensation Committee. The categories included strategy, capital management, investments, risk management, investor relations, operational execution, regulatory/compliance, in each case to the extent relevant to each individual's role. For 2021, the Compensation Committee also established a human capital, leadership, and succession planning objective for each executive, reflecting the Company's focus on human capital management as one of three key components of its ESG initiative launched during the year. Executives had multifaceted objectives within four to six categories that were individually weighted at varying levels based on the importance of each. The Compensation Committee then reviewed each proposal, made certain changes, and established the objectives and relative weightings.
The Compensation Committee reviewed interim self-appraisals to track each executive's progress. Following year-end, each executive submitted a final self-appraisal of his or her performance versus the goals to the Compensation Committee and the CEO. The Compensation Committee reviewed each appraisal with the CEO before making a determination and considered his thoughts and views on overall achievement levels. The Compensation Committee considers achievement of "threshold" level to partially meet operational performance expectations, with "target" level corresponding to meeting expectations, and "maximum" level corresponding to exceptional performance.
The Committee's assessment of each executive's achievements is summarized in the tables below.
Dominic Silvester:

Operational Performance Objective Category	Weighting	Achievement Level	Description of Achievement
Strategic: Investment Risk Management	20%	Target
•Successfully completed the Company's exit of its single fund investment strategy, redeeming $2.7 billion from the InRe Fund L.P. to realize a 271% inception-to-date return.
•Oversaw enhancement of the Company's investment risk management capabilities.

Strategic: Capital Management	20%	Target	•Led capital initiatives to return capital shareholders through share repurchases, executed at a 24% discount to book value, including the $879 million buyout of Hillhouse's 17% interest.
Strategic: Long-Term Profitability	20%	Partial	•Progressed balance sheet optimization and the implementation of long-term profitability strategies, which the Committee assessed as partially met, given ongoing efforts.
Investor Relations	10%	Target	•Fostered wider investor relations progress, including enhanced public disclosures. •Successfully executed capital markets offerings resulting in favorable capital treatment.
Leadership, Succession Planning	20%	Target	•Added strength and depth in key senior risk management and M&A roles. •Sponsored an executive leadership development program. •Implemented ESG programs resulting in the Company's first ESG disclosures.
Human Capital	10%	Target	•Sponsored professional development and Company wellness, diversity and inclusion initiatives.
Percentage of Target Operational Performance Objective Achieved: 93%

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Paul O'Shea:

Operational Performance Objective Category	Weighting	Achievement Level	Description of Achievement
M&A, Risk Management	40%	Target
•Led the completion of seven transactions to assume an aggregate of $3.8 billion of new run-off liabilities during the year.
•Advanced strategic projects.
•Worked closely with the chief risk officer to expand the M&A review process.

M&A Operational Execution	20%	Partial	•Progressed M&A management reporting improvements. •Continued modeling enhancement work.
Regulatory / Compliance	20%	Target	•Led communications with lead regulator on key transactions and business developments. •Expanded and improved regulatory and rating agency relationship responsibilities internally.
Human Capital, Leadership, Succession Planning	20%	Target	•Executed a succession plan within the M&A function. •Supported the Company's wellness, diversity and inclusion programs.
Percentage of Target Operational Performance Objective Achieved: 90%

Orla Gregory:

Operational Performance Objective Category(1)	Weighting	Achievement Level	Description of Achievement
Strategic	30%	Exceeds
•Supported the Company's exit from its relationship with Hillhouse Group and its strategic reallocation of risk assets following the redemption from the InRe Fund L.P.
•Drove significant progress on other strategic optimization strategies throughout the year.

Operational Execution	20%	Partial	•Progressed revised operational strategies for several key functions, with others re-prioritized for 2022.
Risk Management	20%	Exceeds
•Implemented Risk function target operating model leading to appointment of new chief risk officer and significantly maturing the function.
•Delivered operational resilience framework and ESG reporting, led by the Risk function.

Human Capital, Leadership, Succession Planning	30%	Exceeds
•Extensively contributed throughout the CFO transition process.
•Succeeded in oversight of the development and maturity of the Human Resources function.
•Progressed senior leadership succession planning.
•Drove implementation of Company wellness and diversity and inclusion programs implemented during the year, including employee engagement survey.

Percentage of Target Operational Performance Objective Achieved: 112%
(1)Ms. Gregory's objectives were established in early 2021 with respect to her role as COO. In August 2021, the Board appointed Ms. Gregory to the role of Acting CFO, in addition to her role as COO. In recognition of Ms. Gregory's assumption of and strong performance in the role of Acting CFO in addition to her regular responsibilities, the Compensation Committee also made a discretionary increase of 10% pursuant to the Committee Adjustment Amount component of the Annual Incentive Program as discussed below.

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Paul Brockman:

Operational Performance Objective Category(1)	Weighting	Achievement Level	Description of Achievement
Run-off Liability Earnings Plan	30%	Target
•Delivered on target run-off liability earnings set out in the Company's business plan.
•Oversaw regional successes, including a region achieving its highest results in last 10 years.
•Implemented management strategies across in-focus portfolios.

Operational Execution: Claims Function	20%	Target	•Drove significant operational improvements in the Claims function target operating model. •Executed changes to management units and enhanced TPA oversight strategies.
Operational Execution: Claims Systems	20%	Partial	•Progressed upgrades of claims system through collaboration with IT; additional work ongoing.
M&A, Risk Management	20%	Target
•Partnered with the M&A team in the review and assessment of transactional opportunities, including the $3.8 billion of run-off liabilities ultimately assumed within the Company's return targets and risk parameters.

Human Capital, Leadership, Professional Development of Direct Reports, Succession Planning	10%	Target	•Developed management strength and depth within the Claims function. •Sponsored the Company's business excellence management training program.
Percentage of Target Operational Performance Objective Achieved: 94%

Nazar Alobaidat:

Operational Performance Objective Category(1)	Weighting	Achievement Level	Description of Achievement
Investment / Strategic	50%	Target
•Introduced four new asset classes into the Company's investment portfolio to improve risk-adjusted returns.
•Aligned allocation to alternatives to the Company's strategic asset allocation targets.
•Led investment support of M&A deal analysis and investment portfolio implementation.

Risk, Capital Management	20%	Target	•Supported the redemption of $2.7 billion from the InRe Fund L.P. •Led the ongoing redeployment of that capital within Company's investment risk tolerances.
Operational Execution	10%	Target	•Developed internal investment portfolio ESG reporting framework and led $30 million ESG impact fund investment.
Human Capital, Leadership, Professional Development of Direct Reports, Succession Planning	20%	Target
•Drove significant professional development and succession planning within the Investments function.
•Supported development of depth and talent within the Treasury function resulting in enhanced capability of that function.
•Contributed to implementation of Company wellness, diversity and inclusion programs.

Percentage of Target Operational Performance Objective Achieved: 100%

Committee Adjustment Amount
The Committee Adjustment Amount allows for a positive or negative discretionary adjustment of up to 10% on the formulaic bonus outcome described above. Any Committee Adjustment Amount is applied based on the Compensation Committee's judgment of the executive’s overall performance, including for exceptional individual or team achievements. For 2021, the Compensation Committee applied a 10% increase pursuant to the Committee Adjustment Amount to Ms. Gregory's annual incentive award, reflecting her assumption of the Acting CFO role in August 2021. As Acting CFO, Ms. Gregory brought leadership and stability to the Finance function and oversaw the enhancement of the Company's external disclosures and development of key performance indicators to support our investors' improved understanding of the business.

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2021 Annual Incentive Award Building Blocks
The formula and table below set forth the component parts and levels of achievement applicable to each of our executive officer's annual incentive award for 2021.

Executive Officer Annual Incentive Plan and Bonus Building Blocks í		50% weighting x		50% weighting x		Committee Discretion (% adjustment to formula-driven payment)		Total Annual Incentive Program and Bonus Award
		Target Award Opportunity	+	Target Award Opportunity	+/-		=
		x Company Financial Performance Objective Multiplier		x Operational Performance Objective Multiplier

Executive	Target Award Opportunity(1)	Company Financial Performance Objective Multiplier(2)		Operational Performance Objective Multiplier		Committee Discretion (% adjustment to formula-driven payment)		Total Award	Total Award (Percentage of Target Award Opportunity)
	($)	(%)		(%)		(%)		($)	(%)
Dominic Silvester(3) CEO	$3,750,000	29%		93%		—		$2,289,894	61%
Paul O’Shea President	$2,250,000	26%		90%		—		$1,301,529	58%
Orla Gregory Acting CFO and COO	$1,740,000	26%		112%		10.0%		$1,318,140	76%
Paul Brockman CCO	$875,000	28%		94%		—		$531,795	61%
Nazar Alobaidat CIO	$725,313	25%		100%		—		$454,478	63%
(1)Target Award Opportunity is determined by multiplying each executive's base salary by his or her target award opportunity percentage set forth above under "Annual Incentive Award Opportunity."
(2)The company financial performance objective multiplier varies by executive as they are each entitled to earn different percentages of their base salary as a bonus depending on the Company’s financial performance. Consequently, the same level of company financial performance translates into slightly different percentages of earned target award opportunity for each executive.
(3)Mr. Silvester resided in the United Kingdom until March 31, 2021, when he relocated to Bermuda. As a result, one-fourth of Mr. Silvester's 2021 Annual Incentive Program award was paid in GBP, which resulted in a conversion from USD to GBP at the prevailing exchange rate as of March 20, 2022.

Former CFO Bonuses
On August 10, 2021, Mr. Wolf stepped down from his position as our CFO. We entered into an Agreement and General Release with Mr. Wolf on August 11, 2021 (the "Release Agreement"). Pursuant to the Release Agreement and his employment agreement, Mr. Wolf received payment of $466,428, representing his target bonus opportunity for 2021, pro-rated based on the number of days of his employment in 2021, as reported in the All Other Compensation column of the Summary Compensation Table.
On April 6, 2020, Mr. Bowker notified us of his intent to resign effective in early 2021, and we entered into a Transition Agreement with Mr. Bowker on July 17, 2020, which was subsequently amended on February 19, 2021 (the "Transition Agreement"). Pursuant to the Transition Agreement, Mr. Bowker received an annual incentive award for 2020 that was calculated on the basis of his pro-rated salary over the last 14.5 months of his employment. He did not receive a bonus for 2021.

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Long-Term Incentive Compensation
The Amended and Restated 2016 Equity Incentive Plan (as amended, the "Equity Plan") provides our employees with long-term equity-based incentive compensation, which we believe furthers our objective of aligning the interests of management and the other plan participants with those of our shareholders. The Equity Plan also contains a Joint Share Ownership Plan ("JSOP") sub-plan, which supports the long-term equity award made to our CEO in 2020.
The Equity Plan is administered by the Compensation Committee. Our Equity Plan awards are designed to link executive compensation directly to the Company's long-term performance through the use of performance stock unit awards ("PSUs"), time-vested restricted stock unit awards ("RSUs"), and a JSOP award for our CEO. For senior executives, our philosophy is to weight performance-based equity awards more heavily than time-based equity awards, although we consider the combined PSU/RSU awards to be effective in encouraging both long-term financial performance and retention of key talent. Long-term incentive plan awards comprise a significant component of an executive's total compensation, which we believe creates alignment with shareholders.
For 2021, PSUs were tied to growth in fully diluted book value per share ("FDBVPS") or average annual Non-GAAP Operating Income return on opening shareholders' equity ("Operating Income ROE") over three-year performance periods. Operating Income ROE is calculated by dividing our Non-GAAP Operating Income by our opening shareholders' equity. The JSOP award granted to our CEO is tied to the market price of our ordinary shares and growth in FDBVPS.
Equity Awards
CEO President and Acting CFO and COO Awards. No new equity awards were granted to Mr. Silvester, Mr. O'Shea or Ms. Gregory in 2021. Each received long-term equity awards covering the three year performance period from 2020 through 2022 during 2020, which remain outstanding. The Compensation Committee does not generally consider these executives eligible for annual long-term incentive equity awards, but rather expects the awards to cover a three-year period absent a change in circumstances. Additional information on the awards granted to Mr. Silvester, Mr. O'Shea, and Ms. Gregory in 2020, including the applicable performance conditions, is included in the Company's 2021 proxy statement.
CCO and CIO Awards. Messrs. Brockman and Alobaidat have been considered eligible for annual long-term equity incentive awards, and the amounts of such awards are subject to the Compensation Committee's determination each year. They each received grants of PSUs and RSUs under our annual senior management long-term equity incentive program in March 2021 in the amounts set forth in the Grants of Plan-Based Awards Table. These awards comprised 70% PSUs and 30% RSUs. In addition, Messrs. Brockman and Alobaidat each received a retention award of RSUs that cliff vest on the third anniversary of the grant date.
The performance targets applicable to the PSUs granted in 2021 relate to FDBVPS and Operating Income ROE and are set forth below. The Compensation Committee set the performance condition threshold, target, and maximum levels as set forth in the table below taking into account the Company's business planning and forecasting.

CCO and CIO PSUs (Performance Period: January 1, 2021 - December 31, 2023)(1)
Growth in 3-Year FDBVPS	PSU Vesting as a Percentage of Target(2)	Average Annual Operating Income ROE for 3-Year Period	PSU Vesting as a Percentage of Target(1)

Less than 25% (Below Threshold)	—%	Less than 9.6% (Below Threshold)	—%
25.0% (Threshold)	60%	9.6% (Threshold)	60%
32.5% (Target)	100%	12.0% (Target)	100%
40.0% or greater (Maximum)	150%	14.4% or greater (Maximum)	150%
(1)50% of the PSUs granted to each of our CCO and CIO are subject to the FDBVPS metrics set forth in the table and 50% are subject to the ROE metrics set forth in the table.
(2)Actual payout levels between threshold and target and target and maximum are determined by straight-line interpolation.

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Alignment of Pay and Performance

What We Reward:	How We Link Pay to Performance:	How We Pay:

Long-term performance over a 3-year period in our LTI program.

Strong financial and operational performance,
as measured against Board-approved plan
in our Annual Incentive Program.

Achievement of individual strategic and operational objectives.	è	Significant allocation of executive compensation is to performance-based LTI awards that vest according to the level of financial performance measured against key performance indicators. Provides alignment between executives and shareholders.

Annual Incentive Program payments are tied in large part to achievement of growth in fully diluted book value per share, return on equity, and Non-GAAP Operating Income.

Annual Incentive Program drives accountability for executing individual strategic and operational objectives.	è	LTIs for CEO, President and Acting CFO / COO are on multi-year cycles, with no awards granted in 2021. Other executives receive annual LTIs, including performance-based units.

Annual Incentive Program awards reflect threshold level achievement on one Company Financial Objective, with two missed. Individual Operational Performance Objectives were largely achieved at target level, with several partially met and with the Acting CFO / COO exceeding some.

Executive Employment Agreements
Employment contracts are required in certain jurisdictions in which our executive officers are based. The Board also sees the value in entering into employment contracts for key executives in order to obtain restrictive covenants for non-competition, non-solicitation and confidentiality, and to promote a sense of security and cohesiveness among the leadership team. As such, we have entered into employment agreements with each of our executive officers. See "Executive Compensation Tables - Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Employment Agreements with Executive Officers" below for a summary of the material terms of the employment agreements in effect as of December 31, 2021.

Other Benefits and Perquisites
We provide certain additional benefits in furtherance of our objective of retaining and attracting key talent and pursuant to contractual provisions. In 2021, our executive officers participated in the same group insurance and employee benefit plans, including long-term disability insurance, life insurance, and medical and dental benefits on the same basis as our other salaried employees. We pay the employee’s share of Bermudian government payroll and social insurance taxes for all of our Bermuda employees, including our executive officers based in Bermuda, which we believe is common practice at other Bermuda-based public companies. Our Bermuda-based executive officers also receive a payment in lieu of a retirement benefit contribution, as described below in "Executive Compensation Table - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Retirement and Other Benefits." Our U.S.-based executive officers participate in our U.S. 401(k) plan, which has matching contributions. Mr. Silvester's employment agreement provides for certain additional benefits such as expense reimbursements for non-plan medical and dental items (of which there were none in 2021), reimbursement for specified personal commercial travel and, from and after March 31, 2021, a housing benefit reflecting his relocation to the Company's headquarters in Bermuda.

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Our Bermuda-based executive officers are permitted business use of the Company's prepaid private aircraft hours or chartered flights for security, work efficiencies, and health, safety and travel restriction concerns occurring during COVID-19. The CEO’s spouse has accompanied him on certain business flights at no incremental cost to the Company.

Change in Control and Post-Termination Payments
Upon a qualifying termination or change in control, our executive officers may be entitled to vesting of equity-based incentive awards and other severance payments and benefits pursuant to the terms of the Equity Plan and their employment agreements. These benefits vary, and are described below under "Executive Compensation Tables - Potential Payments Upon Termination or Change in Control."
The terms of the employment agreements reflect arm’s-length negotiations between us and each executive officer regarding change in control and post-termination payments. See “Executive Compensation Tables - Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Employment Agreements with Executive Officers" below for a summary of the employment agreements in effect in 2021.

Clawback of Incentive Compensation
Our Clawback Policy applies to all cash and equity incentive awards granted after its adoption. The Clawback Policy allows the Board of Directors or the Compensation Committee to recoup or "clawback" incentive compensation if an employee: (i) engages in misconduct pertaining to a financial reporting requirement under the federal securities laws that requires a restatement to correct an error; (ii) receives incentive compensation based on inaccurate financial or operating measure that when corrected causes significant harm to the Company; (iii) engages in any fraud, theft, misappropriation, embezzlement, or dishonesty to the detriment of our financial results; or (iv) engages in conduct that is not in good faith and disrupts, damages, impairs, or interferes with our business, reputation, or employees.
In addition, our Annual Incentive Program works in conjunction with our Clawback Policy in that it allows the Compensation Committee to cancel an award if the program participant has engaged in conduct or acts determined to be materially injurious, detrimental, or prejudicial to the Company's interest, and allows us to recoup any amount in excess of what the participant should have received under the terms of the award for any reason, including financial restatement, mistake in calculations, or other administrative error. Awards made under our Equity Plan are also subject to the Clawback Policy. In addition to the policy, our equity plan provides that the Compensation Committee has the authority to require disgorgement of any profit, gain, or other benefit received in respect of restricted shares, options, and stock appreciation rights for a period of up to 12 months prior to the grantee’s termination for cause. As a publicly traded company, the mandates of the Sarbanes-Oxley Act requiring clawback of compensation under specified circumstances also apply to us.

Other Matters
Hedging and Pledging
Under our Insider Trading Policy, our directors, officers and employees (and members of such individuals’ immediate family with whom such individuals share a household, other persons with whom such individuals share a household, persons who principally rely on such individuals for financial support, and persons or entities over whom such individuals have control or influence with respect to a transaction in securities (i.e., a trustee of a trust or an executor of an estate)) are prohibited from (1) engaging in any hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts, and (2) trading in derivatives of our securities, such as exchange-traded put or call options and forward transactions. Further, such individuals are prohibited from short selling our shares. If any such individual pledges our shares for a loan, as in a margin account, and a sale of those shares is forced, there is no special exemption for that sale from the insider trading laws or our Insider Trading Policy.

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Share Ownership Guidelines
Our Share Ownership Guidelines require our executive officers and directors to achieve and maintain ownership of our ordinary shares at the levels specified in the table below within five years of becoming subject to the guidelines. An individual may not sell or otherwise dispose of Company shares (including during the five year accumulation period) until he or she has met his or her minimum ownership requirement, except that shares may be withheld upon vesting to satisfy tax obligations. In cases where covered persons hold multiple roles with different share ownership requirements, the higher ownership requirement applies. All covered persons are currently in compliance with our Share Ownership Guidelines, which are as follows:

Position	Ownership Requirement

CEO	6x base salary
President & COO(1)	3x base salary
CFO & Other Executive Officers(1)	2x base salary
Non-Employee Directors	3x annual Board cash retainer
(1)Ms. Gregory, our Acting CFO & COO, is subject to a 3x base salary share ownership requirement.

Individuals may satisfy their ownership requirements with (i) shares owned directly or indirectly (including any shares held in retirement account or deferred compensation plan maintained by the Company), (ii) time vested restricted stock, RSUs or phantom stock, (iii) for covered persons other than non-employee directors, performance shares or PSUs (counted at target), or (iv) share units held in a non-employee director's deferred compensation plan. Shares are valued based on the closing price of the last completed calendar year. A copy of our Share Ownership Guidelines is available on our website at http://www.enstargroup.com/corporate-governance.
Accounting Treatment of Compensation
We account for equity compensation paid to our employees based on the guidance of the Share-Based Payment topic of the Financial Accounting Standards Board Accounting Standards Codification, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

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Compensation Risk Assessment
As part of our risk management practices, the Compensation Committee reviews and considers risk implications of and incentives created by our executive compensation program and our compensation policies and practices for the Company as a whole. At the Compensation Committee’s direction, our Group Chief Risk Officer and Group General Counsel annually conduct a risk assessment of our compensation policies and practices for executives and all employees, which is discussed and reviewed by the Compensation Committee. The review analyzes compensation governance processes, situations where compensation programs may have the potential to raise material risks to the Company, internal controls that mitigate the risk of incentive compensation having an adverse effect, and program elements that further mitigate these risks. Through this review, the Compensation Committee has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on us.

Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the Human Resources and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K filed with the SEC on February 24, 2022 for the year ended December 31, 2021.
HUMAN RESOURCES AND COMPENSATION COMMITTEE
B. Frederick Becker
Robert J. Campbell
Hans-Peter Gerhardt
Poul A. Winslow

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table sets forth compensation earned in 2021, 2020 and 2019 by our CEO, Acting Chief Financial Officer and Chief Operating Officer, President, Chief Claims Officer, Chief Investment Officer, and two of our former executives who served as Chief Financial Officer during 2021. These individuals are referred to in this proxy statement as the "executive officers" or the "named executive officers."

Name & Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Plan Incentive Compensation(4)	All Other Compensation	Total

Dominic Silvester(5)	2021	$1,901,561	$—	$—	$—	$2,289,894	$998,327	$5,189,781
Chief Executive Officer	2020	$223,528	$364,720	$—	$13,648,652	$4,011,913	$5,300,153	$23,548,966
	2019	$2,366,545	$—	$—	$—	$2,926,986	$219,719	$5,513,251

Orla Gregory(6)	2021	$1,200,000	$—	$—	$—	$1,318,139	$296,711	$2,814,850
Acting Chief Financial Officer & Chief Operating Officer	2020	$1,196,190	$—	$5,522,242	$—	$2,082,000	$296,330	$9,096,762
	2019	$1,122,000	$—	$—	$—	$1,719,465	$282,186	$3,123,651

Paul O’Shea(7)	2021	$1,500,000	$—	$—	$—	$1,301,529	$326,711	$3,128,240
President	2020	$1,488,839	$—	$8,979,293	$—	$2,610,000	$325,595	$13,403,727
	2019	$1,271,535	$—	$—	$—	$2,034,456	$297,139	$3,603,130

Paul Brockman(8)	2021	$610,848	$—	$2,520,036	$—	$531,795	$17,400	$3,680,080
Chief Claims Officer	2020	$492,584	$—	$1,356,946	$—	$728,000	$17,100	$2,594,630
	2019	$474,205	$—	$475,919	$—	$648,501	$16,500	$1,615,126

Nazar Alobaidat(9)	2021	$572,339	$—	$1,550,071	$—	$454,478	$17,400	$2,594,287
Chief Investment Officer	2020	$539,348	$145,438	$314,279	$—	$854,563	$13,100	$1,866,728
	2019	$505,625	$37,321	$3,349,847	$—	$612,680	$12,027	$4,517,499

Guy Bowker(10)	2021	$131,054	$—	$—	$—	$—	$75,050	$206,104
Former Chief Financial Officer	2020	$687,500	$—	$724,981	$—	$800,000	$238,736	$2,451,217
	2019	$575,000	$263,500	$373,639	$—	$316,250	$261,880	$1,790,269

Zachary Wolf(11)	2021	$473,409	$—	$1,361,714	$—	$—	$1,250,703	$3,085,826
Former Chief Financial Officer

(1)All base salary amounts are presented in United States Dollars ("USD"). Certain amounts paid to Mr. Silvester in GBP have been converted to USD for presentation in this Summary Compensation Table as described below.
(2)The amounts shown in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs granted to our executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 20 - Share-Based Compensation and Pensions to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. Amounts reported in the table in respect of PSUs granted in 2021 reflect a "target" level of performance, and the grant date fair value of such awards was as follows: Paul Brockman - $364,223; Nazar Alobaidat - $384,957; and Zachary Wolf - $1,103,161. If the maximum level of performance were to be achieved, then the number of shares that would be received in respect of such 2021 PSUs would be 150% of the number of PSUs granted (for Messrs. Brockman, Alobaidat and Wolf), and the grant date value of such awards would have been as follows: Paul Brockman - $546,334; Nazar Alobaidat - $577,436; and Zachary Wolf - $1,654,741. Whether the recipients of PSUs ultimately receive any shares in respect of PSU awards depends on whether Enstar achieves certain levels of growth in fully diluted book value per share or Operating Income ROE, as set forth in each award agreement.
(3)The amounts shown in the Option Awards column represents the aggregate grant date fair value of options granted to our chief executive officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures
(4)The amounts reported reflect the actual performance-based annual incentive bonuses paid to each named executive officer for the applicable year pursuant to the Annual Incentive Program. The bonuses paid pursuant to the Annual Incentive Program are described above in "Compensation Discussion and Analysis - Annual Incentive Compensation.”
(5)Base salary amounts paid to Mr. Silvester in GBP have been converted to USD at the then-prevailing exchange rate on the relevant payroll date. Mr. Silvester resided in the United Kingdom until March 31, 2021 when he relocated to Bermuda. As a result, one-fourth of Mr. Silvester's 2021 Annual Incentive Program award was paid in GBP, which resulted in conversion from USD to GBP at the prevailing exchange rate as of March 20, 2022. In addition, one-fourth of Mr. Silvester's retirement benefit was calculated and paid in GBP and has been converted to USD at the then-prevailing exchange rate on March 20, 2022. All Other Compensation for 2021 represents (A) cash contributions on the same terms provided to all employees in the same region as follows: (i) retirement benefit contribution ($248,400), and (ii) Bermudian payroll and social insurance tax ($176,711); (B) contractual and related personal benefits as follows: (i) Company-maintained

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apartment ($191,590), (ii) personal commercial air travel for executive and his spouse ($154,626), and (iii) private relocation flight for family in light of COVID-19 ($100,422); (C) other personal benefits as follows: (i) tax and professional advisory fees related to relocation ($126,578), (ii) legal advisory fees related to employment and transactions, and (iii) spouse accompaniment on permitted business private flights at no incremental cost to the Company.
(6)All Other Compensation for 2021 represents: (i) cash payment in respect of retirement benefit contribution ($120,000) and (ii) payment of Ms. Gregory’s share of Bermudian payroll and social insurance tax ($176,711). Both the retirement benefit contribution and the payroll and social insurance tax payment are payments we provide to all of our Bermuda-based employees.
(7)All Other Compensation for 2021 represents: (i) cash payment in respect of retirement benefit contribution ($150,000) and (ii) payment of Mr. O'Shea's share of Bermudian payroll and social insurance tax ($176,711). Both the retirement benefit contribution and the payroll and social insurance tax payment are payments we provide to all of our Bermuda-based employees.
(8)All Other Compensation for 2021 represents a Company matching contribution under our 401(k) plan ($17,400). This Company matching contribution under our 401(k) plan is offered to all of our U.S.-based employees.
(9)All Other Compensation for 2021 represents a Company matching contribution under our 401(k) plan ($17,400). This Company matching contribution under our 401(k) plan is offered to all of our U.S.-based employees.
(10)All Other Compensation for 2021 represents: (i) cash payment in respect of retirement benefit contribution ($12,818); (ii) payment of Mr. Bowker's share of Bermudian payroll and social insurance tax ($23,821); and (iv) a payment in respect of accrued but unused vacation made in connection with Mr. Bowker's resignation from the Company ($38,411). Both the retirement benefit contribution and the payroll and social insurance tax payment are payments we provide to all of our Bermuda-based employees.
(11)In connection with Mr. Wolf's separation from the Company, he forfeited 80% of the PSUs awarded to him in 2021. All Other Compensation for 2021 represents (i) a Company matching contribution under our 401(k) plan ($17,400) and (ii) a severance payment pursuant to the Release Agreement ($1,233,303). Company matching contribution under our 401(k) plan is offered to all of our U.S.-based employees. Mr. Wolf was not a named executive officer in 2019 or 2020; as such, only his compensation for 2021 is reported.

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Grants of Plan-Based Awards in 2021

Name(1)	Award Type	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock and Option Awards(5)

				Threshold	Target	Maximum	Threshold	Target	Maximum
Dominic Silvester	AIP	n/a	n/a	$2,250,000	$3,750,000	$4,950,000

Orla Gregory	AIP	n/a	n/a	$810,000	$1,740,000	$2,310,000

Paul O'Shea	AIP	n/a	n/a	$1,012,500	$2,250,000	$2,970,000

Paul Brockman	AIP	n/a	n/a	$391,669	$725,313	$957,413
	PSUs		3/30/2021				437	729	1,094		$182,111
	PSUs		3/30/2021				437	729	1,094		$182,111
	RSUs		3/30/2021							624	$155,881
	RSUs		7/1/2021							8,340	$1,999,932

Nazar Alobaidat	AIP	n/a	n/a	$313,335	$725,313	$957,413
	PSUs		3/30/2021				462	770	1,155		$192,354
	PSUs		3/30/2021				463	771	1,157		$192,604
	RSUs		3/30/2021							661	$165,124
	RSUs		3/30/2021							4,003	$999,989

Zachary Wolf(6)	PSUs		3/30/2021				724	1,207	1,811		$301,521
	PSUs		3/30/2021				724	1,207	1,811		$301,521
	PSUs		3/30/2021				601	1,001	1,502		$250,060
	PSUs		3/30/2021				601	1,001	1,502		$250,060
	RSUs		3/30/2021							1,035	$258,553

(1)Mr. Bowker resigned as Enstar's Chief Financial Officer on March 1, 2021 and did not receive any grants of plan-based awards during 2021.
(2)The amounts reported in these columns represent estimated possible payouts of performance-based annual incentive cash bonuses under the Annual Incentive Program in respect of 2021, assuming threshold achievement, target achievement and maximum achievement of the applicable performance metrics and assuming full negative and positive exercise of the Committee Adjustment Amount for threshold and maximum awards, respectively. The Committee Adjustment Amount is described in detail in "Compensation Discussion and Analysis - Annual Incentive Compensation - Committee Adjustment Amount." The actual amounts paid to our named executive officers in respect of 2021 are included in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.
(3)The amounts reported in these columns represent grants pursuant to the Equity Plan during 2021 of PSUs that cliff vest following a three-year performance period, subject to the Company's achievement of certain levels of growth in fully diluted book value per share or Operating Income ROE. Failure by the Company to attain at least a threshold level of financial performance during the performance period in respect of an award would result in zero vesting of PSUs under such award.
(4)The amounts reported in this column represent grants pursuant to the Equity Plan during 2021 of time-vested RSUs. RSUs granted during 2021 vest in three approximately equal annual installments beginning one year from the grant date. Pursuant to the Release Agreement, Mr. Wolf vested in the 1,035 RSUs awarded to him in 2021 that were otherwise scheduled to vest in three approximately equal annual installments beginning on March 30, 2022.
(5)The amounts reported in this column represent the grant date fair value of awards granted to our named executive officers in 2021, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(6)Mr. Wolf resigned as Enstar's Chief Financial Officer on August 10, 2021. Mr. Wolf forfeited 80% of the PSUs granted to him during 2021 in connection with his resignation. Mr. Wolf vested in the 1,035 RSUs awarded to him in 2021 that were otherwise scheduled to vest in three approximately equal annual installments beginning on March 30, 2022.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based
Awards Table
CFO Transitions During 2021
On April 6, 2020, Mr. Bowker notified us of his intent to resign effective in early 2021, and we entered into the Transition Agreement with Mr. Bowker on July 17, 2020, subsequently amended on February 19, 2021. Zachary Wolf was appointed as CFO effective on March 2, 2021, following Mr. Bowker's last day of employment on March 1, 2021. On August 10, 2021, Mr. Wolf stepped down from his position as our CFO, and we entered into the Release Agreement with Mr. Wolf on August 11, 2021. Ms. Gregory was appointed as our Acting CFO on August 10, 2021, and she continues to serve in that role.
Employment Agreements with Named Executive Officers
We have employment agreements with all of our named executive officers.
On March 31, 2021, we entered into an amended and restated employment agreement with Mr. Silvester, extending his term of service for an additional two years to January 31, 2025 and providing for an increased annual base salary of $2,500,000. In addition, Mr. Silvester's 2021 employment agreement provides for certain benefits including a monthly housing allowance of $20,000, others described in "Compensation Discussion and Analysis - Other Benefits and Perquisites" above, and contains ministerial changes to terms and conditions to conform the agreement to Bermuda law requirements. Mr. Silvester's employment agreement does not contain an automatic renewal clause.
Mr. O'Shea's employment agreement, which was amended and restated on January 21, 2020, provides for an annual base salary of $1,500,000. Mr. O'Shea's term of service under his employment agreement extends to March 1, 2023, and the agreement does not contain an automatic renewal clause.
On September 16, 2021, we entered into an amended employment agreement with Ms. Gregory in connection with her appointment to the position of Acting CFO. Ms. Gregory's agreement includes substantially the same terms and conditions as her prior agreement, except that the agreement provides that Ms. Gregory is required to provide us with six months' notice before resigning without "good reason," and we are required to provide Ms. Gregory with six months' notice before terminating her employment without "cause." Ms. Gregory's term of service under the amended employment agreement extends to March 1, 2023 and the agreement does not contain an automatic renewal clause.
Mr. Brockman's employment agreement was entered into on January 8, 2018 and continues for an indefinite term until terminated in accordance with its terms.
Mr. Alobaidat's employment agreement was entered into on September 9, 2016 and continues for an indefinite term until terminated in accordance with its terms.
The material terms of each of the employment agreements are described below in the section entitled "Potential Payments upon Termination or Change in Control." The employment agreements also provide for certain benefits and certain restrictive covenants.
Transition Agreement Terms for Guy Bowker
On July 17, 2020, we entered into the Transition Agreement with Mr. Bowker in connection with Mr. Bowker's planned separation from the Company. The Transition Agreement provided for: (i) his continued service through March 1, 2021; (ii) a monthly payment rate of $62,500; and (iii) the forfeiture of his outstanding long-term equity incentive awards through his remaining employment, other than one-third of the RSUs awarded to him in 2020 (1,622 RSUs) and the PSUs awarded to him in 2018 (1,871 PSUs) that were both otherwise scheduled to vest in March 2021.
Agreement and General Release Terms for Zachary Wolf
On August 11, 2021, we entered into the Release Agreement with Mr. Wolf in connection with his separation from the Company, which provided for contractual severance benefits and a customary plenary release. The Release Agreement provided for: (i) a cash payment, less applicable withholding and deductions, equal to his (x) annual

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base salary ($766,875) and (y) his target bonus opportunity for 2021, pro-rated based on the number of days he was employed during 2021 ($466,428); (ii) accelerated vesting of 3,286 RSUs awarded to Mr. Wolf in 2020 and 1,035 RSUs awarded to Mr. Wolf in 2021; and (iii) accelerated vesting of PSUs awarded to Mr. Wolf in 2021 at target level, pro-rated based on the number of days he was employed during the applicable performance periods that were otherwise scheduled to vest in March 2024 (895 PSUs).
Incentive Awards
Awards granted under our Annual Incentive Program and our Equity Plan are described in "Compensation Discussion and Analysis - Annual Incentive Compensation" and "Long-Term Incentive Compensation," respectively.
Retirement and Other Benefits
We maintain retirement plans and programs for our employees in Bermuda, Australia, the United Kingdom, Europe, and the United States. On an annual basis, our employees and executive officers in Bermuda receive an amount equal to 10% of their base salaries in respect of a retirement benefit contribution. Mr. Silvester received a retirement benefit in respect of 2021 pursuant to his employment agreement in the amount of $248,400, converted to United States dollars using the applicable exchange rate on March 20, 2022 for the portion of the year in which he was paid in British pounds. Our employees and executive officers in the United States receive a Company matching contribution under our 401(k) plan of up to 6% of base salary, subject to IRS maximums. The amounts paid to each of our executive officers in respect of these retirement benefits are included in the amounts shown in the "All Other Compensation" column of the Summary Compensation Table above. Amounts for other benefits included in the "All Other Compensation" column of the Summary Compensation Table are described in "Compensation Discussion and Analysis - Other Benefits and Perquisites."

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Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information regarding all outstanding equity awards held by the executive officers at December 31, 2021.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic Silvester	565,630	(2)	$266.00	4/21/2023	(2)	—		$—	—		$—

Orla Gregory	20,000	(3)	$147.75	6/9/2024		4,481	(4)	$1,109,451	40,326	(5)	$9,984,314

Paul O'Shea	—		$—	—		7,286	(6)	$1,803,941	65,570	(7)	$16,234,476

Paul Brockman	—		$—	—		13,233	(8)	$1,211,458	8,582	(9)	$2,124,817

Nazar Alobaidat	—		$—	—		22,701	(10)	$5,620,541	2,367	(11)	$586,046

Guy Bowker	—		$—	—		—		$—	—		$—

Zachary Wolf	—		$—	—		—	(12)	$—	—	(13)	$—

(1)Market value of stock awards based on $247.59 per share, the closing price of our ordinary shares on December 31, 2021.
(2)Represents Mr. Silvester's Joint Share Ownership Interest in 565,630 ordinary shares relating to an equity award granted to him under our Joint Share Ownership Plan, a sub-plan of our Equity Plan. Under the terms of a joint share ownership agreement between Enstar, Mr. Silvester and the trustee of the Enstar Group Limited Employee Benefit Trust, Mr. Silvester holds a shared ownership interest with the Trustee in the ordinary shares underlying the award, subject to certain vesting and other conditions. Except in certain instances of change of control, as defined in the joint share ownership agreement, or the lapse of his interest, 80% of Mr. Silvester's interest will vest on January 21, 2023 (the "Vesting Date") and 20% of Mr. Silvester's interest will vest on that date only if the growth of Enstar's fully diluted book value per ordinary share between January 1, 2020 and December 31, 2022 meets or exceeds a compound annual growth rate of 10%. For a period of three months beginning on the Vesting Date, Mr. Silvester may realize the value, if any, of the Executive Interest. Upon expiration of the three-month period, the value, if any, of the Executive Interest will be realized automatically. Where the market prices of an ordinary share on both the Vesting Date and the date on which the value of Mr. Silvester's interest is realized are equal to or greater than $266.00, Mr. Silvester will be entitled to 100% of any value in the ordinary shares held by the Trust above $205.89 per share.
(3)Reflects fully vested cash-settled SARs granted in 2014. No shares of stock may be issued upon exercise.
(4)Reflects RSUs scheduled to vest in two equal annual installments beginning on January 21, 2022.
(5)Reflects PSUs that cliff vest following a three-year performance period that began on January 1, 2020 subject to the Company's achievement of certain levels of growth in fully diluted book value per share. The amount of unearned PSUs is reported based on the Maximum (200% multiplier) number of PSUs that may be earned for the performance period.
(6)Reflects RSUs scheduled to vest in two equal annual installments beginning on January 21, 2022.
(7)Reflects PSUs that cliff vest following a three-year performance period that began on January 1, 2020 subject to the Company's achievement of certain levels of growth in fully diluted book value per share. The amount of unearned PSUs is reported based on the Maximum (200% multiplier) number of PSUs that may be earned for the performance period.
(8)Reflects (a) 1,400 PSUs that cliff vested on March 1, 2022 following a three-year performance period that ended on December 31, 2021 upon the Company's achievement of certain levels of growth in fully diluted book value per share; (b) 1,401 PSUs that cliff vested on March 1, 2022 following a three-year performance period that ended on December 31, 2021 upon the Company's achievement of certain levels of Operating Income ROE; (c) 1,468 RSUs scheduled to vest in two approximately equal annual installments beginning on March 20, 2022; (d) 624 RSUs scheduled to vest in three approximately equal annual installments beginning on March 30, 2022; and (e) 8,340 RSUs scheduled to vest on July 1, 2024.
(9)Reflects (a) 3,854 PSUs (150% of target) that cliff vest following a three-year performance period that began on January 1, 2020 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; (b) 3,854 PSUs (150% of target) that cliff vest following a three-year performance period that began on January 1, 2020 subject to the Company's achievement of certain levels of Operating Income ROE; (c) 437 PSUs (60% of target) scheduled to cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; and (d) 437 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of Operating Income ROE.
(10)Reflects (a) 1,030 PSUs that cliff vested on March 1, 2022 following a three-year performance period that ended on December 31, 2021 upon the Company's achievement of certain levels of growth in fully diluted book value per share; (b) 1,030 PSUs that cliff vested on March 1, 2022 following a three-year performance period that ended on December 31, 2021 upon the Company's achievement of certain levels of Operating Income ROE; (c) 15,702 RSUs scheduled to vest on September 18, 2022; (d) 275 RSUs scheduled to vest in two approximately equal annual installments beginning on March 20, 2022; (d) 661 RSUs scheduled to vest in three approximately equal annual installments beginning on March 30, 2022; and (e) 4,003 RSUs scheduled to vest on March 30, 2024.

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(11)Reflects (a) 720 PSUs (150% of target) that cliff vest following a three-year performance period that began on January 1, 2020 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; (b) 722 PSUs (150% of target) that cliff vest following a three-year performance period that began on January 1, 2020 subject to the Company's achievement of certain levels of Operating Income ROE; (c) 462 PSUs (60% of target) scheduled to cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; and (d) 463 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of Operating Income ROE.
(12)In connection with Mr. Wolf's separation from the Company, he forfeited 80% of the PSUs awarded to him in 2020 and 2019 pursuant to the terms of his employment agreement and the Release Agreement.
(13)In connection with Mr. Wolf's separation from the Company and pursuant to the terms of his Release Agreement, on the date of his termination he vested in the following: (a) the 3,286 RSUs awarded to him in 2020 that were otherwise scheduled to vest in three approximately equal annual installments beginning on September 21, 2021 and (b) the 1,035 RSUs awarded to him in 2021 that were otherwise scheduled to vest in three approximately equal annual installments beginning on March 30, 2022.

Option Exercises and Stock Vested during 2021 Fiscal Year
The following table sets forth information regarding the vesting of restricted shares held by the executive officers during the 2021 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Dominic Silvester	—	$—
Orla Gregory	2,240	$472,662
Paul O'Shea	3,643	$768,709
Paul Brockman	2,760	$666,036
Nazar Alobaidat	1,961	$462,974
Guy Bowker	4,429	$344,821
Zachary Wolf	5,216	$1,364,140
(1)Amount is the number of shares of stock acquired upon vesting of PSU and RSU awards multiplied by the closing market price of our ordinary shares on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Potential Payments upon Termination or Change in Control
This section describes payments that would be made to our executive officers following termination of employment or upon a change in control of the Company. In the first part of this section, we describe benefits under employment agreements and general plans that apply to any executive officer participating in those plans. We then provide estimated amounts of benefits assuming the occurrence of certain hypothetical termination events as of December 31, 2021.
Employment Agreement for our Chief Executive Officer
The descriptions below set forth the material terms of the employment agreement with our CEO that was in effect as of December 31, 2021 (the "CEO Employment Agreement").
Termination for "Cause" or Voluntary Termination without "Good Reason." If we terminate Mr. Silvester's employment for "cause," or if Mr. Silvester voluntarily resigns without "good reason," we will not be obligated to make any payments to him other than amounts that have been fully earned by, but not yet paid to, Mr. Silvester.
Change in Control. If a change of control of the Company occurs during the term of the CEO Employment Agreement, Mr. Silvester would be entitled to: (i) a lump sum amount equal to $7,500,000 (three times his annual base salary); and (ii) if his Executive Interest under the JSOP Agreement vests upon such change in control, a lump sum amount (such amount, the "COC JSOP Amount") equal to either (a) $34 million less any amount realized by him in respect of the Executive Interest, if the Hurdle (defined in the JSOP Agreement as the closing price of a common share of the Company on January 17, 2020 multiplied by the compound annual growth rate for the period from, and including, January 21, 2020 to the earlier of certain dates as prescribed in the JSOP Award), is met at the time of such change of control, or (b) $27 million less any amount received by him in respect of the Executive Interest, if the Hurdle is not met. Mr. Silvester would also be entitled to continued medical benefits for him and his

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spouse and dependents for thirty-six months if he were to resign within 30 days of a change in control. For an explanation of the determination of the value of the Executive Interest in respect of the CEO JSOP Award in the event of a change in control, see “Equity Incentive Plan – CEO JSOP Award” below for a discussion of the JSOP Award in the event of a change in control.
Termination "without Cause" or Termination for "Good Reason." If Mr. Silvester’s employment is terminated during the term of the CEO Employment Agreement by the Company without “cause” or by Mr. Silvester for “good reason,” Mr. Silvester would be entitled to: (i) any amounts that have been fully earned by, but not yet paid to, Mr. Silvester under the CEO Employment Agreement as of the date of such termination, together with any payment in lieu of accrued but unused holiday; (ii) a lump sum amount equal to $7,500,000 (three times his annual base salary) less any amount received in respect of a prior change in control; (iii) continued medical benefits for him and his spouse and dependents for three years; (iv) in the event no COC JSOP Amount has been paid to him, if such termination occurs before the date his Executive Interest vests and if, on January 21, 2023, the Hurdle has not been met, a lump sum amount equal to $27 million less any amount received by him in respect of the Executive Interest; and (v) an amount equal to the bonus that he would have received in respect of the year of his termination had he been employed by the Company for the full year, based on the Company's achievement of the performance goals established in accordance with any incentive plan in which he participates.
Death of Executive. In the event of Mr. Silvester's death, the CEO Employment Agreement automatically terminates, and his or her designated beneficiary or legal representatives are entitled to: (i) a lump sum payment equal to five times the executive officer’s annual base salary pursuant to life insurance coverage maintained by the Company on behalf of Mr. Silvester; (ii) an amount equal to the bonus that would have been received had Mr. Silvester been employed by Company for the full year, multiplied by a fraction, the numerator of which is the number of calendar days he was employed in such year and the denominator of which is 365; and (iii) continued medical benefits coverage for Mr. Silvester's spouse and dependents for a period of 36 months if and to the extent the Company was paying for such benefits for Mr. Silvester’s spouse and dependents at the time of his death. The Company self-insures its obligation to fund the difference between the contractually provided lump sum amount payable in the event of the death of Mr. Silvester and the life insurance benefit provided by his participation in the Company's life insurance benefit provided to all employees.
Disability of Executive. If Mr. Silvester's employment is terminated due to disability, then he is entitled to: (i) any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to him as of the date of such termination; (ii) continued base salary for a period of 36 months, with base salary payments being offset by any payments under the Company's disability insurance policies; (iii) an amount equal to the bonus that would have been received had Mr. Silvester been employed by the Company for the full year, multiplied by a fraction, the numerator of which is the number of calendar days he was employed in such year and the denominator of which is 365; and (iv) continued medical benefits coverage for Mr. Silvester and his spouse and dependents for a period of 36 months if and to the extent the Company was paying for such benefits for Mr. Silvester’s spouse and dependents at the time of his death.
Restrictive Covenants. The CEO Employment Agreement restricts Mr. Silvester from competing with the Company for the term of the CEO Employment Agreement and, if his employment with the Company is terminated before the end of the employment term, for a period of 18 months after his termination of employment.
Employment Agreements for our President; Acting Chief Financial Officer and Chief Operating Officer; Chief Claims Officer; and Chief Investment Officer
The descriptions below set forth the material terms of the employment agreements with our named executive officers other than our CEO, that were in effect as of December 31, 2021.
Our executive officers are entitled to certain benefits under their employment agreements upon termination of their employment. An executive officer’s employment may terminate under any of the following circumstances: (i) by us for "cause" (as defined in the applicable executive’s agreement) or by the executive without "good reason" (as defined in the executive’s agreement, if applicable); (ii) by us without "cause" or by the executive with "good reason" (if applicable); (iii) following a "change of control" (as defined in the applicable executive’s agreement); (iv)

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upon the executive’s death or disability; and (v) after expiration of the term of employment for agreements with a set term.
Upon termination for any reason, each executive is entitled to any salary, bonuses, expense reimbursement and similar amounts (including pension benefits) that were already earned by, but not yet paid to, such executive.
Mr. Bowker resigned from his position as Chief Financial Officer on March 1, 2021, and we entered into a Transition Agreement, which provided for certain benefits upon termination of employment as described above in "-Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Transition Agreement Terms for Guy Bowker."
Mr. Wolf resigned from his position as Chief Financial Officer on August 10, 2021, and we entered into an Agreement and General Release, which provided for certain benefits upon termination of employment as described above in "-Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Agreement and General Release Terms for Zachary Wolf."
Termination for "Cause" or Voluntary Termination without "Good Reason." If we terminate the employment agreement of Mr. O'Shea or Ms. Gregory for "cause," or if one of them voluntarily terminates his or her employment agreement with us without "good reason," we will not be obligated to make any payments to the executive officer other than amounts that have been fully earned by, but not yet paid to, the executive officer. If we terminate the employment agreement of Messrs. Brockman or Alobaidat for "cause," or if one of them terminates his employment for any reason, we will not be obligated to make any payments to him other than amounts that have been fully earned by, but not yet paid to, him.
Termination "without Cause" or Termination for "Good Reason." Our executive officers are entitled to the benefits described below if: (i) we terminate the executive officer’s employment "without cause" or (ii) for Mr. O’Shea or Ms. Gregory, if the executive officer terminates his or her employment with "good reason": (A) any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, the executive officer as of the date of termination; (B) a lump sum amount equal to three times the executive officer’s annual base salary (for Mr. O'Shea), two times (for Ms. Gregory), or a continuation of base salary for a time period determined by reference to the Company's U.S. employee severance plan (for Messrs. Brockman and Alobaidat); (C) continued medical benefits coverage for the executive officer, his or her spouse and dependents at our expense for 36 months (for Mr. O'Shea) and for 24 months (for Ms. Gregory); (D) vesting of each outstanding unvested equity incentive award, if any, granted to the executive officer before, on or within three years of the effective date of the employment agreement (for Mr. O'Shea and Ms. Gregory); and (E) for the year in which the executive officer’s employment terminates, provided that we achieve any performance goals established in accordance with any incentive plan in which the executive officer participates, an amount equal to the bonus that the executive officer would have received had he or she been employed by us for the full year (an "Incentive Plan Payment") for Mr. O'Shea and Ms. Gregory and an Incentive Plan Payment reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed (a "Pro Rata Incentive Plan Payment") for Mr. Brockman.
Termination following a Change in Control. The employment agreements in effect at the end of 2021 with Messrs. O'Shea, Brockman and Alobaidat and Ms. Gregory, required termination of employment following a change of control in order for the executive officer to be entitled to the prescribed employment agreement benefits. Termination of employment following a change in control would entitle the executive officer to the same benefits described above under "Termination without Cause/Termination with Good Reason" provided that: (i) termination by us is "without cause" or (ii) termination by the executive is with "good reason," depending on the terms of the individual executive's agreement. Under the employment agreements in effect at the end of 2021, if an executive ends his or her employment following a change in control without "good reason" (if applicable), the executive would receive earned but unpaid compensation as of the termination date under his or her employment agreement.
Death of Executive. In the event of an executive officer’s death, his or her employment agreement automatically terminates, and his or her designated beneficiary or legal representatives are entitled to: (A) a lump sum payment equal to five times the executive officer’s annual base salary in effect at the time of his or her death (for Mr. O'Shea

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and Ms. Gregory); (B) a Pro Rata Incentive Plan Payment (for Mr. O’Shea and Ms. Gregory); and (C) continued medical benefits coverage under the employment agreement for the executive officer’s spouse and dependents for a period of 36 months (for Mr. O'Shea) and 24 months (for Ms. Gregory). The Company self-insures its obligation to fund the difference between the contractually provided lump sum amount payable in the event of the death of Mr. O'Shea or Ms. Gregory and the life insurance benefit provided by each executive's participation in the Company's life insurance benefit provided to all employees.
Disability of Executive. For Mr. O'Shea and Ms. Gregory, either the executive officer or we may terminate his or her employment agreement if the executive officer becomes disabled (as defined in the applicable executive’s agreement). If the executive officer’s employment ends because of disability, then he or she is entitled to: (A) any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, the executive officer as of the date of such termination; (B) base salary for a period of 36 months (for Mr. O'Shea) and 24 months (for Ms. Gregory), with base salary payments being offset by any payments to the executive officer under the Company's disability insurance policies; (C) a Pro Rata Incentive Plan Payment (for Mr. O'Shea and Ms. Gregory); and (D) continued medical benefits coverage for the executive officer, his or her spouse and dependents at our expense for a period of 36 months (for Mr. O'Shea) and 24 months (for Ms. Gregory).
Restrictive Covenants. In addition, the employment agreements of Messrs. O'Shea and Alobaidat and Ms. Gregory provide the Company with certain protections in the form of restrictive covenants, including that if the executive fails to remain employed through the current term (other than in the event of termination by the Company "without cause" or, in the case of Mr. O'Shea or Ms. Gregory, by the executive with "good reason"), he or she may not compete with us for a specified period following the date of termination of employment. Such specified periods are 18 months with respect to Mr. O'Shea, 12 months with respect to Ms. Gregory and six months with respect to Mr. Alobaidat. These agreements, and the agreement for Mr. Brockman, also include restrictive covenants regarding non-solicitation, confidentiality, and non-disparagement.
Annual Incentive Program
Under the Annual Incentive Program, a change in control would change the measurement period used to determine bonuses from the calendar year to a period that begins on the first day of the calendar year and ends on the date of the change in control.
Equity Incentive Plan
CEO JSOP Award. In the event of a change in control of the Company, the JSOP Agreement provides that Mr. Silvester's Executive Interest in the JSOP Award would vest in full on the date of such change in control unless the parties agree to roll-over the Executive Interest into shares in the acquiring company, in which case the Executive Interest would not vest and would remain outstanding, subject to the terms of the JSOP Agreement. Upon vesting in connection with a change in control, provided that the Hurdle is met, the value of the Executive Interest would be determined by reference to the applicable price per ordinary share of the Company (or equivalent value where the consideration is not in cash) agreed in the change in control transaction. Upon a change in control, the Hurdle would be the price per share that represents a compound annual growth rate of 8.9136% above an initial share price of $205.89 for the period from and including January 21, 2020 to the date of the change in control. If the Hurdle is not met as of the date of a change in control, the Executive Interest would have no value.
PSUs and RSUs. Our Equity Plan provides that PSU and RSU awards will not fully vest, nor will payments be made in respect of outstanding PSU and RSU awards, if the Human Resources and Compensation Committee determines, prior to a change in control, that the surviving or successor corporation will assume all such outstanding awards, or substitute a new award of the same type for each such outstanding award. If such assumption or substitution does not occur, the Human Resources and Compensation Committee may fully vest all such outstanding awards in the event of a change in control and may terminate such outstanding awards in exchange for a settlement payment based upon the price per share received in connection with the change in control. The Equity Plan further provides that, unless otherwise determined by the Human Resources and Compensation Committee, PSUs with respect to completed performance periods shall be paid if earned and with respect to in-progress

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performance periods, a pro-rata portion of the target award opportunity shall be paid based on the portion of the performance period that has been completed as of the date of the change in control.
Guy Bowker Transition Agreement
The benefits actually received by Mr. Bowker following his planned separation from the Company on March 1, 2021 are described above in "-Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Transition Agreement Terms for Guy Bowker."
Zachary Wolf Agreement and General Release
The benefits actually received by Mr. Wolf following his separation from the Company on August 10, 2021 are described above in "-Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Agreement and General Release Terms for Zachary Wolf."

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Hypothetical Payments and Benefits
The following table sets forth the benefits payable to each executive officer assuming the occurrence of certain hypothetical events on December 31, 2021. The benefits actually received by Messrs. Bowker and Wolf following their departures are described above and are not included in the table.

Name	Executive Voluntary Termination or Company Termination for Cause(1)	Executive Voluntary Termination for Good Reason, Company Termination Without Cause	Change in Control	Death	Disability

Dominic Silvester
Base Salary(2)	$—	$7,500,000	$7,500,000	$—	$7,500,000
Bonus(3)	$—	$2,289,894	$2,289,894	$2,289,894	$2,289,894
Medical Benefits(4)	$—	$128,593	$—	$128,593	$128,593
Contractual Life Benefit(5)	$—	$—	$—	$12,500,000	$—
Accelerated Vesting and Contract Benefit(6)	$—	$27,000,000	$27,000,000	$—	$—
TOTAL	$—	$36,918,486	$36,789,894	$14,918,486	$9,918,486

Orla Gregory
Base Salary(2)	$—	$2,400,000	$—	$—	$2,400,000
Bonus(3)	$—	$1,318,140	$1,318,140	$1,318,140	$1,318,140
Medical Benefits(4)	$—	$36,165	$—	$36,165	$36,165
Contractual Life Benefit(5)	$—	$—	$—	$6,000,000	$—
Accelerated Vesting(6)	$—	$6,101,608	$11,093,765	$6,101,608	$6,101,608
TOTAL	$—	$9,855,913	$12,411,905	$13,455,913	$9,855,913

Paul O'Shea
Base Salary(2)	$—	$4,500,000	$—	$—	$4,500,000
Bonus(3)	$—	$1,301,529	$1,301,529	$1,301,529	$1,301,529
Medical Benefits(4)	$—	$100,088	$—	$100,088	$100,088
Contractual Life Benefit(5)	$—	$—	$—	$7,500,000	$—
Accelerated Vesting(6)	$—	$9,921,179	$18,038,417	$9,921,179	$9,921,179
TOTAL	$—	$15,822,796	$19,339,946	$18,822,796	$15,822,796

Paul Brockman
Base Salary(2)	$—	$363,462	$—	$—	$—
Bonus(3)	$—	$531,795	$531,795	$—	$—
Medical Benefits(4)	$—	$—	$—	$—	$—
Contractual Life Benefit(5)	$—	$—	$—	$—	$—
Accelerated Vesting(6)	$—	$4,880,824	$4,880,824	$4,880,824	$4,880,824
TOTAL	$—	$5,776,081	$5,412,619	$4,880,824	$4,880,824

Nazar Alobaidat
Base Salary(2)	$—	$167,380	$—	$—	$—
Bonus(3)	$—	$—	$454,478	$—	$—
Medical Benefits(4)	$—	$—	$—	$—	$—
Contractual Life Benefit(5)	$—	$—	$—	$—	$—
Accelerated Vesting(6)	$—	$5,906,342	$5,906,342	$5,906,342	$5,906,342
TOTAL	$—	$6,073,722	$6,360,820	$5,906,342	$5,906,342

(1)Upon termination, the executive officer would be entitled only to amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned but not yet paid on the date of termination.
(2)Salary amounts reflect contractual severance payments as described above. Salary amounts payable following disability of an executive would be offset by any amounts we recover under the Company's disability insurance policies.
(3)Bonus payments for the 2021 year were determined in accordance with the process described in "Compensation Discussion and Analysis - Annual Incentive Compensation." The bonus amount is assumed to be equal to the actual bonus awarded to the executive officer for the year ended December 31, 2021, which was paid in cash in 2022. Under the Annual Incentive Program, a change in control would change

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the measurement period to determine bonuses from the calendar year to a period that begins on the first day of the calendar year and ends on the date of the change in control. However, the Annual Incentive Program does not create a contractual right to receive a bonus payment upon a change of control.
(4)Reflects the value of continued coverage under medical plans for certain executive officers and their respective families and assumes continuation of premiums paid by us as of December 31, 2021 for the maximum coverage period of 36 months for Messrs. Silvester and O'Shea, and 24 months for Ms. Gregory.
(5)Reflects a lump sum payment of five times annual base salary. The Company self-insures its obligation to fund the difference between the contractually provided lump sum amount payable and that provided by the executive's participation in the Company's group life insurance policies.
(6)Based on $247.59 per share, the closing price of our ordinary shares on December 31, 2021. Includes the value of lump sum payments pursuant to Mr. Silvester's employment agreement as described above under the heading "Employment Agreement for our Chief Executive Officer." For Messrs. Silvester and O’Shea and Ms. Gregory, upon termination for good reason or without cause, their employment agreements provide for the immediate vesting of each outstanding equity incentive award granted to the executive before, on or within three years after the effective date of the executive’s employment agreement, notwithstanding anything to the contrary in any other agreement, and such awards become exercisable on the date of termination. Messrs. Brockman and Alobaidat are entitled to accelerated vesting of outstanding equity awards only upon termination by the Company without cause. Pursuant to our Equity Plan, equity awards will accelerate upon a change in control only if the Compensation Committee determines that a replacement award has not been assumed or substituted by the surviving or successor corporation as described above.

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CEO PAY RATIO

SEC rules require the Company to determine the annual total compensation of our median-compensated employee for 2021 and present a comparison of that person's compensation to the annual total compensation of our CEO, Dominic Silvester. Our pay ratio was calculated using the ratio of Mr. Silvester's annual total compensation (as reported in the Summary Compensation Table) to the annual total compensation of our median employee (calculated in accordance with the Summary Compensation Table rules), for fiscal year 2021. Mr. Silvester's 2021 annual total reported compensation was $5,189,781. The 2021 annual total compensation of our median compensated employee was $107,894. Accordingly, our pay ratio for 2021 was 48 to 1.
To calculate our CEO pay ratio, we identified a median-compensated employee for whom 2021 annual total compensation could be determined. We determined the median-compensated employee by collecting compensation data for all of our full- and part-time staff employed by us across all jurisdictions on October 1, 2021, excluding Mr. Silvester. We excluded from this population all personnel classified as independent contractors whose compensation is determined by third parties. This process resulted in the use of a different person as the median-compensated employee than the prior year.
To identify the median-compensated employee, we used total cash compensation as our compensation measure, which included (i) base salary or wages, including overtime, and (ii) annual incentive payments made during the one-year period ended September 30, 2021. Equity compensation, including any equity awards settled in cash, was not included in total cash compensation. We did not make any cost-of-living or other adjustments, assumptions or estimates. Total cash compensation paid in a foreign currency was converted to U.S. Dollars at prevailing exchange rates as of September 30, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	—	$—	244,648	(1)
Equity compensation plans not approved by security holders	64,332	$134.60	35,668	(2)
Total			280,316
(1)Consists of 173,039 ordinary shares that were available for future issuance under the Equity Plan as of December 31, 2021 and 71,609 ordinary shares available under the Enstar Group Limited Employee Share Purchase Plan as of December 31, 2021.
(2)Consists of ordinary shares available for future issuance under the Deferred Compensation Plan, which is described above under "Director Compensation - Deferred Compensation Plan."

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of the Company’s internal audit function. The Audit Committee is solely responsible for the appointment, retention, and compensation of the Company’s independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent registered public accounting firm, as appropriate.
In performing its duties, the Audit Committee:
▪has reviewed the Company’s audited financial statements for the year ended December 31, 2021 and had discussions with management regarding the audited financial statements;
▪has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;
▪has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence; and
▪has discussed with the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for that year.
AUDIT COMMITTEE
Robert J. Campbell, Chairman
B. Frederick Becker
Susan L. Cross
Hitesh R. Patel

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Proposal 1

Approval of an Amendment to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan

Background
On February 17, 2022, our Board adopted, subject to shareholder approval, an amendment to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan, which is referred to as the "Equity Plan". If the proposed amendment to the Equity Plan is approved by our shareholders, then, subject to adjustment as provided for in the Equity Plan, the number of ordinary shares of the Company ("Shares") available for issuance in connection with awards granted under the Equity Plan will be increased by a total of 400,000 Shares.
We established the Equity Plan on June 14, 2016, and it was approved by 99% of votes cast at our 2016 Annual General Meeting. On November 25, 2019, shareholders approved an amendment and restatement of the Equity Plan.
Summary of Proposed Amendments
The only change in the proposed amendment to the Equity Plan is the authorization of an additional 400,000 Shares (the "Additional Shares") for use under the Equity Plan. To date, the Equity Plan has allowed us to make equity-based compensation awards to certain of our employees and non-employee directors to promote alignment of interests with our shareholders and to motivate, retain and recruit the talented individuals critical to our future growth and profitability. Our Board believes that the Additional Shares will allow the Company to continue awarding equity-based compensation in this manner. The amendment to the Equity Plan would increase the maximum number of Shares that are available under the plan by 400,000. If approved, these Additional Shares will be available to make awards to eligible individuals under the Equity Plan.
We intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the Additional Shares for issuance pursuant to the Equity Plan.
Key Data
The Human Resources and Compensation Committee (the "Compensation Committee") monitors our annual burn rate and total dilution by granting only the number of share-based awards that it believes is necessary to attract, reward and retain our talent. "Burn rate" refers to how quickly a company uses its supply of Shares authorized for issuance under a plan. "Dilution" measures the degree to which our shareholders' ownership may be diluted by the share-based compensation we awarded and available under our plan.
The table set forth below shows our burn rate and dilution percentages over the past three years under the Equity Plan. We calculate burn rate by dividing the number of Shares subject to equity awards granted during the fiscal year by the weighted-average number of Shares (basic) outstanding during such fiscal year. We calculate dilution by dividing the sum of the number of Shares subject to equity awards outstanding and the shares remaining for additional grants under the Equity Plan at the end of the fiscal year by the number of Shares outstanding (basic) at the end of the fiscal year. The calculations below do not include Shares related to our Employee Share Purchase

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Plan or our Amended and Restated Enstar Group Limited Deferred Compensation and Ordinary Share Plan for Non-Employee Directors.

	2021	2020	2019	3-Year Average
Burn Rate	0.35%	3.40%	0.40%	1.39%
Dilution	5.93%	5.45%	6.51%	5.96%
As of April 4, 2022, there were 104,014 Shares available for issuance in connection with awards granted under the Equity Plan, and awards outstanding under the Equity Plan comprised 87,944 RSUs, 143,439 PSUs, 65,600 cash-settled SARs, 565,630 shares subject to an outstanding JSOP award to our CEO (the "CEO JSOP Award"), and 1,424 restricted share awards.
The weighted average exercise price of the outstanding cash-settled SARs is $143.35, and the weighted average remaining term is 2.48 years.
The value of the CEO JSOP award at vesting, if any, is determined based on the price of our voting ordinary shares appreciating above a certain threshold between the date of grant and the vesting date. If the higher of the closing price per share on January 20, 2023 and the 10-day volume weighted average price per share for the ten consecutive trading days ending on January 20, 2023 (each, the "Market Price") is $266.00 or greater the hurdle, the award will have a value equal to the Market Price, less $205.89, multiplied by 565,630. If the Market Price is less than $266.00 on such date, the award will have no value. In addition, 20.0% of the award is subject to a performance condition based on growth in fully diluted book value per share between January 1, 2020 and December 31, 2022.
The closing sale price of our Shares as of April 4, 2022 was $260.67 per share, as reported on The NASDAQ Global Select Market.
Summary of the Key Terms of the Equity Plan
This section summarizes the material terms of the Equity Plan. The following description of certain features of the Equity Plan is qualified in its entirety by reference to the full text of (1) Amendment No. 1 to the Equity Plan and (2) the Equity Plan, each of which is set forth in Appendix A to this Proxy Statement. All capitalized terms not defined in this proposal have the meanings set forth in the Equity Plan.
Equity Plan Snapshot

What the Equity Plan DOES		What the Equity Plan DOES NOT DO
☑	Performance-based awards vest on a pro rata basis upon a Change in Control	☒	No liberal Change in Control definition
☑	Requires 12-month minimum vesting period for options/SARs (with 5% carve out pool)	☒	No evergreen renewal provision
☑	Applies annual award limits for employees and directors	☒	No granting of reload options
☑	Awards under plan are subject to our Clawback Policy	☒	No excise tax gross-up provision
☑	Shareholder approval is required to issue additional shares	☒	No single-trigger acceleration of awards upon a Change in Control if acquirer assumes the award or substitutes a new award, except for the JSOP award made to our CEO
☑	All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying Shares on the grant date	☒	No repricing or cash buy-out of underwater options and SARs without shareholder approval
Eligibility for Participation
All employees, non-employee directors and consultants are legally eligible to participate in the Equity Plan. As of April 4, 2022, total eligible participants included six executive officers, the Company's non-employee directors and

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approximately 843 others. Such employees, non-employee directors and consultants will continue to be eligible to receive an award under the Equity Plan if he or she is selected to receive an award by the Committee. An individual who receives an award under the Equity Plan is referred to in this proposal as a "Grantee".
Administration of the Equity Plan
The Equity Plan is administered by the Compensation Committee, or such other committee of our Board of Directors designated by our Board to administer the Equity Plan. Subject to the express provisions of the Equity Plan, the Compensation Committee has the full authority to (i) administer the Equity Plan, (ii) select the employees, non-employee directors and consultants to be granted awards under the Equity Plan, and (iii) to determine the terms and conditions of any and all awards including, but not limited to, the timing and amounts of any awards and the specific provisions of award agreements.
Available Shares Under the Amended and Restated Plan
Of the Shares authorized for issuance in connection with awards made under the Equity Plan, there were 104,014 Shares available as of April 4, 2022. In addition, the Equity Plan also authorizes any Shares that are subject to an award under the Equity Plan that expires or is canceled, terminated, forfeited or settled in cash to become available for future awards. If the proposed amendment to the Equity Plan is approved by our shareholders, the maximum aggregate number of Shares that may be issued under the Equity Plan will be equal to the (i) number of Shares that remain available for use in connection with awards under the Equity Plan immediately prior to the date on which the amendment is approved by our shareholders, (ii) any Shares that are subject to an award under the Equity Plan as of the date on which the amendment is approved by our shareholders that expires or is canceled, terminated, forfeited or settled in cash and (iii) the Additional Shares. Shares issuable under the Equity Plan consist of authorized but unissued Shares and/or previously issued Shares that the Company reacquires.
In general, if any outstanding awards granted under the Equity Plan expire, terminate, are forfeited or are settled in cash, the Shares reserved for those awards will be available for subsequent awards. However, the following Shares will not again become available for issuance under the Equity Plan: (i) awarded Shares that are withheld by the Company to satisfy any tax withholding obligation or any previously acquired Shares tendered in payment of taxes relating to an award; (ii) Shares that would have been issued upon exercise of an option but for the fact that the exercise was pursuant to a "net-exercise" arrangement; (iii) Shares covered by a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; and (iv) Shares that are repurchased by the Company using option exercise proceeds. In addition, with respect to JSOP awards, the employee benefit trust (“EBT”) would retain any Shares not used to settle the JSOP award solely for use in future JSOP awards under the Equity Plan. When the EBT is no longer needed for future JSOP awards, the Company intends to terminate the EBT and have its remaining Shares returned to the Company, but such Shares would not be available for issuance in connection with any other awards under the Equity Plan.
Stock Options
A stock option entitles a Grantee, on the exercise thereof, to purchase Shares at a specified price for a specified period of time. Stock options, including incentive stock options (available to employees only) and non-qualified stock options (available to employees, directors and consultants), may be granted under the Equity Plan under terms and conditions established by the Committee.
Options must have an exercise price of not less than the fair market value of a Share on the date of grant. The fair market value generally is the quoted closing price of a Share, as reported by The NASDAQ Global Select Market, on the relevant date. The exercise price of an option may be paid in cash, or to the extent permitted by an award agreement, through delivery of previously held Shares, newly acquired Shares, a cashless exercise or any combination thereof.
Options, including incentive stock options ("ISOs"), for more than 120,000 Shares may not be granted in any calendar year to any one Grantee. If an option is canceled, the Shares covered by the canceled option will be counted against the maximum number of Shares that may be subject to options granted to a single Grantee in any calendar year.

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Except as otherwise provided under an award agreement, options will become exercisable in three equal annual installments. This means that an option will generally become exercisable with respect to one-third of the covered Shares on the first anniversary of the grant date, and with respect to an additional one-third on each of the next two anniversaries of the grant date. In addition, except as otherwise provided under the Equity Plan or an award agreement, options will not become exercisable earlier than one year after the date of grant, provided that the aggregate amount of options and stock appreciation rights up to a maximum of 5% of the Shares available for awards under the Equity Plan may be granted without regard to the minimum one-year exercise requirement. The Committee may establish performance-based criteria for exercisability of any option.
Stock Appreciation Rights
A stock appreciation right ("SAR") is an award entitling a Grantee, on exercise, to receive an amount in cash, Shares or a combination thereof (as determined by the Committee), equal to the excess of the Share’s fair market value on the date of exercise over its fair market value on the date of grant.
SARs may be granted under terms and conditions determined by the Committee, provided that the aggregate number of Shares subject to stock-settled SARs granted to any one Grantee in a calendar year shall not exceed 120,000 Shares. In addition, the aggregate number of cash-settled SARs granted to any one Grantee under the Equity Plan in a calendar year shall not exceed 300,000. If a SAR is canceled, the Shares covered by the canceled SAR shall be counted against the maximum number of Shares that may be subject to SARs granted to a single Grantee in any calendar year.
SARs may be granted in connection with an option or may be granted independently. SARs that are granted in connection with an option may only be exercised upon the surrender of the right to exercise the option for an equivalent number of Shares.
Except as otherwise provided under an award agreement, SARs will become exercisable in three equal annual installments. This means that a SAR will generally become exercisable with respect to one-third of the covered Shares on the first anniversary of the grant date, and with respect to an additional one-third on each of the next two anniversaries of the grant date. In addition, except as otherwise provided under the Equity Plan or an award agreement, SARs will not become exercisable earlier than one-year after the date of grant, provided that the aggregate amount of options and SARs up to a maximum of 5% of the Shares available for awards under the Equity Plan may be granted without regard to the minimum one-year exercise requirement. The Committee may establish performance-based criteria for exercisability of any SAR.
Restricted Stock Awards
A restricted stock award is an award of Shares that is subject to restrictions and conditions established by the Committee. The Committee may condition the vesting of such Shares on continued service through a stated period of time ("Restricted Stock") or the attainment of certain performance goals during a stated performance period ("Performance Stock"). The performance period selected by the Committee will be no less than one year and no more than five years. Restricted Stock will become fully vested if a Grantee’s service terminates due to disability (as defined in the Equity Plan) or death.
Restricted Stock awards may be granted under terms and conditions determined by the Committee, provided that the maximum aggregate number of Shares subject to Performance Stock and performance stock units ("PSUs"), in the aggregate, that can be granted to a single Grantee in any calendar year is 120,000. If a PSU is settled for cash, the Shares covered by the cash-settled PSU will be counted against the maximum number of Shares that may be subject to PSUs and Performance Stock granted to one Grantee in any calendar year.
Restricted Stock Unit/Performance Stock Unit Awards
Each vested stock unit award allows a Grantee to receive either one Share, cash equal to the fair market value of such Share, or a combination thereof, as decided by the Committee. The Committee may condition the vesting of stock unit awards on continued service through a stated period of time ("RSUs") or the attainment of certain performance goals during a stated performance period. The performance period selected by the Committee will be

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no less than one year and no more than five years. RSUs become fully vested if a Grantee's service is terminated due to disability (as defined in the Amended and Restated Plan) or death. Shares or cash, as applicable, will be delivered upon vesting unless a Grantee’s award agreement provides for a later delivery date.
Stock unit awards may be granted under terms and conditions determined by the Committee, provided that the maximum number of Shares subject to PSUs and Performance Stock, in the aggregate, that can be granted to a single Grantee in any calendar year is 120,000 Shares. If a PSU is settled for cash, the Shares covered by the cash-settled PSU shall be counted against the maximum number of Shares that may be subject to PSUs and Performance Stock granted to a Grantee in any calendar year.
The Committee may grant dividend equivalent rights in connection with RSUs and PSUs. Generally, the terms and conditions (e.g., the payment date, vesting schedule and impact of any termination of service) of such dividend equivalent rights will be substantially identical to the terms and conditions of the associated RSUs and PSUs.
Bonus Share Awards
A bonus share award ("Bonus Share") is an award of Shares by the Committee for any reason. The Committee may award Bonus Shares under the Equity Plan as full or partial payment of an award under the Enstar Group Limited Annual Incentive Compensation Program ("Annual Incentive Program") or may award Bonus Shares that are unrelated to the Annual Incentive Program. The maximum aggregate number of Bonus Shares that may be granted under the Equity Plan to any one Grantee is 120,000.
Dividend Equivalent Rights
A dividend equivalent right is the right to receive an amount equal to the cash dividend paid by the Company on one Share. The Committee may grant dividend equivalent rights with respect to an RSU or PSU or may grant dividend equivalent rights as a separate award unrelated to any other award under the Equity Plan.
Dividend equivalent rights accumulate and are paid when they vest. After the vesting date, dividend equivalent rights will be paid at the same time as the corresponding cash dividends are paid to other ordinary shareholders until the earlier of the expiration date of the award or the Grantee’s termination of service.
Joint Stock Ownership Plan
Under the JSOP, Grantees acquire jointly held interests in Shares together with the trustee of an EBT at fair market value, pursuant to the terms of a joint ownership agreement. A Grantee in the JSOP makes a payment to the Company equal to either the initial value of the Shares underlying the grant or the tax due on the initial fair market value of the Grantee's interest. The Shares underlying any JSOP grant remain in the EBT, and the Grantee receives the value of the appreciation above a threshold on a set number of Shares, measured between date of grant and a pre-set measuring date. The Compensation Committee, in granting a JSOP award, can set performance and other conditions, typically related to share price appreciation above a hurdle, that must be met in order for the award to vest. At vesting, the trustee of the EBT will decide, based on the recommendation of the Committee, whether to sell Shares in the market and deliver cash to the Grantee or to deliver the Shares directly to the Grantee. The JSOP structure is designed to allow the Grantee to pay capital gains tax (rather than income tax) on the value received from the award at vesting. The JSOP structure is intended to be a tax-favored means of providing for long-term incentive compensation to Grantees who are U.K. tax residents. On January 21, 2020, a JSOP award comprising 565,630 underlying Shares was made to our CEO, which cliff-vests after 3 years. The value of the award at vesting, if any, is determined based on the price of our voting ordinary shares appreciating above a certain threshold between the date of grant and the vesting date. Any Shares not delivered to our CEO pursuant to the JSOP award would be available solely for future JSOP awards under the Equity Plan. If the Company terminates the EBT, any remaining Shares in the EBT would revert to the Company, but such Shares would not be available for issuance in connection with any other awards under the Equity Plan.
Termination of Service
In general, all unvested incentives are forfeited immediately upon a Grantee’s termination of service, except as described above or as the Committee may otherwise determine. In the event of Approved Retirement (as defined in

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the Amended and Restated Plan), disability (as defined in the Equity Plan) or death, any options and SARs remain exercisable until the earlier of (i) one year after termination of service or (ii) expiration of the award. For any other termination (except terminations for Cause (as defined in the Equity Plan)), options and SARs remain exercisable until the earlier of (i) three months after termination of service or (ii) expiration of the award. If a Grantee’s service is terminated for Cause (as defined in the Equity Plan), any options and SARs will terminate immediately.
Clawback Policy
The Committee may require any Grantee whose service is terminated for Cause to disgorge any profit, gain or other benefit received in respect of an award within the 12-month period prior to the Grantee’s termination of service for Cause. In addition, any awards under the Equity Plan will be subject to any compensation recovery or clawback policy the Company adopts, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time. In February 2016, the Company adopted a clawback policy that would apply to Plan awards, as described above in "Compensation Discussion and Analysis - Clawback of Incentive Compensation".
No Repricing
Without shareholder approval, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding option or SAR, nor to grant any new Options, SARs or other awards, including cash, in substitution for or upon the cancellation of options or SARs previously granted, which shall have the effect of reducing the exercise price of any outstanding option or SAR.
Transferability
In general, awards under the Equity Plan cannot be sold, pledged, assigned or otherwise transferred, with limited exceptions, such as the Grantee’s death or as otherwise provided in an award agreement.
Change in Capitalization
In the event of a stock dividend, stock split or another similar change in the capitalization of the Company, the following will be proportionately adjusted to reflect the capitalization change: (i) the maximum number of Shares available under the Amended and Restated Plan; (ii) the maximum number of Shares that may be awarded to any Grantee; (iii) the number of Shares issuable or deliverable upon exercise or vesting of outstanding awards; (iv) the per-Share exercise price of outstanding options; and (v) the fair market value of a Share on the date an outstanding SAR was awarded.
Change in Control
Except with respect to a JSOP award, the Compensation Committee will not fully vest outstanding awards and will not make any payments in respect of outstanding awards if the Compensation Committee determines, prior to a Change in Control, that the surviving or successor corporation will assume all outstanding awards, or substitute a new award of the same type for each outstanding award. If such assumption or substitution does not occur, the Compensation Committee may fully vest all outstanding awards in the event of a Change in Control and may terminate such outstanding awards in exchange for a settlement payment based upon the price per Share received in connection with the Change in Control. Unless otherwise determined by the Compensation Committee, Performance Stock and PSUs with respect to completed performance periods shall be paid if earned and with respect to in-progress performance periods, a pro-rata portion of the target award opportunity shall be paid based on the portion of the performance period that has been completed as of the date of the Change in Control.
Unless the Compensation Committee determines otherwise, JSOP awards will fully vest on a Change in Control. In the Compensation Committee's discretion, an individual JSOP agreement may require the satisfaction of performance conditions for accelerated vesting of a JSOP award to occur following a Change in Control. In a Change in Control involving stock consideration payable to our shareholders, the EBT trustee will have discretion to exchange Shares subject to the JSOP award for the stock consideration payable to our other shareholders (which would be held on the terms of the JSOP award).

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Amendment or Termination of the Equity Plan
The Company may amend the Equity Plan as it deems necessary or appropriate at any time, provided such amendment does not adversely affect any outstanding award. Certain amendments require the approval of the Company’s shareholders.
The Company may terminate the Equity Plan at any time and for any reason. No awards may be granted after the Equity Plan is terminated or after the ten-year anniversary of November 25, 2019, which is the date the Equity Plan was last approved by our shareholders.
Tax Consequences
The tax consequences of participating in the Equity Plan vary depending on a Grantee's tax jurisdiction, as described below. There are no tax consequences of Equity Plan participation to Bermuda taxpayers.
Applicable Federal Tax Rules
The following discussion is based on U.S. federal tax laws and regulations as of the date of this proxy statement, and you should not consider it to be a complete description of the federal income tax consequences that apply to Grantees. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.
Incentive Stock Options (ISOs): A Grantee will not recognize taxable income on the grant of an ISO. A Grantee will also generally not recognize taxable income on exercise of an ISO, provided the Grantee was an employee of the Company (or of any of its subsidiary companies) during the entire period from the date of grant of the ISO until the ISO is exercised. If the Grantee terminates service before exercising the ISO, the employment requirement will be met (and the Grantee will not recognize taxable income) if the ISO is exercised within three months following the Grantee’s termination of service for reasons other than death or disability, within one year following the termination of service due to disability (as defined in the Equity Plan) or before the expiration of the option in the event of death. If the employment requirements described above are not met, the tax consequences relating to NQSOs, discussed below, will apply.
If a Grantee sells Shares acquired under an ISO at least two years after the date of grant and at least one year following the date the Shares are transferred to the Grantee following the exercise of the ISO, the Grantee will recognize a long-term capital gain or loss, equal to the difference between the amount realized on the sale and the exercise price, assuming the Grantee held the Shares as capital assets. If the Grantee sells the Shares within two years after the date of grant or within one year after the Shares are transferred to the Grantee following the exercise of the ISO, the Grantee generally will recognize ordinary income on the sale of the Shares in an amount equal to the lesser of (i) the fair market value of the Shares on the date of exercise minus the exercise price, or (ii) the amount realized on the sale minus the exercise price. Such disqualifying dispositions may also, depending on the sales price, result in either long-term or short-term capital gain or loss.
Non-Qualified Stock Options (NQSOs): A Grantee will not recognize taxable income on the grant of an NQSO. However, a Grantee will recognize ordinary income at the time an NQSO is exercised, in an amount equal to the excess of the Shares’ fair market value at the time of the exercise over the exercise price. Gain or loss recognized after a sale of Shares acquired under an NQSO will be short-term or long-term capital gain or loss, assuming the Grantee held the Shares as capital assets.
Stock Appreciation Rights (SARs): A Grantee recognizes no taxable income on the grant of an SAR. However, a Grantee will recognize ordinary income on the date an SAR is exercised in an amount equal to the excess of the fair market value of the Shares on the exercise date over the fair market value of the Shares on the date of grant to which the SAR relates. If a Grantee receives Shares when an SAR is exercised, gain or loss recognized after a sale of Shares acquired under the SAR will be short-term or long-term capital gain or loss, assuming the Grantee held the Shares as capital assets.
Restricted Stock and Performance Stock: The federal income tax treatment on grant and vesting of Restricted Stock and Performance Stock depends on whether the Grantee made a timely election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) election"). If a Grantee does not make a timely Section 83(b) election, the

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Grantee will not recognize income when Restricted Stock or Performance Stock is awarded. When the conditions stated in the award agreement are met (i.e., when the award vests), the Grantee will recognize ordinary income equal to the fair market value of the Shares vested under the award on the date the vesting occurs (less any purchase price paid for the Shares). If a Grantee made a Section 83(b) election, the fair market value of the Shares awarded, as of the date of grant, will be included in the Grantee’s ordinary income on the date the award is granted. He or she will not recognize ordinary income when the award vests. When the Grantee sells his or her vested Shares, the Grantee will recognize a short-term or long-term capital gain or loss, assuming the Grantee held the Shares as capital assets.
RSUs and PSUs: A Grantee will not recognize taxable income upon the grant of an RSU or PSU. With respect to Shares delivered to a Grantee under an RSU or PSU, the Grantee will recognize ordinary income in an amount equal to the fair market value of the Shares on the date of delivery. When a Grantee sells his or her Shares, the Grantee will recognize a short-term or long-term capital gain or loss, assuming the Grantee held the Shares as capital assets.
Dividend Equivalents: A Grantee will recognize ordinary income as of the date the Dividend Equivalents are paid to him or her.
Bonus Shares: On the date of grant, the Grantee will recognize ordinary income (equal to the closing price of the Shares on the date of grant) for federal income tax purposes. When a Grantee sells Bonus Shares, the Grantee will recognize a capital gain (or loss), assuming the Grantee held the Bonus Shares as capital assets.
JSOP Awards: Currently the Company expects that Grantees of JSOP awards will be U.K. tax residents at the time of grant. A Grantee who is granted a JSOP award and is subject to U.K. tax will make an election under section 431 of the Income Tax (Earnings and Pensions) Act 2003 when he or she acquires the JSOP interest in Shares. The Grantee will either pay the fair market value for his or her interest or will pay income tax on that amount. When the Grantee sells his or her JSOP interest, the Grantee will be subject to capital gains tax. In the event that a Grantee of a JSOP award is subject to U.S. federal income tax with respect to that award, the Grantee would recognize ordinary compensation income equal to the excess of the value of the cash or Shares delivered in respect of the award in connection with vesting, over any amount the Grantee paid to participate in the JSOP award. Any such value would be determined on the later of payment in respect of the award and vesting of the award.
Calculation of Capital Gains and Losses: The amount of the capital gain (or loss) will equal the sales price minus the amount the Grantee recognized as ordinary income (the "tax basis"). How the Grantee’s capital gain (or loss) is treated depends on how long the Grantee has held the Shares. The Grantee’s "holding period" is measured from the day after the date the Grantee recognized ordinary income (i.e., the grant/exercise/vesting date, as applicable) to the date the Grantee sells the Shares. A holding period of one year or less results in a short-term capital gain (or loss). Any net capital gain (the excess of the Grantee’s net long-term capital gains for the year over net short-term capital losses for the year) is taxed for federal income tax purposes at a maximum capital gain rate of 20%. Any excess of capital losses over capital gains can be used to offset only up to $3,000 per year of ordinary income (reduced to $1,500 if the Grantee is married and filing separately) or carried forward to a subsequent year.
Tax Withholding: When a Grantee recognizes ordinary income with respect to an award, federal and some state and local tax regulations require the Company to collect income taxes at withholding rates. The Company will either deduct the amount required to be withheld from any payments made to the Grantee under the Equity Plan, or require the Grantee to remit the appropriate amount of withholding. The Company may also allow the Grantee to elect to have Shares withheld from the award or to deliver previously held Shares to satisfy the withholding obligation.
Excise Taxes: Under certain circumstances, the accelerated vesting of an award in connection with a Change in Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the U.S. Internal Revenue Code of 1986, as amended. To the extent they are considered excess parachute payments, a Grantee may be subject to a 20% excise tax and the Company may be unable to receive a tax deduction.

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EXECUTIVE COMPENSATION
Tax Consequences to the Company: In general, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a Grantee on an award. However, there is a $1,000,000 per year limit on the amount of the allowable deduction for certain compensation paid or accrued with respect to certain executive employees.
New Plan Benefits
Any future awards under the Equity Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of Shares subject to awards that may be granted in the future to employees, officers, directors, consultants or non-employee directors. Therefore, the total benefits that may be received by any particular person or group of any award that may be granted to any individual in the future are not determinable at this time.
Approval by Shareholders of the Equity Plan
Approval of the amendment to the Equity Plan will require the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting. The effectiveness of the proposed amendment to the Equity Plan is contingent upon shareholder approval. If our shareholders do not approve the amendment to the existing version of the Equity Plan will remain in effect, unchanged. If our shareholders approve the amendment, the Equity Plan, as so amended, will go into effect immediately.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ENSTAR GROUP LIMITED 2016 AMENDED AND RESTATED EQUITY PLAN

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PROPOSALS

Proposal 2

ELECTION OF DIRECTORS

Four Class I directors and four Class III directors are to be elected at the Annual General Meeting to hold office until our annual general meeting in 2023:

Sharon A. Beesley
Robert Campbell
Susan L. Cross
Hans-Peter Gerhardt
Orla Gregory
Paul O'Shea
Dominic Silvester
Poul Winslow
All of the nominees are currently serving as directors, and their biographies are presented above under "Corporate Governance - Board of Directors." Included in each nominee’s biography is an assessment of his or her specific qualifications, attributes, skills, and experience. The nominees were selected following the recommendation by our Nominating and Governance Committee, a committee comprised entirely of independent directors. Each nominee has consented to serve if elected. We do not expect that any nominee will become unavailable for election as a director, but if a nominee should become unavailable prior to the meeting, the proxies to vote for such nominee will instead either be voted for a substitute nominee recommended by our Board, or not voted, if the Board determines in its discretion that the position should remain vacant.
Historically, at each annual general meeting, the successors of the class of directors whose term expires at that meeting were elected to hold office for a term expiring at the annual general meeting to be held in the third year following the year of their election. However, after our shareholders approved a proposal at the 2021 annual general meeting to declassify our Board over a three-year period, all directors are now elected to one-year terms. This means that, if elected at the 2022 Annual General Meeting, the Class I and Class III directors will hold office until the 2023 annual general meeting, and the Class II directors will stand for reelection next year at the 2023 annual general meeting along with the prior Class I and Class III directors (but such directors will no longer belong to a specific class).

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES

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PROPOSALS

Proposal 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We hold an advisory vote on our executive compensation each year. Accordingly, we are asking our shareholders to cast an advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement.
Before you vote, we urge you to read the Compensation Discussion and Analysis and the Executive Compensation Tables sections of this proxy statement for additional details on our executive compensation, including its governance, framework, components, and the compensation decisions for our executive officers for 2021.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders, and will, as it did last year, carefully consider the outcome of the vote when making future decisions on the compensation of our executive officers and our executive compensation principles, policies and procedures.
We ask our shareholders to approve the compensation of our executive officers by voting "FOR" the following resolution:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

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PROPOSALS

Proposal 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Recommendation
The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP ("PwC"), as our independent registered public accounting firm for the year ending December 31, 2022. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize our Board, acting through the Audit Committee, to approve the fees for PwC.
With respect to the year ended December 31, 2021, KPMG Audit Limited ("KPMG") served as our independent registered public accounting firm. Each year, the Audit Committee performs an evaluation of the Company's auditor and considers whether it would be appropriate to consider a change in auditor. In March 2022, the Audit Committee determined that a change of the Company's auditor was appropriate, which resulted in the appointment on March 15, 2022 of PwC as the Company's auditor for 2022.
During the years ended December 31, 2021 and 2020 and the subsequent interim period through the date of the Audit Committee’s decision to appoint PwC, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
A representative of PwC is expected to be present at the virtual meeting. The representative will have the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.
A representative of KPMG is also expected to be present at the virtual meeting. The representative will have the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022 AND THE AUTHORIZATION OF OUR BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO APPROVE THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change of Independent Registered Public Accounting Firm
On March 15, 2022, the Audit Committee dismissed KPMG as the Company’s independent registered public accounting firm for the Company’s 2022 fiscal year. KPMG served as our independent registered public accounting firm for 2020 and 2021.

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PROPOSALS
KPMG’s audit reports on the Company’s consolidated financial statements as of, and for the years ended, December 31, 2021 and 2020, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2021 and 2020 and the subsequent interim period through the date of the Audit Committee's decision not to reappoint KPMG, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter thereof in connection with its report on the Company's consolidated financial statements for either year, and there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided KPMG with a copy of the foregoing disclosure in paragraphs 2 and 3 of this subsection "Change of Independent Registered Public Accounting Firm" and KPMG has stated in response that it agrees with such disclosure in all respects.

Audit and Non-Audit Fees
Aggregate fees for professional services rendered to us by KPMG and KPMG member firms for the years ended December 31, 2021 and 2020 are set forth below.

	In US Dollars
	2021	2020

Audit Fees	$9,394,424	$9,000,010
Audit-Related Fees	34,080	230,100
Tax Fees	48,253	12,700
All Other Fees	129,412	9,100
Total	$9,606,169	$9,251,910
Audit Fees for the years ended December 31, 2021 and 2020 were for professional services rendered for the audit of our annual financial statements, for the review of our quarterly financial statements, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate and for the provision of consents relating to our filings with the SEC.
Audit-Related Fees for the years ended December 31, 2021 and 2020 consisted primarily of professional services rendered for financial accounting and reporting consultations.
Tax Fees for the years ended December 31, 2021 and 2020 were for professional services rendered for tax compliance and tax consulting.
All Other Fees for the years ended December 31, 2021 and 2020 were for professional services rendered for certain subsidiary matters.
Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by KPMG is compatible with maintaining its independence.
Procedures for Pre-Approval of Audit and Non-Audit Services
Our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. During 2021, the Audit Committee also granted its pre-approval for specific types of tax and other non-audit services with specified fee structures that may be provided by our independent registered public accounting firm. Any engagements falling within these pre-approved outlines can be entered into, with our independent registered public accounting firm and management reporting the details of any such pre-approved engagements to the Audit Committee at its next meeting. The Audit Committee will review the

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PROPOSALS
scope of the pre-approval annually. In the event it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval at a time that does not correspond to a committee meeting, the Audit Committee has delegated authority to review and approve such services to the Audit Committee Chairman, who would report any such approvals to the full committee at its next meeting.
For the year ended December 31, 2021, the Audit Committee approved all audit and non-audit services by our independent registered public accounting firm either on an individual basis as the need arose or by way of the pre-approval process described above.

OTHER GOVERNANCE MATTERS

Shareholder Proposals for the 2023 Annual General Meeting
Shareholder proposals intended for inclusion in the proxy statement for the 2023 annual general meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act should be sent to our Corporate Secretary at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda and must be received by December 22, 2022 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2023 proxy materials. If the date of next year’s annual general meeting is moved more than 30 days before or after the anniversary date of this year’s annual general meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. If the December 22, 2022 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2023 annual general meeting of shareholders if it is received no later than March 7, 2023, although it will not be included in the proxy statement. If a shareholder’s proposal is not timely received, then the proxies designated by our Board for the 2023 annual general meeting of shareholders may vote in their discretion on any such proposal the ordinary shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2023.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice and, if applicable, the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to you if you request them by calling or writing to Investor Relations at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda (Telephone: (441) 292-3645). If you want to receive separate copies of the Notice and, if applicable, the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or phone number.

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OTHER GOVERNANCE MATTERS
Other Matters
We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.
WE WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ANY EXHIBIT TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 UPON WRITTEN REQUEST TO INVESTOR RELATIONS, C/O ENSTAR GROUP LIMITED, P.O. BOX HM 2267, WINDSOR PLACE, 3RD FLOOR, 22 QUEEN STREET, HAMILTON, HM JX, BERMUDA

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Appendix A

ENSTAR GROUP LIMITED

AMENDED AND RESTATED

2016 EQUITY INCENTIVE PLAN

Enstar Group Limited	A-1	2022 Proxy Statement

ENSTAR GROUP LIMITED
AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

SECTION 1 - PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation. The Plan is amended and restated in its entirety effective as of the Restatement Effective Date to reflect (1) the inclusion of a Joint Stock Ownership Plan as a sub-plan reflected on Schedule A and (2) an increase of 650,000 Common Shares that may be used for Awards under the Plan.

SECTION 2 - DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

(a) “Approved Retirement” shall mean termination of a Grantee’s employment (i) on or after having met the conditions for normal or early retirement established under any defined benefit pension plan maintained by the Company or a Related Corporation and in which the Grantee participates or (ii) on or after attaining such age not less than 65 and completing such period of service, as the Committee shall determine from time to time. Notwithstanding the foregoing, the term “Approved Retirement” shall not apply to any Grantee whose employment with the Company or a Related Corporation has been terminated for Cause, whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Related Corporation and in which the Grantee participates or would otherwise satisfy the criteria set forth by the Committee as noted in the preceding sentence.

(b) “Award” shall mean an ISO, Jointly-Owned Shares, NQSO, Performance Stock, PSU, SAR, Restricted Stock, RSU, Bonus Share, or Dividend Equivalents, awarded under the Plan by the Company to an Employee, a Consultant or a Non-Employee Director.

(c) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 11.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Bonus Shares” shall mean a grant of unrestricted Common Shares pursuant to Section 10(a).

(f) “Cause” shall mean (a) fraud or dishonesty that results in a material injury to the Company or any Related Corporation, (b) conviction or plea of nolo contendre of any felony or (c) any act or omission detrimental to the conduct of the business of the Company or any Related Corporation in any way.

(g) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code, and any successor thereto.

(h) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist solely of not fewer than two directors of the Company, each of whom shall be appointed by and serve at the pleasure of the Board, and each of whom are intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of Nasdaq Marketplace Rule 4200(a)(15), or any successors thereto.

(i) “Common Shares” shall mean the ordinary shares of the Company.

(j) “Company” shall mean Enstar Group Limited, a Bermuda corporation.

Enstar Group Limited	A-2	2022 Proxy Statement

(k) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(l) “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Code section 162(m).

(m) “Dividend Equivalents” shall mean the right to receive an amount equal to the regular cash dividends paid by the Company upon one Common Share which is awarded to a Grantee in accordance with Section 9(e) or Section 10(b) of the Plan.

(n) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(o) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

(1) the closing price of the Common Shares on a registered securities exchange or an over-the-counter market on the applicable date; or

(2) such other method of determining fair market value that complies with Code §§422 and 409A and that is adopted by the Committee.

(q) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(r) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422 and is designated as an ISO in the applicable Award Agreement.

(s) "Jointly-Owned Shares" shall mean an award of Common Shares granted pursuant to Section 5(b) in accordance with the JSOP.

(t) "Joint Stock Ownership Plan" or "JSOP" shall mean a subplan designed to provide tax-efficient long-term equity incentive awards to our employees, non-employee directors and consultants who are U.K. tax residents.

(u) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(v) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO (whether or not it is designated as an ISO in the applicable Award Agreement) or is not designated an ISO in the applicable Award Agreement.

(w) “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase Common Shares at a specified exercise price for a specified period of time.

(x) “Performance Goals” shall mean the goal or goals applicable to a Grantee’s Award that are deemed by the Committee to be important to the success of the Company or any of its Related Corporations. The Committee shall establish the specific measures for each applicable goal for a Performance Period in accordance with the requirements of Section 3(d) hereof. Performance Goals need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: revenues, profit, consolidated net after-tax profit, income from operations, return on assets, return on net assets, return on equity, return on capital, market price appreciation of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, cash flow, market share, revenue growth, net revenue growth, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a division, or to the Company and/or one or more

Enstar Group Limited	A-3	2022 Proxy Statement

Related Corporations and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

(y) “Performance Period” shall mean a period of at least one (1) year and not more than five (5) years, selected by the Committee during which the performance of the Company or any Related Corporation or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(z) “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on the actual achievement of Performance Goals.

(aa) “Plan” shall mean the Enstar Limited 2016 Equity Incentive Plan as set forth herein and as amended from time to time.

(bb) “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on the actual achievement of Performance Goals.

(cc) “Related Corporation” shall mean each “subsidiary corporation” of the Company, as defined in Code §424(f).

(dd) "Restatement Effective Date" shall mean the date on which the Shareholders approve the amendment and restatement of the Plan, which occurred on November 25, 2019.

(ee) “Restricted Period” shall mean the period of time during which RSUs or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Sections 8 and 9 of the Plan.

(ff) “Restricted Stock” shall mean Common Shares subject to restrictions determined by the Committee pursuant to Section 8.

(gg) “RSU” shall mean a restricted stock unit granted pursuant to Section 9.

(hh) “SAR” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Shares or in a combination thereof (such form to be determined by the Committee at or after grant, including after exercise of the SAR), determined by reference to appreciation in the value of Common Shares.

(ii) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (ii) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (iii) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee is an Employee, Consultant or Non-Employee Director of a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee.

SECTION 3 - ADMINISTRATION

(a) Power to Grant. The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Grantees shall be those Employees, Consultants and Non-Employee Directors designated by the affirmative action of the Committee to participate in the Plan. The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan and the terms and conditions of any and all Awards including, but not limited to, (i) the number of Common Shares to be covered by each Award; (ii) the time or times at which Awards shall be granted; (iii) the

Enstar Group Limited	A-4	2022 Proxy Statement

terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or NQSOs; (iv) the determination of the period of time during which restrictions on Restricted Stock or RSUs shall remain in effect; (v) the establishment and administration of any Performance Goals and Performance Periods applicable to Awards granted under the Plan; and (vi) the development and implementation of specific stock-based programs for the Company and any Related Corporation that are consistent with the intent and specific terms of the framework created by this Plan. Appropriate officers of the Company or any Related Corporation may suggest to the Committee the Employees, Consultants and Non-Employee Directors who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Grantees and for the same Grantee for each Award such Grantee may receive, whether or not granted at different times.

(b) Rules, Interpretations and Determinations. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. The Committee’s determinations under the Plan (including the determination of the Employees, Consultants and Non-Employee Directors to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements hereunder) may vary, and need not be uniform, whether or not any such Employees, Consultants and Non-Employee Directors could be deemed to be similarly situated. Except as otherwise required by the by-laws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(c) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Employees, Consultants and Non-Employee Directors of immediate tax recognition and additional taxes pursuant to such Section 409A. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award Agreement, any amount payable or shares distributable hereunder in connection with the vesting of any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Employee, Consultant and Non-Employee Director in which the Employee’s, Consultant’s or Non-Employee Director’s (as applicable) rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Employee, Consultant or Non-Employee Director or any of his beneficiaries or transferees.

(d) Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Performance Stock or PSU must qualify as “other performance based compensation” within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall (i) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Period to which the Performance Goal or Goals relate, and (ii) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

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SECTION 4 - STOCK

Subject to any adjustment required by Section 12, the maximum aggregate number of Common Shares that may be delivered under the Plan is equal to the (1) number of Common Shares previously reserved and not subject to an outstanding award under the Plan immediately prior to the Restatement Effective Date, (2) any Common Shares that are subject to an award under the Plan as of the Restatement Effective Date that expires or is cancelled, terminated, forfeited or settled in cash and would have become available for future award under the Plan and (3) 650,000 additional Common Shares (which total of (1), (2) and (3) is also the maximum aggregate number of shares that may be issued under the Plan through Options, SARs, Restricted Stock, RSUs, Performance Stock, PSUs, Bonus Shares Dividend Equivalents and Grants under the Joint Stock Ownership Plan), subject to the following limits:

(a) The aggregate number of Common Shares subject to Options granted to a Grantee during any calendar year under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares;

(b) The aggregate number of Common Shares subject to stock-settled SARs granted to a Grantee during any calendar year under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares; and

(c) The aggregate number of Common Shares subject to Performance Stock and PSUs granted to a Grantee during any calendar year under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares.

(d) The aggregate number of Common Shares subject to Bonus Shares granted to a Grantee under the Plan shall not exceed One Hundred Twenty Thousand (120,000) shares.

(e) The aggregate number of cash-settled SARs granted to a Grantee during any calendar year under the Plan shall not exceed Three Hundred Thousand (300,000) SARs.

These limits shall be subject to adjustment, as described in Section 12. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

Except as provided herein, if any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Shares, the number of Common Shares with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall not count toward the maximum number of Common Shares that may be issued under the Plan as set forth in this Section 4 and shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, or a PSU is settled for cash, (i) the Common Shares covered by the cancelled Option or SAR shall be counted against the maximum number of shares specified above for Options and SARs that may be granted to a single Grantee, and (ii) the cash-settled PSU shall be counted against the maximum number of shares specified above for PSUs and Performance Stock, in each case, that may be granted to a single Grantee. In addition, the following Common Shares shall not again become available for issuance under the Plan: (i) any and all awarded Common Shares that are withheld by the Company to satisfy any tax withholding obligation, or any previously-acquired Common Shares tendered in payment of taxes relating to any Award; (ii) Common Shares that would have been issued upon exercise of an Option but for the fact that the exercise was pursuant to a "net-exercise" arrangement, (iii) Common Shares covered by a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise; and (iv) Common Shares that are repurchased by the Company using Option exercise proceeds.

SECTION 5 - GRANTING OF AWARDS

(a) The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

(b) An Award may be made in Common Shares where the Common Shares are jointly owned by the Grantee and the Enstar Employee Benefit Trust. The Grantee’s interest in the Jointly-Owned Shares shall be as determined by the Committee and shall be subject to such terms and conditions as may be established by the Committee. The Grantee 's interest in the Jointly-Owned Shares shall be settled by the delivery of Common Shares (or, at the trustee's election, cash) having a Fair Market Value equal to the value of such interest at the time of

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vesting. Any portion of the Jointly-Owned Shares that are not delivered to the Grantee shall continue to be available for future Grants under the JSOP but shall not otherwise be available for other forms of Awards under the Plan.

SECTION 6 - TERMS AND CONDITIONS OF OPTIONS

Subject to the provisions of Section 4, Options may be granted to Grantees at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Grantee, except that ISOs may only be granted to Employees who satisfy the requirements for eligibility set forth under Code §424. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 4, the Committee shall determine the number of Options, if any, to be granted to the Grantee. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Section 7); provided, however, that grants of ISOs shall not be granted in tandem with any other Awards.

(a) Number of Shares. The Award Agreement shall state the number of Common Shares to which the Option pertains.

(b) Exercise Price. The Award Agreement shall state the exercise price (where relevant to the terms of the Award ) which shall be determined and fixed by the Committee in its discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted or the par value thereof. Except as a result of any Adjustment Event as defined in Section 12, without prior shareholder approval the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SAR nor to grant any new Options or SARS or other Awards, including cash, in substitution for or upon the cancellation of Options or SARs previously granted which shall have the effect of reducing the exercise price of any outstanding Option or SAR.

(c) Term. The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each Option shall be not more than ten years from the date of grant (with respect to an ISO, five years in the case of a more-than-ten-percent shareholder (as provided in subsection (g) below) from the date of grant of the ISO). Each Option shall be subject to earlier termination as provided in subsections (f) below.

(d) Exercise. Unless the Committee shall determine otherwise at the time of grant, one-third (1/3) of each Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided that: (i) no Option shall become exercisable earlier than one (1) year after the date of grant (other than as may be permitted in Section 6(h)), and (ii) the Committee may establish performance-based criteria for exercisability of any Option.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Committee, in its sole discretion, shall determine from the alternatives set forth in paragraphs (1) through (5) the methods by which the exercise price may be paid. To the extent an Award Agreement does not include one or more alternative, the Committee hereby specifically reserves the right to exercise its discretion to allow the Grantee to pay the exercise price using such alternative:

(1) in cash or, if permitted by the Committee, its equivalent;

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(2) in Common Shares previously acquired by the Grantee;

(3) in Common Shares newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5) in any combination of paragraphs (1), (2), (3) and (4) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Shares used to pay the exercise price.

(e) ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.
For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service. Unless otherwise determined by the Committee at the time of grant and sets forth in the Award Agreement:

(1) For Cause. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Options for Cause, any Options granted to such Grantee that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.

(2) Approved Retirement. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option by reason of Approved Retirement, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(3) Termination of Service for a Reason Other Than For Cause, Approved Retirement, Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than for Cause, Approved Retirement, death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) three months after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(4) Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

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(5) Death. Unless otherwise determined by the Committee at the time of grant and set forth in the Award Agreement, if a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (2), (3) or (4) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(g) More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a Related Corporation immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

(h) Exception to Minimum One (1) Year Vesting. A combined number of Options and SARs up to a maximum of five percent (5%) of the Common Shares available for Awards under the Plan may be granted without regard to the minimum one (1) year minimum exercisability provision in Sections 6(d)(i) and 7(b)(i).

SECTION 7 - SARS

(a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each Common Share as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Common Shares, or a combination thereof, as determined by the Committee. SARs may be granted to any Employee, Consultant or Non-Employee Director, all Employees, Consultants or Non-Employee Directors or any class of Employees, Consultants or Non-Employee Directors at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option or on a freestanding basis, not related to any other Award. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate Award Agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

(b) Exercise of SARs. Unless the Committee shall determine otherwise at the time of grant, one-third (1/3) of each SAR granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such SAR is granted; provided that: (i) no SAR shall become exercisable earlier than one (1) year after the date of grant (other than as may be permitted by Section 7(d)), and (ii) the Committee may establish performance-based criteria for exercisability of any SAR. Any exercise of an SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

(c) Other Terms. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Grantee’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 were the grant of the SARs a grant of an Option. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Award is then exercisable.

(d) Exception to Minimum One (1) Year Vesting. A combined number of Options and SARs up to a maximum of five percent (5%) of the Shares available for Awards may be granted without regard to the minimum one (1) year minimum exercisability provision in Sections 6(d)(i) and 7(b)(i).

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SECTION 8 - RESTRICTED STOCK

(a) General Requirements. The Committee, in its sole discretion, may make Awards to grantees of Restricted Stock. Any Award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Grantee to pay the Company an amount equal to the par value per share or such other amount for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time Restricted Stock is granted, the Committee shall determine whether or not the Restricted Stock is Performance Stock.

(b) Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any Common Shares or other securities of the Company received by a Grantee with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Periods pursuant to Section 17(d), provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Section 8.

(d) Lapse of Restrictions.

(1) In General. Unless the Committee shall otherwise determine at the date an Award of Restricted Stock is made to the Grantee by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 13, Common Shares shall cease to be Restricted Stock for purposes of the Plan.

(2) Termination of Service. Unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement:

(A) Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or disability, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock transferred or issued to such Grantee under the Plan.

(B) Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any Restricted Stock granted to such Grantee shall be forfeited at the time of such termination, and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.

(C) Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any other reason during the applicable vesting period, any Restricted Stock granted to such Grantee that is subject to a Restricted Period as of the date of Termination of Service shall be forfeited at the time of such termination.

(3) Performance Stock. With respect to Performance Stock, the Restricted Period shall lapse at the end of the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such Performance Stock have been achieved, as determined by the Committee. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to vesting of any

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Performance Stock, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 4(c). In no event shall the Committee have discretion to increase the extent to which the restrictions applicable to Performance Stock shall lapse beyond the extent to which the Performance Goals have been satisfied. Except as provided in Section 13 or in a Grantee’s employment agreement, and unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period, the Grantee shall forfeit all Performance Stock granted with respect to such Performance Period.

(e) Notice of Tax Election. Any Grantee making an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the United States Internal Revenue Service.

SECTION 9 - RSUs

(a) Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 13, one Common Share, cash equal to the Fair Market Value of a Common Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(b) Grant of RSUs. The Committee, in its sole discretion, may make Awards to Grantee of RSUs. Any Award made hereunder of Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time of grant, the Committee shall determine the number of RSUs subject to the Award and whether or not the RSU is a PSU. The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee; no shares of Common Stock shall be issued at the time an Award of RSUs is made, and the Company shall not be required to set aside a fund for the payment of such Award. A Grantee shall not have any right, in respect of Restricted Units awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time as Common Shares attributable to such Restricted Units have been issued to the Grantee.

(c) Vesting.

(1) In General. Unless the Committee shall otherwise determine at the date an Award of RSUs is made to the Grantee by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of RSUs on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein.

(2) Termination of Service. Unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement:

(A) Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or disability, the Restricted Period will lapse as to the entire portion of the shares of RSUs granted to such Grantee under the Plan.

(B) Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any RSUs granted to such Grantee shall be forfeited at the time of such termination, and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of RSUs for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.

(C) Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any other reason during the applicable vesting period, any RSUs granted to such Grantee that are subject to a Restricted Period as of the date of Termination of Service shall be forfeited at the time of such termination.

(3) PSUs. With respect to PSUs, the Restricted Period shall lapse at the end of the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such PSUs have been achieved, as determined by the Committee. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to vesting of any PSUs, that any applicable Performance

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Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 4. In no event shall the Committee have discretion to increase the extent to which the restrictions applicable to PSUs shall become payable beyond the extent to which the Performance Goals have been satisfied. Except as provided in Section 13 or in a Grantee’s employment agreement that is approved by the Committee, and unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period, the Grantee shall forfeit all PSUs granted with respect to such Performance Period.

(d) Payment. Upon the vesting of an RSU in accordance with subsection (c) or Section 13, payment, in Common Shares or cash (as applicable), shall be made on the vesting date, unless a different date is specified in the Award Agreement.

(e) Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents in connection with the grant of RSUs and PSUs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the payment date and vesting schedule applicable thereto and the impact of any termination of service on the Grantee’s rights with respect to such Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated RSU or PSU.

SECTION 10 - OTHER AWARDS

(a) Bonus Shares. The Committee may grant Bonus Shares under this Plan, including but not limited to awards under the Company's Annual Incentive Compensation Program. Such Bonus Shares shall be fully vested on the date made.

(b) Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents as a separate Award and not in connection with any other Award, except as otherwise specifically provided herein. Unless the Committee shall otherwise determine at the date an Award of Dividend Equivalents is made to the Grantee by the Committee, such Dividend Equivalents shall accumulate until the third anniversary of the date of grant, shall vest and be paid upon such third anniversary provided the Grantee has not incurred a Termination of Service prior to such date and shall thereafter prior to the earlier of the expiration date of such Award or the Grantee’s Termination of Service be paid to the Grantee at the same time as the corresponding cash dividends are paid to shareholders.

SECTION 11 - AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions, as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan.

SECTION 12 - ADJUSTMENT IN CASE OF CHANGES IN COMMON SHARES

The following shall be adjusted, as deemed appropriate by the Committee, to reflect any stock dividend, stock split, reverse stock split, split-up, spin-off, distribution, recapitalization, reorganization, merger, consolidation, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, share combination or reclassification, extraordinary cash dividend or similar change in the capitalization of the Company (an “Adjustment Event”):

(a) The maximum number and type of shares under the limits set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs, PSUs, RSUs and Jointly-Owned Shares (as well as the option price per share under outstanding Options, the Fair Market Value of a share on the date an outstanding SAR was granted and the share price hurdle for any Joint Ownership Agreement).

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs, RSUs and Jointly-Owned Shares (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of

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grant of a SAR) or Grants under the Joint Stock Ownership Plan, the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of Common Shares covered by the Award would have been entitled to receive in connection with such Adjustment Event. Any shares of stock (whether Common Shares, shares of stock into which shares of Common Shares are converted or for which shares of Common Shares are exchanged or shares of stock distributed with respect to Common Shares) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as otherwise provided by the Committee, be subject to the same terms and conditions (and to the same extent) as were applicable to such Awards prior to the Adjustment Event.

SECTION 13 - CHANGE IN CONTROL

(a) Full Vesting. Unless determined otherwise by the Committee and subject to the provisions of Subsection 13(d) (relating to Section 409A) and Section 14 (relating to Options, SARs, Restricted Stock, and RSUs assumed or converted by an acquirer), in the event of a Change in Control, each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each RSU then outstanding. In connection with such a Change in Control, the Committee may, in its sole discretion, provide that each Option, SAR, Restricted Stock and/or RSU shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change in Control Price. Such Settlement Payment shall be in the form of cash or other property as determined by the Committee. Notwithstanding anything in the Section to the contrary, nothing herein shall increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Performance-Based Awards. Unless determined otherwise by the Committee and subject to the provisions of Section 14, in the event of a Change in Control, (a) any outstanding Performance Stock and PSUs relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, and (b) all then-in-progress Performance Periods for Performance Stock and PSUs that are outstanding shall end, and all Grantees shall be deemed to have earned an award equal to a pro-rata portion of the Grantee’s target award opportunity for the Performance Period in question based on the portion of the Performance Period which has been completed as of the date of the Change in Control. The Company may, in its sole discretion and on such terms and conditions as it deems appropriate, pay all such Awards either (i) in Common Shares and/or (ii) as a Settlement Payment in cash or other property on the 30th day following such Change in Control, based on the Change in Control Price.

(c) Definitions.

(1) For purposes of this Plan, a “Change in Control” with respect to the Company shall mean the first to occur of any of the following events:

(A) the acquisition by any person, entity or “group” required to file a Schedule 13D or Schedule 14D-1 under the Exchange Act (excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding ordinary shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(B) the election or appointment to the Board, or resignation of or removal from the Board, of directors with the result that the individuals who as of the date hereof constituted the Board (the “Incumbent Board”) no longer constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or

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nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(C) consummation, following approval by the shareholders of the Company, of: (i) a reorganization, merger or consolidation by reason of which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly).

(2) For purposes of this Plan, “Change in Control Price” means the highest price per Common Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Shares on any of the 30 trading days immediately preceding the date on which a Change in Control occurs; provided that, with respect to any portion of any Option or SAR, the Change in Control Price shall not exceed the Fair Market Value of the Common Shares on the date that a Change in Control occurs.

(d) Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of Termination of Service or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall be deemed to be defined in the same manner as a "change in control event" is defined in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change of control event as defined under Section 409A, then such distribution or payment shall be distributed or paid at the next event, occurrence or date specified under the Plan or Award Agreement at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

SECTION 14 - ALTERNATIVE AWARDS

Notwithstanding Section 13, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, RSU, Performance Stock and/or PSU if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Grantee’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(a) be based on stock that is traded on an established securities market;

(b) provide such Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules;

(c) have substantially equivalent value to such Award (determined at the time of the Change in Control); and

(d) have terms and conditions which provide that in the event that the Grantee’s employment is involuntarily terminated for any reason other than for Cause, all of such Grantee’s Awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the fair market value of such stock on the date of the Grantee’s termination (with respect to any Restricted Stock, and/or RSUs), (ii) the excess of the fair market value of such stock on the date of the Grantee’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Grantee’s target award opportunity for the Performance Period in question (with respect to any performance-based Awards).

Enstar Group Limited	A-14	2022 Proxy Statement

SECTION 15 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may at any time and from time to time amend, modify or suspend the Plan, in whole or in part, without notice to or consent of any Employee, Consultant or Non-Employee Director, provided, however, that the following amendments shall require the approval of shareholders:

(1) a change in the class or classes of employees eligible to participate in the Plan with respect to ISOs;

(2) except as permitted under Section 12, an increase in the maximum aggregate number of Common Shares with respect to which ISOs may be granted under the Plan;

(3) modification of the material terms of a “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and
(4) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Shares are listed or traded.

Subject to the provisions of the Plan, the Committee may amend an outstanding Award in any respect whatsoever and at any time, in whole or in part, without notice to or consent of any Grantee.

No amendment, modification or termination of the Plan or any Award shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Grantee , provided, however, that (i) any change pursuant to, and in accordance with the requirements of, Section 14; (ii) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or (iii) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

SECTION 16 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS
The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No Awards shall be granted hereunder after the 10th anniversary of the Restatement Effective Date. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 17 - MISCELLANEOUS

(a) Effective Date. This Plan shall become effective on the date the shareholders of the Company approve the Plan.

(b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement and this Plan. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).

(c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or

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proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Bermuda law.

(d) Transferability; Registration. No ISO, Jointly-Owned Shares, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs. If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(e) Beneficiary Designation. Each Grantee may designate the person(s) or entities as the beneficiary(ies) to whom the Grantee’s Award may (subject to the provisions of the Plan) be paid in the event of the Grantee’s death prior to the payment of such Award to him or her. Each beneficiary designation shall be substantially in the form determined by the Committee and shall be effective only when filed with the Committee during the Grantee’s lifetime. Any beneficiary designation may be changed by a Grantee without the consent of any previously designated beneficiary or any other person or entity, unless otherwise required by law, by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed. If any Grantee fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Grantee predeceases the Grantee, the Committee may direct such Grantee’s Award to be paid to the Grantee’s surviving spouse or, if the Grantee has no surviving spouse, then to the Grantee’s estate.

(f) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Common Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of Common Shares thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Jointly-Owned Shares, Restricted Stock, RSU or Bonus Shares may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(g) Withholding and Use of Shares to Satisfy Tax Obligations. The Company and any Related Corporation shall have the right and power to deduct from all payments or distributions hereunder, or require a Grantee to remit to the Company promptly upon notification of the amount due, an amount (which may include Common Shares) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Shares until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Grantee to elect, subject to such conditions as the Committee shall impose, (a) to have Common Shares otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

(h) Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so

Enstar Group Limited	A-16	2022 Proxy Statement

granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

(i) Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Shares received in payment for shares shall become treasury stock.

(j) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(k) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Bermuda (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(l) Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(m) No Guarantee of Participation. Except to the extent expressly selected by the Committee to be a Grantee, no person (whether or not an Employee, Consultant, Non-Employee Director or a Grantee) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.

(n) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any Related Corporation under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(o) Requirements of Law. The granting of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(p) No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Employee’s right under any such plan, policy or program.

(q) No Constraint on Corporate Action. Except as provided in Section 15, nothing contained in this Plan shall be construed to prevent the Company or any Related Corporation, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No Employee, beneficiary, or other person, shall have any claim against the Company, or any Related Corporation, as a result of any such action.

(r) Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of Termination of Service or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall be deemed to be defined in the same manner as a "change in control event" is defined in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change of control event as defined under Section 409A, then such distribution or payment shall be distributed or paid at the

Enstar Group Limited	A-17	2022 Proxy Statement

next event, occurrence or date specified under the Plan or Award Agreement at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

Enstar Group Limited	A-18	2022 Proxy Statement

SCHEDULE A

JOINT-STOCK OWNERSHIP PLAN SUB-PLAN

SECTION 1 - DEFINITIONS AND INTERPRETATION

In this Schedule and any Joint Ownership Agreement (as defined below), Plan refers to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan, and unless otherwise stated, words and expressions defined in the Plan shall have the same meaning when used in this Schedule.

For the purposes of this Schedule and the Joint Ownership Agreement, Section 2 (Definitions) shall be extended to include the following:

(a)    “Eligible Individual” shall mean an Employee, Consultant or Non-Employee Director selected by the Committee to receive an Invitation.

(b)    “Enstar Employee Benefit Trust” shall mean that certain trust entered into between the Company and a trustee selected by the Company pursuant to the deed of trust.

(c)    “Grant” shall mean the acquisition of an Interest in Common Shares pursuant to the rules of the Plan and subject to the terms of a Joint Ownership Agreement.

(d)    “Grant Date” shall mean the date on which the Employee, Consultant or Non-Employee Director executes the Joint Ownership Agreement.

(e)    “Interest” shall mean a joint interest in Common Shares in the capital of the Company acquired by a Grantee pursuant to a Joint Ownership Agreement.

(f)    “Invitation” shall mean an invitation from the Committee to an Eligible Individual to acquire an Interest given pursuant to Section 3 paragraph (a).

(g)    “Joint Ownership Agreement” shall mean an agreement made between the Company, the Grantee and the Trustee.

(h)    “Trustee” shall mean the trustee or trustees for the time being of the Enstar Employee Benefit Trust.

(i)    “Vest” shall mean in this Plan and in any related Joint Ownership Agreement, the date on which the Grantee becomes entitled to call for the sale of their Interest and “Vests”, “Vesting” and “Vested” shall be construed accordingly.

SECTION 2 - GRANTING OF AWARDS

The Committee may, on behalf of the Company, make to Eligible Individuals such Grants as it, in its sole discretion, determines are warranted. More than one Grant may be made to an Eligible Individual under this Schedule.

SECTION 3 - TERMS AND CONDITIONS OF AWARDS

(a)    Participation.

Subject to the provisions of Section 4 of the Plan, the Committee may, at any time, invite one or more Eligible Individuals, together with the Trustee, to acquire an Interest by subscribing jointly for a given number of Common Shares on, and subject to the terms of a Joint Ownership Agreement.

(b)    Acquisition of an Interest in Common Shares.

Where an Eligible Individual receives an Invitation:

Enstar Group Limited	A-19	2022 Proxy Statement

(i)    they may accept the Invitation (and acquire an Interest) by executing a Joint Ownership Agreement;
(ii)    until they have accepted an Invitation pursuant to Section 3(b)(i) of this Schedule and the Committee has approved this, they shall have no rights to an Interest nor any rights under this Schedule; and

(iii)    to the extent that a valuation of any Interest in the Common Shares is to be agreed for tax purposes with HM Revenue & Customs in connection with the provisions of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) or otherwise, the conduct of such valuation shall be undertaken by the Company.

(c) Conditions.

(i)    The Grantee and the Company or Related Corporation (as relevant) shall, on the Grant Date and as a condition of the Grant being made, enter into a joint election in respect of any Grant in accordance with section 431 of ITEPA to disapply in full the restricted securities legislation contained in Chapter 2 of Part 7 of ITEPA.

(ii)    Every Grant shall be personal to the Grantee to whom it is granted and shall not be assigned, transferred or charged in any way (except as provided in any Joint Ownership Agreement or this Schedule).

(d) Cessation of Employment or Office.

(i)    If a Grantee ceases to hold office or employment with the Company or a Related Corporation, a certificate issued by the Company as to the reason why the Grantee ceased to be a director, officer or employee shall be conclusive.

(ii)    For the purposes of this Section 3(d), no person shall be treated as ceasing to hold an office or employment with the Company or a Related Corporation until that person no longer holds an office or employment with the Company or a Related Corporation.

(iii)    For the purposes of this Section 3(d), if the Committee so determines, a Grantee will not be treated as ceasing to hold an office or employment with the Company or a Related Corporation if such Grantee is on an extended leave of absence, until the earlier of the date on which they notify their employer of their intention not to return or the date on which they cease to have any statutory or contractual rights to return to work.
(e) Tax liability.

Each Grantee shall be responsible for, and indemnifies the Company and the Trustee against, all relevant taxes relating to their Award. The Company, or a Related Corporation, and/or the Trustee may withhold an amount equal to such relevant tax from any amounts due to the Grantee (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such relevant taxes including, without limitation, the sale of sufficient Common Shares acquired pursuant to the Grant to realise an amount equal to the relevant taxes (and the payment of that amount to the relevant authorities in satisfaction of the relevant taxes).

SECTION 4 - JOINT OWNERSHIP AGREEMENT

Grants made under this Schedule shall be evidenced by the Joint Ownership Agreement in such form as the Committee shall from time to time approve, and containing such provisions, as the Committee shall deem advisable that are not inconsistent with the provisions of this Schedule. The Joint Ownership Agreement shall, amongst other matters, set out:

(i)    the Vesting schedule and performance and other conditions for the Grant and the period during which the Grantee may serve notice on the Trustee requesting the Trustee to sell the Grantee's Interest; and

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(ii)    the treatment of any Grant if the Grantee's employment, engagement or service with the Company and any Related Corporation terminates.

SECTION 5 - CHANGE IN CONTROL

Unless the Committee otherwise determines, Vesting of a Grant shall accelerate on a Change in Control so that the Grant is fully Vested as a result of such event and the Grantee may serve notice on the Trustee to accept the offer or other event with respect to the Grantee's Interest, unless the Trustee, in its discretion, decides to exchange the Common Shares subject to the Grant for the stock consideration payable to the Company's shareholders. Any stock consideration shall be held subject to the terms of the Grant as if the Change in Control event had not occurred. In the Committee's discretion, a Joint Ownership Agreement may require the satisfaction of performance conditions for accelerated vesting of a Grant to occur following a Change in Control.

SECTION 6 - ENSTAR EMPLOYEE BENEFIT TRUST AND TERMINATION THEREOF

Any Shares contributed to the Enstar Employee Benefit Trust may be used only for Grants of Jointly-Owned Shares and no other Awards. The Company in its discretion may terminate the Enstar Employee Benefit Trust, and upon such termination any Common Shares remaining in the Enstar Employee Benefit Trust shall revert to the Company. Upon termination of the Enstar Employee Benefit Trust, any Shares that revert to the Company shall no longer be available for Awards or Grants under the Plan and shall no longer be included in the number of available Shares determined under Section 4 of the Plan.

Enstar Group Limited	A-21	2022 Proxy Statement

AMENDMENT NO. 1 TO THE
ENSTAR GROUP LIMITED
AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

The Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below, effective as of the date of adoption of this Amendment by the Board of Directors (the “Board”) of Enstar Group Limited (the “Company”), subject to the approval of this Amendment by the shareholders of the Company, as provided below.

1.Section 1. Section 1 of the Plan is hereby amended to add the following clause (3):

“and (3) a further increase of 400,000 Common Shares that may be used for Awards under the Plan.”

2.Section 4. Section 4 of the Plan is hereby amended to add the following clause (4):

“and (4) 400,000 additional Common Shares”

and the parenthetical at the end of existing clause (3) shall now appear after new clause (4) and be amended and restated as follows:

“(which total of (1), (2), (3) and (4) is also the maximum aggregate number of shares that may be issued under the Plan through Options, SARs, Restricted Stock, RSUs, Performance Stock, PSUs, Bonus Shares, Dividend Equivalents and Grants under the Joint Stock Ownership Plan)”

3.The Plan shall otherwise be unchanged by this Amendment.

4.This Amendment is adopted subject to approval by the shareholders of the Company at the Company’s 2022 Annual General Meeting of Shareholders on June 1, 2022 (the “Annual General Meeting”). If the shareholders fail to approve this Amendment at the Annual General Meeting, the Plan shall continue in existence in accordance with its terms.

Enstar Group Limited	A-22	2022 Proxy Statement

ENSTAR GROUP LIMITED P.O. BOX HM 2267 WINDSOR PLACE, 3RD FLOOR 22 QUEEN STREET, HAMILTON HM JX, BERMUDA
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 29, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/ESGR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 31, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 29, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENSTAR GROUP LIMITED

The Board of Directors recommends you vote FOR Proposal No. 1.					For	Against	Abstain

1.	Approval of an amendment to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan.				☐	☐	☐

The Board of Directors recommends you vote FOR the nominees for directors.
2.	Election of Directors: To elect four Class 1 Directors and four Class III Directors nominated by our Board to hold office until 2023.
	Nominees:	For	Against	Abstain

	2a. Sharon A. Beesley	☐	☐	☐

	2b. Robert Campbell	☐	☐	☐

	2c. Susan L. Cross	☐	☐	☐

	2d. Hans-Peter Gerhardt	☐	☐	☐

	2e. Orla Gregory	☐	☐	☐

	2d. Paul O'Shea	☐	☐	☐

	2d. Dominic Silvester	☐	☐	☐

	2d. Poul Winslow	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals No. 3 and 4					For	Against	Abstain

3.	Advisory vote to approve executive compensation.				☐	☐	☐

4.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 and to authorize the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm.
					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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ENSTAR GROUP LIMITED Annual General Meeting of Shareholders June 1, 2022 This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dominic F. Silvester and Paul J. O'Shea, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ENSTAR GROUP LIMITED that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM, ADT on June 1, 2022 held live via webcast at www.virtualshareholdermeeting.com/ESGR2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side